As filed with the U.S. Securities and Exchange Commission on February 28, 2019

Registration No. 333-222809

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Post-Effective Amendment No. 1 to

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOLARWINDOW TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	3674	59-3509694
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code number)	(I.R.S. Employer Identification No.)

9375 East Shea Blvd., Suite 107-B Scottsdale, Arizona 85260 (800) 213-0689	Corporate Creations Network, Inc. 3260 N. Hayden Road, #210 Scottsdale, Arizona 85251 (480) 993-2162
(Address and telephone number of principal executive offices)	(Name, address and telephone number of agent for service)

Copy to:

Joseph Sierchio, Esq.

Satterlee Stephens LLP

230 Park Avenue

Suite 1130

New York, New York 10169

Telephone: (212) 818-9200

Facsimile: (212) 818-9606

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933 Act, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.

This filing constitutes a Post-Effective Amendment to the Registration Statement on Form S-1, File No. 333-222809, (the “Prior Registration Statement”), which was declared effective on May 11, 2018. The Post-Effective Amendment to the Prior Registration Statement shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No.1 to Form S-1 (this "Post-Effective Amendment") is being filed pursuant to Section 10(a)(3) of the Securities Act to update our registration statement on Form S-1 (Registration No. 333-222809) (the "Registration Statement"), which was previously declared effective by the Securities and Exchange Commission on May 11, 2018 to (i) include the consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K, for the fiscal year ended August 31, 2018, (ii) update certain other information in the Registration Statement and to withdraw from registration 1,000,000 shares registered for resale (none of which have been sold) on behalf of one selling stockholder. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

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  PROSPECTUS

SUBJECT TO COMPLETION, DATED February 28, 2019

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sales is not permitted.

PROSPECTUS 1,790,700 SHARES OF COMMON STOCK

This prospectus relates to the resale by certain of our stockholders named in the section of this prospectus titled “Selling Stockholders” (collectively, the “Selling Stockholders”) of up to 1,790,700 shares (collectively, the “Shares”) of our common stock, par value $0.001. The Shares being offered under this prospectus are comprised of:

(a)

969,100 shares of common stock that were purchased by the Selling Stockholders in transactions with us or with our affiliates pursuant to exemptions from the registration requirements of the Securities Act;

(b)

821,600 shares of common stock issuable upon exercise outstanding Series S Warrants allowing the holders to purchase shares of common stock at an exercise price of $3.42 per share through September 29, 2022.

Although we will pay substantially all the expenses incident to the registration of the Shares, we will not receive any proceeds from the sales by the Selling Stockholders. We may however receive proceeds, if any, from the exercise of warrants. The Selling Stockholders and any underwriter, broker-dealer or agent that participates in the sale of the Shares or interests therein may be deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act. If the Selling Stockholders is determined to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act it will be subject to the prospectus delivery requirements of the Securities Act.

Our common stock is presently quoted for trading under the symbol “WNDW” on the OTC Markets Group Inc. Pink Sheets (the “OTCPINK”). On February 27, 2019 the closing price of the common stock, as reported on the OTCPINK was $2.16 per share. The Selling Stockholders has advised us that it will sell the shares of common stock registered hereunder from time to time in the open market, on the OTCPINK, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

The purchase of the Shares offered through this prospectus involves a high degree of risk. Please refer to “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2019

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You should rely only on the information contained in this prospectus or any related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus or incorporated by reference herein is accurate only on the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

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PROSPECTUS SUMMARY

This summary highlights certain information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before investing in the securities offered pursuant to this prospectus. You should read the entire prospectus carefully, including the “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes, before making an investment decision.

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our,” “Company,” “our Company,” and “SolarWindow” refer to SolarWindow Technologies, Inc., a Nevada corporation, and its consolidated subsidiaries.

Our Company

We were incorporated in the State of Nevada on May 5, 1998, under the name “Octillion Corp.” On December 2, 2008, we amended our Articles of Incorporation to effect a change of name to New Energy Technologies, Inc. Effective as of March 9, 2015, we amended our Articles of Incorporation to change our name to SolarWindow Technologies, Inc.

We are exclusively focused on the commercialization, continued development and refinement of, and the marketing of our SolarWindow™ technology including, but not limited to, the development and design of, and the bringing to market of, products derived from our SolarWindow™ technology.

At the time of this filing, our proprietary patent-pending SolarWindow™ see-through (“transparent”) electricity-generating coatings are the subject of over ninety (90) U.S. and international patent and trademark filings.

Our SolarWindow™ technology provides the ability to harvest light energy from the sun and artificial sources and generate electricity from a transparent, coating of organic photovoltaic (“OPV”) solar cells, applied to glass and plastics, thereby creating a “photovoltaic” effect. Photovoltaics are best known as a method for generating electric power by using solar cells to convert energy from the sun into a flow of electrons. Typically, conventional PV power is generated by making use of solar modules composed of a number of cells containing PV and electricity-conducting materials. These materials are usually opaque (i.e., not see-through) and only effectively generate electricity with sun light, Our researchers have replaced these materials with compounds that allow our SolarWindow™ technology to remain see-through or “transparent,” while generating electricity when exposed to either sun or artificial light.

We have achieved numerous important milestones and overcome major technical challenges in the development of our SolarWindow™ technology, including the ability to generate electricity on glass while remaining transparent. In early 2017, our SolarWindow™ transparent electricity-generating coatings on glass were successfully processed through the rigorous autoclave system for window glass lamination at a commercial window fabricator. Layered with SolarWindow™ electricity-generating liquid coatings, glass modules were subjected to the extremely high heat and pressure of autoclave equipment located at the fabricator’s facility. Despite the SolarWindow™ modules being subjected to the harsh pressure and temperature conditions, subsequent performance testing confirmed that the modules continued to produce power. This validated that our materials could be used in a fully industrialized window autoclave manufacturing process.

Additionally, we have scaled-up our technology from a single solar cell – only one-quarter the size of a grain of rice – to a working array of solar cells which form a one-foot by one-foot working prototype – our largest-ever SolarWindow™.

To advance the technical development and commercialization of our SolarWindow™ products, we are actively seeking technology and product licensing and joint venture arrangements with additional research institutions, commercial partners, and organizations with established technical competencies, market reach, and mature distribution networks in the solar PV, building-integrated PV, and alternative and renewable energy market industries.

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Corporate Information

Our corporate headquarters is located at 9375 East Shea Blvd., Suite 107-B, Scottsdale, Arizona 85260. Our telephone number is (800) 213-0689; our fax number is (240) 554-2316. Our website is www.solarwindow.com. Information contained on our web site (or any other website) does not constitute part of this prospectus.

Risk Factors

Our business operations are subject to numerous risks, including the risk of delays in or discontinuation of our research and product development due to lack of financing, inability to obtain necessary regulatory approvals to market the products, unforeseen safety issues relating to the products and dependence on third party collaborators to conduct research and development of the products. Because we are an early stage company with a limited history of operations, we are also subject to many risks associated with early-stage companies. For a more detailed discussion of some of the risks you should consider, you are urged to carefully review and consider the section entitled “Risk Factors” beginning on page 9 of this prospectus.

THE OFFERING

Securities Being Registered:	Up to 1,790,700 shares of common stock, comprised of:

(a) 969,100 shares of common stock that were purchased by the Selling Stockholders in transactions with us or with our affiliates pursuant to exemptions from the registration requirements of the Securities Act;

(b) 821,600 shares of common stock issuable upon exercise outstanding Series S Warrants allowing the holders to purchase shares of common stock at an exercise price of $3.42 per share through September 29, 2022.

Offering Price:	The Selling Stockholders will determine at what price it may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.

Selling Stockholders:

The Selling Stockholders are existing stockholders who purchased or otherwise acquired shares, or warrants to purchase shares, of our common stock from us in private transactions pursuant to exemptions from the registration requirements of the Securities Act. Please refer to the section titled “Selling Stockholders” of this prospectus.

Shares Outstanding Prior to Completion of the Offering:	As of the date of this prospectus there were 52,959,323 shares of our common stock issued and outstanding.

Shares Outstanding upon Closing of the Offering:

Assuming all shares registered for resale are sold, including the maximum number of shares issued upon exercise of the Series S Warrants, upon closing of this offering there will be 53,780,923 shares issued and outstanding (without giving effect to the exercise of any outstanding options or warrants).

Authorized Capital Stock:

Our authorized capital stock consists of stock of 300,000,000 shares of common stock, each with a par value of $0.001, and 1,000,000 shares of preferred stock, each with a par value of $0.10. No preferred shares were issued and outstanding.

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OTCPINK Symbol:	WNDW

Transfer Agent:	Worldwide Stock Transfer, LLC, One University Plaza, Suite 505, Hackensack, NJ 07601.

Risk Factors:

Our business operations are subject to numerous risks, including the risk of delays in or discontinuation of our research and product development due to lack of financing, inability to obtain necessary regulatory approvals to market the products, unforeseen safety issues relating to the products and dependence on third party collaborators to conduct research and development of the products. Because we are an early stage company with a limited history of operations, we are also subject to many risks associated with early-stage companies. For a more detailed discussion of some of the risks you should consider, you are urged to carefully review and consider the section titled “Risk Factors” of this prospectus.

Use of Proceeds:	Although we will pay substantially all the expenses incident to the registration of the Shares, we will not receive any proceeds from the sales by the Selling Stockholders.

Duration of Offering:

Pursuant to the terms of applicable registration rights agreements between us and the Selling Stockholders (the “Registration Rights Agreement”) we agreed to register for resale all of the shares issued to such selling stockholders, including shares issuable upon exercise of warrants purchased by them from us in offerings exempt from the registration requirements of the Securities Act, and to keep the registration statements, of which this prospectus is a part of, until the earlier of: (a) the date such Selling Stockholders securities have been sold in accordance with this prospectus; (b) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information requirements pursuant to Rule 144, as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to our transfer agent as reasonably determined by us, upon the advice of our counsel; or (c) such securities have otherwise been disposed of by the investor pursuant to an applicable exemption from the registration requirements of the Securities Act.

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Selected Financial Data

The following tables set forth a summary of certain selected consolidated financial data for the three months ended November 30, 2018 and 2017 and for the fiscal years ended August 31, 2018, 2017 and 2016. This information is derived from our consolidated financial statements. Historical results are not necessarily indicative of the results that may be expected for any future period. The consolidated financial data below should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes included elsewhere in this prospectus.

Statements of Operations Data	For the Three Months Ended November 30, 2018 Unaudited	For the Three Months Ended November 30, 2017 Unaudited

Revenue	$-	$-
Loss from operations	$(894,759)	$(2,259,990)
Net loss	$(1,686,916)	$(2,699,153)
Basic and diluted net loss per share	$(0.03)	$(0.08)
Weighted average shares outstanding used in basic and diluted net loss per share calculation	52,887,931	35,373,077

Statements of Operations Data	For the Year Ended August 31, 2018	For the Year Ended August 31, 2017	For the Year Ended August 31, 2016

Revenue	$-	$-	$-
Loss from operations	$(5,553,583)	$(3,729,795)	$(3,141,365)
Net loss	$(6,854,547)	$(5,353,425)	$(4,637,313)
Basic and diluted net loss per share	$(0.19)	$(0.17)	$(0.17)
Weighted average shares outstanding used in basic and diluted net loss per share calculation	36,020,453	31,299,979	27,295,540

Balance Sheet Data	As of November 30, 2018 (Unaudited)	As of August 31, 2018	As of August 31, 2017

Cash and cash equivalents	$19,961,808	$696,826	$670,853
Working capital	$20,026,930	$796,004	$548,571
Total assets	$20,235,239	$929,234	$831,708
Total liabilities	$160,828	$4,553,641	$4,463,184
Total Stockholders’ equity (deficit)	$(20,074,411)	$(3,624,407)	$(3,631,476)

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before purchasing any of the securities offered hereunder. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading price of our common stock could decline, and you may lose all or part of your investment. You should acquire the securities offered hereunder only if you can afford to lose your entire investment. You should also refer to the other information contained in this prospectus, including our financial statements and the notes to those statements, and the information set forth under the caption “Forward Looking Statements.” The risks described below and contained in our other periodic reports are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Risks Related To Our Business

We have experienced significant losses, have not generated any revenues and expect losses to continue for the foreseeable future.

We have not generated any revenue since inception and do not expect to generate any substantial amounts of revenue for the foreseeable future. We had a net loss of $6,854,547, $5,353,425 and $4,637,313 for our fiscal years ended August 31, 2018, 2017 and 2016, respectively, and we have incurred a cumulative deficit of $45,884,299 from inception (May 5, 1998) through August 31, 2018.

The sale by our stockholders of restricted shares, either pursuant to a resale prospectus or Rule 144, may adversely affect our ability to raise the funds we will require to effectuate our business plan.

As of the date of this prospectus, we had 52,959,323 shares issued and outstanding, of which 31,358,872 are deemed “restricted” or “control” securities within the meaning of Rule 144, as promulgated under the Securities Act (“Rule 144”). The possibility that substantial amounts of our common stock may be sold into the public market, either under Rule 144, or pursuant to a resale registration statement, may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities because of the perception that future stock sales could decrease our stock price and because of the availability of resale shares to those interested in investing in our common stock.

We will require additional financing in the future to expand operations into advanced stages of product development and fabrication, and failure to obtain such financing would have a material adverse effect on our business, operating results, financial condition and prospects.

We are currently in the advanced stages of our research and early stages of product development and have come to the point where larger, faster, and more precise equipment is necessary for development to continue and to be able to come to market with a commercially viable product. On November 26, 2018, the Company completed a self-directed offering of equity securities resulting in proceeds of $19,800,000. Based on management’s assessment, the Company had sufficient cash to meet its funding requirements through December of 2021, and possibly beyond to meet product development and fabrication goals.

We have experienced and continue to experience negative cash flows from operations. We expect that we will need to raise substantial additional capital to accomplish our business plan over the next several years. We expect to seek additional funding through private equity or convertible debt. If adequate funds are not available on reasonable terms, or at all, it would result in a material adverse effect our business, operating results, financial condition and prospects. In particular, the Company may be required to delay; reduce the scope of or terminate its research and development programs; sell rights to its SolarWindow™ technology and/or MotionPower™ technology, or other technologies or products based upon these technologies; or license the rights to these technologies or products on terms that are less favorable to us than might otherwise be available.

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If adequate funds are not available on reasonable terms or at all, it would result in a material adverse effect on our business, operating results, financial condition and prospects. In particular, we may be required to delay, reduce the scope of or terminate one or more of our research programs, sell rights to our SolarWindow™ technology or other technologies or products based upon such technologies, or license the rights to such technologies or products on terms that are less favorable to us than might otherwise be available. If we raise additional funds by issuing equity or debt securities, further dilution to stockholders may result and new investors could have rights superior to existing stockholders.

Even if financing is available to us, because we cannot currently estimate the amount of funds or time required to commercialize our technologies, we may secure less funding than is actually required to effectuate our business plan.

We are currently in the advanced stages of our research and early stages of product development and have come to the point where larger, faster, and more precise equipment is necessary for development to continue and to be able to come to market with a commercially viable product; however, we cannot accurately predict the amount of funding or the time required to successfully commercialize the SolarWindow™ technology. The actual cost and time required to commercialize these technologies may vary significantly depending on, among other things, the results of our research and product development efforts; the cost of developing, acquiring, or licensing various enabling technologies, changes in the focus and direction of our research and product development programs; competitive and technological advances; the cost of filing, prosecuting, defending and enforcing claims with respect to patents; the regulatory approval process; process manufacturing; marketing and other costs associated with commercialization of these technologies. Because of this uncertainty, even if financing is available to us, we may secure insufficient funding to effectuate our business plan.

Due to the fact that all but one of our five directors conduct outside business activities and are not our employees, attention and efforts will not be focused solely on our business activities which may hinder our achieving our business objectives.

Currently we have five directors, only one of whom is an employee. Mr. John A. Conklin, our President and Chief Executive Officer, does and will continue to provide his full time efforts to our business activities. While our other four directors intend to devote as much time as necessary to the success and development of SolarWindow™ technology, currently each has other business interests or employment obligations requiring their time and attention. While each has generally agreed to provide such time and attention to our business activities as may be reasonably required, and have done so to date, there can be no assurance that their priorities will not shift in the future and that the amount of time that each devotes to our activities will be sufficient for us to meet our business objectives. In the event that their outside interests begin to take precedence over their positions in SolarWindow Technologies, Inc., our business will suffer and we may not achieve our goal of achieving profitability through the commercialization of SolarWindow. In this event, if effective corrective action is not taken, investors could lose all or part of their investment.

The success of our research and development activities is uncertain. If such efforts are not successful, we will be unable to generate revenues from our operations and we may have to cease doing business.

Commercialization of the SolarWindow™ technology will require significant further research, development and testing as we must ascertain whether the SolarWindow™ technology can form the basis for a commercially viable technology or product. If our research and development fails to prove the commercial viability of the SolarWindow™ technology, we may need to abandon our business model and/or cease doing business, in which case our shares may have no value and you may lose your investment. We anticipate we will remain engaged in technology and product development through at least June 2020.

The development of the SolarWindow™ technology is subject to the risks of failure inherent to the development of any novel technology.

Ultimately, the development and commercialization of the SolarWindow™ technology is subject to a number of risks that are particular to the development and commercialization of any novel technology. These risks include, but are not limited to, the following:

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•	our research and development efforts may not produce a commercially viable product;

•	we may fail to maintain license rights to the SolarWindow™ technology (or any of its derivatives);

•	we may fail to develop, acquire, market, or license various enabling technologies that may be integral to the commercialization of the SolarWindow™ (or any of its derivatives);

•	we may fail to integrate or market our process into an industrial setting for the manufacturing of SolarWindow™ Products;

•	the SolarWindow™ technology (or any of its derivatives) may ultimately prove to be ineffective, unsafe or otherwise fail to receive necessary regulatory approvals;

•	the SolarWindow™ technology (or any of its derivatives), even if safe and effective, may be difficult to manufacture on a large scale or be uneconomical to market;

•	our marketing license or proprietary rights to products derived from the SolarWindow™ technology may not be sufficient to protect our products from competitors;

•	the proprietary rights of third parties may preclude us or our collaborators from making, using or marketing products utilizing the SolarWindow™ technology; or,

•	third parties may market superior, more effective, or less expensive technologies or products having comparable performance and appearance characteristics to the SolarWindow™ coatings (or any of its derivatives).

If we ultimately do not obtain the necessary regulatory approvals for the commercialization of the SolarWindow™ technology, we will not achieve profitable operations and your investment may be lost.

In order to commercialize the SolarWindow™ technology, we may need to obtain regulatory approval from various local, state, federal or international agencies. At this time, we do not have a product to submit for regulatory approval. The process for obtaining such regulatory approvals may be time consuming and costly, and there is no guaranty that we will be able to obtain such approvals. The failure to obtain any necessary regulatory approvals could delay or prevent us from achieving revenue or profitability, which could result in the partial or total loss of your investment.

Our ability to operate profitably is directly related to our ability to develop, protect and perfect rights in and to our proprietary technology.

We rely on a combination of trademark, trade secret, nondisclosure, know-how, copyright and patent law to protect our SolarWindow™ technology, which may afford only limited protection.

We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity, scope or enforceability of our proprietary rights. Any such claims could be time consuming, result in costly litigation, or force us to enter into royalty or license agreements rather than dispute the merits of such claims, requiring us to pay royalties and/or license fees to third parties. There is always a risk that patents, if issued, may be subsequently invalidated, either in whole or in part and this could diminish or extinguish protection for any technology we may license or may adversely affect our ability to fully commercialize our technologies.

We generally require our subsidiaries and our employees, consultants, advisors and collaborators to execute appropriate agreements with us, regarding the confidential information developed or made known to such persons during the course of their engagement by us. These agreements provide that any proprietary technologies developed during such engagement are owned by us and that confidential information pertaining to such technologies will be kept confidential and not disclosed to third parties except in specific circumstances. These agreements also provide for the assignment to us by any such person of any patents issued with respect to any such technologies. If these provisions are breached, we may not be able to fully perfect our rights to the technologies in question, and in some instances, we may not have an appropriate remedy available for the damages that we may incur as a result of any such breach.

Our proprietary rights may not adequately protect our technologies and products.

Our commercial success will depend, in part, on our ability to obtain patents and/or regulatory exclusivity and maintain adequate protection for our technologies and products in the United States and other countries. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary technologies and products are covered by valid and enforceable patents or are effectively maintained as trade secrets.

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We intend to apply for additional patents for our SolarWindow™ technologies and products, as we deem appropriate. We may, however, fail to apply for patents on important technologies or products in a timely fashion, if at all. Our existing patents and any future patents we obtain may not be sufficiently broad to prevent others from practicing our technologies or from developing competing products and technologies. In addition, the patent positions of alternative energy technology companies are highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. As a result, the validity and enforceability of our patents cannot be predicted with certainty. In addition, we cannot guarantee that:

•	we were the first to make the inventions covered by each of our issued patents and pending patent applications;

•	we were the first to file patent applications for these inventions;

•	others will not independently develop similar or alternative technologies or duplicate any of our technologies;

•	any of our pending patent applications will result in issued patents;

•	any of our patents will be valid or enforceable;

•	any patents issued to us will provide us with any competitive advantages, or will not be challenged by third parties; and

•	we will develop additional proprietary technologies that are patentable, or the patents of others will not have an adverse effect on our business.

The actual protection afforded by a patent varies on a product-by-product basis, from country to country and depends on many factors, including the type of patent, the scope of its coverage, the availability of regulatory related extensions, the availability of legal remedies in a particular country and the validity and enforceability of the patents. Our ability to maintain and solidify our proprietary position for our products will depend on our success in obtaining effective claims and enforcing those claims once granted. Our issued patents and those that may be issued in the future, or those licensed to us, may be challenged, invalidated, unenforceable or circumvented, and the rights granted under any issued patents may not provide us with proprietary protection or competitive advantages against competitors with similar products. We also rely on trade secrets to protect some of our technology, especially where it is believed that patent protection is inappropriate or unobtainable. However, trade secrets are difficult to maintain. While we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors or scientific and other advisors may unintentionally or willfully disclose our proprietary information to competitors. Enforcement of claims that a third party has illegally obtained and is using trade secrets is expensive, time consuming and uncertain. In addition, non-U.S. courts are sometimes less willing than U.S. courts to protect trade secrets. If our competitors independently develop equivalent knowledge, methods and know-how, we would not be able to assert our trade secrets against them and our business could be harmed.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on all of our products in every jurisdiction would be prohibitively expensive. Competitors may use our technologies, to develop their own products, in jurisdictions where we have not obtained patent protection. These products may compete with our products, and may not be covered by any patent claims or other intellectual property rights in the United States or abroad.

The laws of some non-U.S. countries do not protect intellectual property rights to the same extent as the laws of the United States, and many companies have encountered significant problems in protecting and defending such rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

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If we fail to protect our intellectual property rights, our competitors may take advantage of our ideas and compete directly against us.

Our success will depend, to a significant degree, on our ability to secure and protect intellectual property rights and enforce patent and trademark protections relating to our technology. While we believe that the protection of patents and trademarks is important to our business (and as a result we have over 90 U.S. and International patent and trademark filings), we also rely on a combination of copyright, trade secret, nondisclosure and confidentiality agreements, know-how and continuing technological innovation to maintain our competitive position. From time to time, litigation may be advisable to protect our intellectual property position. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. Any litigation in this regard could be costly, and it is possible that we will not have sufficient resources to fully pursue litigation or to protect our intellectual property rights. This could result in the rejection or invalidation of our existing and future patents. Any adverse outcome in litigation relating to the validity of our patents, or any failure to pursue litigation or otherwise to protect our patent position, could materially harm our business and financial condition. In addition, confidentiality agreements with our employees, consultants, customers, and key vendors may not prevent the unauthorized disclosure or use of our technology. It is possible that these agreements will be breached or that they will not be enforceable in every instance, and that we will not have adequate remedies for any such breach. Enforcement of these agreements may be costly and time consuming. Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States.

We may be accused of infringing the intellectual property rights of others.

We cannot guarantee that we will not become the subject of infringement claims or legal proceedings by third parties with respect to our current or future technology developments. Any such claims could be time consuming, result in costly litigation and could ultimately lead to a determination that the SolarWindow™ technology, or any of its derivatives, infringe on a third party's patent rights.

If we fail to obtain additional licenses in the future required to maintain our rights to market products developed, if any, we may need to curtail or cease operations.

We may not retain all rights to developments, inventions, patents and other proprietary information resulting from any collaborative arrangements, whether in effect as of the date hereof or which may be entered into at some future time with third parties. As a result, we may be required to license such developments, inventions, patents or other proprietary information from such third parties, possibly at significant cost to us. Our failure to obtain and maintain any such licenses could have a material adverse effect on our business, financial condition and results of our operations. In particular, the failure to obtain a license could prevent us from using or commercializing our technology.

Compliance with environmental regulations, or dealing with harmful or hazardous materials involved in our research and development, may require us to divert our limited capital resources.

Our research and product development programs involve the handling of chemicals. These chemicals have the potential to be harmful or hazardous. Accordingly, we may become subject to federal, state and local laws and regulations governing the use, handling, storage and disposal of dangerous and hazardous materials. If violations of environmental, and/or safety & health laws or standards occur, we could be held liable for damages, penalties and costs of remedial actions. These expenses or this liability could have a significant negative impact on our business, financial condition and results of operations. We may violate environmental, and/or safety & health laws or standards in the future as a result of human error, equipment failure or other causes. Environmental, and safety & health laws and standards could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violations. We may be subject to potentially conflicting and changing regulatory agendas of political, business and environmental groups. Changes to or restrictions on permitting requirements or processes, harmful or hazardous material storage, or chemical handling might require an unplanned capital investment or relocation of our research or product development programs. Failure to comply with new or existing laws or regulations could harm our business, financial condition and results of operations. We do not have any insurance coverage with respect to damages or liabilities we may incur as a result of these activities.

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In seeking to acquire or develop technologies, we are operating in highly competitive markets and our competitors have several competitive advantages over us.

Our commercial success will depend on our ability to compete effectively in product development areas such as, but not limited to, building integration, safety, efficacy, ease of use, customer compliance, price, marketing and distribution. Our competitors may succeed in developing products that are more effective than any products derived from our research and development efforts or that would render such products obsolete and non-competitive. The alternative and renewable energy industry is characterized by intense competition, rapid product development and technological change. Most of the competition that we encounter is expected to come from companies, research institutions and universities who are researching and developing technologies and products similar to, or are competitive with, any technology we may develop.

These companies have several competitive advantages, including:

•	significantly greater name recognition;

•	established relations with customers;

•	established distribution networks;

•	more advanced technologies and product development;

•	additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;

•	greater experience in conducting research and development, manufacturing, obtaining regulatory approval for products, and marketing approved products;

•	significantly greater financial and human resources (HR) for product development, sales and marketing, and

•	the ability to endure potentially prolonged patent litigation.

As a result, we may not be able to compete effectively against these companies or their products.

Any products developed from our SolarWindow™ technology will face competition from other companies producing solar power and/or energy harvesting or storage products.

The solar power market is intensely competitive and rapidly evolving. The energy harvesting market is not well-defined, immature, and evolving with uncertainty. When, or if, this market matures, it may also be intensely competitive.

Our competitors are better capitalized, have established market positions, and if we fail to attract and retain customers and establish a successful distribution network for our solar products, we may be unable to achieve adequate sales and market share. There are a number of major multi-national corporations that produce solar power and alternative energy products, which may be competitive with those that we are seeking to develop, including Heliatek, Dyetec Solar, Dysol, Solarmer Energy, BP Solar, Kyocera, Sharp, GE, Mitsubishi, Solar World AG and Sanyo, Eight19, Ubiquitous Energy, Oxford Photovoltaics, ONYX Solar, among others. We also expect that future competition will include new entrants to the solar power market offering new technological solutions. Further, many of our competitors are developing and are currently producing products based on new solar power and alternative energy technologies that may have a cost basis similar to, or lower than, our SolarWindow™ Product projected costs.

Technological changes could render our products uncompetitive or obsolete, which could prevent us from achieving market share and sales.

Our failure to refine or advance our technologies, and to develop and introduce new products could cause our products to become uncompetitive or obsolete, which could prevent us from achieving market share and sales. The alternative and renewable energy industry is rapidly evolving and highly competitive. We will need to invest significant financial resources in research and product development to keep pace with technological advances in the industry and to compete in the future; we may be unable to secure such financing. We believe that a variety of competing solar and alternative or renewable energy technologies may be in development by other companies that could result in lower manufacturing costs and/or higher product performance than those expected for our products. Our development efforts may be rendered obsolete by the technological advances of others, and other technologies may prove more advantageous for the commercialization of products.

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To the extent we are able to develop and commercialize products based upon or derived from the SolarWindow™ technology, if such products do not gain market acceptance, we may not achieve sales and market share.

The development of a successful market for our products may be adversely affected by a number of factors, some of which are beyond our control, including:

•	customer acceptance of our products;

•	our failure to produce products that compete favorably against other alternative or renewable energy and solar-photovoltaic power products on the basis of cost, quality, reliability, and performance;

•	our failure to produce products that compete favorably against conventional energy sources and distributed-generation technologies on the basis of cost, quality and performance;

•	our failure to qualify for and secure government grants, tax incentives and any other financial subsidies that may be available to consumers for the implementation of alternative or renewable energy technologies such as solar systems at such time as our products become available for commercial sale, and which potential customers for our products may reasonably expect; and

•	our failure to develop and maintain successful partnerships with manufacturers, distributors, and other resellers, as well as strategic partners.

•	if our products fail to gain market acceptance, we will be unable to achieve sales and market share.

If organic solar photovoltaic harvesting technologies are not suitable for widespread adoption or sufficient demand for such products does not develop or takes longer to develop than we anticipate, we may not be able to profitably exploit the SolarWindow™ technology.

The market for OPV solar-energy related products is emerging and rapidly evolving, and the market for energy harvesting products is generally unproven and not yet established. The success of products for these markets is uncertain.

If our SolarWindow™ OPV solar power or energy harvesting technologies prove unsuitable for widespread commercial deployment or if demand for such power products fails to develop sufficiently, we would be unable to achieve sales and market share. In addition, demand for such products in the particular markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of organic solar photovoltaic light energy capture and conversion products, including:

•	cost-effectiveness of such technologies as compared with conventional and competitive alternative energy technologies;

•	performance and reliability of such products as compared with conventional and competitive alternative energy products;

•	success of other alternative or renewable energy technologies such as hydrogen fuel cells, wind turbines, bio-diesel generators and solar thermal technologies;

•	public concern regarding energy security, the potential risks associated with global warming, the environmental and social impacts of fossil fuel extraction and use;

•	fluctuations in economic and market conditions that impact the viability of conventional and competitive alternative or renewable energy sources;

•	fluctuations in the prices of oil, coal and natural gas;

•	capital expenditures by customers, which tend to decrease when domestic or foreign economies slow;

•	continued deregulation of the electric power industry and broader energy industry initiatives; and

•	availability of government subsidies and incentives.

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Our growth and success, and that of the SolarWindow™ technologies and products, depends on our ability to develop new products and services and adapt to market and customer needs.

The sectors in which we operate experience rapid and significant changes due to the introduction of innovative technologies. Introducing new technology products and innovative services, which we must do on an ongoing basis to meet customers' needs, requires a significant commitment to research and development, which may not result in success. The company is pre-revenue and may suffer if it invests in technologies that do not function as expected or are not accepted in the marketplace; its products, systems or service offers are not brought to market in a timely manner; or products become obsolete or are not responsive to our customers' needs or requirements.

Our business model and strategy involves growth through acquisitions, joint ventures and mergers that may be difficult to execute.

Our business model and strategy involves growth through acquisitions, joint ventures and mergers. External growth transactions are inherently risky because of the difficulties that may arise in integrating people, operations, technologies and products, and the related acquisition, administrative and other costs.

We are dependent upon hiring and retaining highly qualified management and technical personnel.

Competition for highly qualified management and technical personnel is intense in our industry. Future success depends in part on our ability to hire, assimilate and retain engineers and scientists, sales and marketing personnel, and other qualified personnel, especially in the area of OPV with focus in our SolarWindow™ technologies and products. A key risk is our ability to anticipate their needs for certain key competences and to implement human resource solutions to recruit or improve these competences. We believe that two (2) key competences required in the near term will be a PhD OPV Scientist and a Process Engineer.

We may be the subject of product liability claims and other adverse effects due to defective products, design faults or harm caused to persons and property.

Despite our development, testing, fabrication, and quality procedures, SolarWindow™ products might not operate properly or might contain design faults or defects, which could give rise to disputes in respect of its performance, giving rise to liability. Product liability related to defective products could lead to a loss of revenue, claims under warranty, and legal proceedings. Such disputes could result in a fall-off in demand or harm our reputation for product performance, safety, and/or quality.

Our SolarWindow™ technology and products will be subject to environmental, occupational safety & hygiene, Underwriter Laboratory (UL) Certification, European Conformity (CE) Certification, electrical codes, and other state and federal, European Union (EU), and other Country regulations.

Our SolarWindow™ technologies and products will be subject to extensive and increasingly stringent environmental, occupational safety & health, Underwriter Laboratory, electrical codes, and other state and federal, EU laws, regulations, and standards (“Laws & Regulations”). There can be no guarantee that we will not be required to pay significant fines or compensation as a result of past, current or future breaches of Laws & Regulations. This exposure exists even if we are not responsible for the breaches, in cases where they were committed in the past by companies or businesses that were not part of ours that may be exposed to the risk of claims for breaches of these Laws & Regulations. Such claims could adversely affect our financial position and reputation, despite the efforts and investments made to comply at all times with all applicable Laws & Regulations. If we fail to conduct our business in full compliance with the applicable Laws & Regulations, the judicial or regulatory authorities could require us to conduct investigations and/or implement costly curative measures.

Our business faces significant financial risks related to interest rate, State & Federal subsidies, modified accelerated cost recovery system, taxes, depreciation, etc.

Our Power, and Financial and Revenue Modeling and Estimates (the “Model”) are exposed to risks associated with the effect of changing interest rates, State & Federal subsidies, modified accelerated cost recovery system (MACRS), taxes, depreciation and renewable energy tax credits. These risks affect borrowings; return on investment (ROI), internal rate of return (IRR) or economic rate of return (ERR), etc. and the ability to borrow or raise capital to secure deployment funding. If any of these Financial and Revenue Modeling and Estimation parameters fail to exist, cease to be available, or diminish in any way, our Financial and Revenue Modeling and Estimates may not be accurate or reveal profitability, or favorable ROI and/or IRR necessary for SolarWindow™ technology or related product deployment.

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Our financial model may prove to be inaccurate and our SolarWindow™ technology or related products may not be cost effective.

Although our independently verified Model has shown that our SolarWindow™ technology can provide a one-year payback, it is based upon a number of assumptions that may not prove accurate. If the Model is inaccurate our SolarWindow™ technology or related product may not provide potential customers with sufficient ROI to be a cost effective alternative to other available competing products.

An increase in raw material prices could have negative consequences on our long-term profitability.

We face exposure to fluctuations in energy, raw materials, chemicals, and glass and plastic film prices. If we are not able to hedge, compensate or pass on our increased costs through a supply-chain or to customers, this could have an adverse impact on its financial results and stability, and deployment of SolarWindow™ technologies or products.

We lack sales and marketing experience and will likely rely on third party marketers.

We have limited experience in sales, marketing or distribution of photovoltaic and energy capture and conversion, and generating products. We expect to market and sell or otherwise commercialize the SolarWindow™ technology (or any of its derivatives) through distribution and supply-chain channels, co-marketing, co-promotion or licensing arrangements with third parties. Therefore, any revenues received by us will be dependent on the efforts of third parties. If any such parties breach or terminate their agreements with us or otherwise fail to conduct marketing activities successfully and in a timely manner, the commercialization of the SolarWindow™ technology (or any of its derivatives) would be delayed or terminated, which would adversely affect our ability to generate revenues and our profitability.

We may not be able to integrate our process and/or technologies into a manufacturing process necessary to produce a manufacturable product.

Without sufficient capital, human resources, the appropriate process equipment, or required supply chain, the Company may not be capable of integrating its process and/or technologies into a manufacturing process necessary to produce a manufacturable product. The innovation of SolarWindow™ processes and technologies is a crucial strategic concern, with mounting pressure to meet anticipated power, financial, and return on investment (ROI) for our manufacturers. If we are unable to integrate of process and/or technologies into industry, SolarWindow™ product innovation can rapidly become obsolete. SolarWindow™ processes and supply chains are highly complex and continuously exposed to a variety of risks such as macroeconomic, face geopolitical pressures, regulatory requirements, environmental risk and responsibilities, and emerging markets. Integration of the company SolarWindow™ processes is critical to product development and revenue generation. If the process cannot be integrated into industry and products brought to market in a timely manner, the Company, its potential SolarWindow™ products, and ability to operate may be threatened. At this time, the integration of SolarWindow™ technologies into industrial manufacturing processes is uncertain.

Our plan to remediate the identified material weaknesses in our internal control over financial reporting may not be sufficient to correct all material weaknesses and deficiencies.

Our independent registered public accounting firm (“Marcum LLP”) issued an adverse opinion on our internal control over financial reporting dated November 29, 2018 as filed with our Form 10-K filed with the SEC on November 29, 2018. In their opinion, Marcum LLP identified the following material weaknesses in our internal control over financial reporting:

•         Ineffective control environment due to an insufficient number of independent board members, insufficient oversight of work performed, and the lack of compensating controls over financial reporting due to limited personnel;

•         Ineffective design, implementation, and documentation of internal controls impacting financial statement accounts and general controls over technology pertaining to user access and segregation of duties, banking and disbursements, and financial accounting system applications; and

•         Ineffective monitoring controls related to the financial close and reporting process, including management’s risk assessment process and its identification, evaluation, and timely remediation of control deficiencies

The Company began implementing internal controls during our fiscal year ended August 31, 2018 and continues to take actions to remediate the material weaknesses in our internal controls over financial reporting, including implementing additional processes and controls designed to address the underlying causes associated with the above mentioned material weaknesses. The Company’s internal control implementation and remediation efforts include the following:

•        On June 6, 2018, we engaged the services of a risk and compliance consulting firm to assist in our evaluation and implementation of internal controls and remediation of identified control deficiencies.

•         On October 22, 2018, we appointed Steve Yan-Klassen, CPA, CMA as our CFO.

•         Performing more extensive reviews of critical estimates, journal entries, complex calculations and the financial close and reporting process.

•         Realigning certain roles to provide better segregation of duties and implementing stronger user access controls.

To the extent reasonably possible, we will continue to utilize the services of a risk and compliance consulting firm to assist us in our remediation plan and we will utilize internal resources to implement additional internal controls as deemed necessary. We have and will continue to take the necessary steps to implement additional review and approval procedures as applicable to strengthen our controls over the financial reporting and disclosure process. In addition, we continue to create and implement new information technology policies and procedures related to controls over information technology operations and security. To the extent necessary, we may hire additional staff or reassign duties of existing staff in connection with our remediation efforts.

Risks Related To Ownership of Our Common Stock

We are not a fully reporting company under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act; therefore, we are subject only to the reporting requirements of Section 15(d) of the Exchange Act.

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We are not a fully reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); therefore, we are subject only to the reporting requirements of Section 15(d) of the Exchange Act. Until our Common Stock is registered under the Exchange Act, we will be subject only to the reporting obligations imposed by Section 15(d) of the Exchange Act, which we refer to as Section 15(d). Section15(d) requires that issuers file periodic and current reports with the U.S. Securities and Exchange Commission (the “Commission” or the “SEC”) when they have issued any class of securities for which a registration statement was filed and became effective pursuant to the Securities Act. The purpose of Section 15(d) is to ensure that investors who buy securities in registered offerings are provided with the same information on an ongoing basis that they would receive if the securities they purchased were listed on a securities exchange or the issuer were otherwise subject to periodic reporting obligations. However, companies that are required to report only under Section 15(d) are not subject to some of the Exchange Act reporting requirements. For example, companies that are required to report only under Section 15(d) are not subject to the short-swing profit reporting requirements contained in Section 16 of the Exchange Act, the beneficial ownership reporting requirements contained in Section 13 of the Exchange Act, the institutional investor reporting rules or the third-party tender offer rules, or the Exchange Act’s proxy rules contained in Section 14 of the Exchange Act.

The reporting obligations under Section15(d) of the Exchange Act are automatically suspended when: (i) any class of securities of the issuer reporting under Section 15(d) is registered under Section 12 of the Exchange Act; or (ii) at the beginning of the issuer’s fiscal year, other than the year in which the applicable registration statement became effective, if the class of securities covered by the registration statement is held of record by fewer than 300 persons. In the latter case, the Company would no longer be subject to periodic reporting obligations so long as the number of holders remained below 300 unless we filed a registration statement with the Securities and Exchange Commission under Section 12 of the Exchange Act. If our obligation to file reports under Section 15(d) is suspended (other than due to our having registered our common stock under Section 12 of the Exchange Act), then investors will have reduced visibility with respect to the Company, its financial condition and results of operations.

Until our Common Stock is listed on an exchange, we expect to remain eligible for quotation on the OTCPINK or on another over-the-counter quotation system. In those venues, however, an investor may find it difficult to obtain accurate quotations for our common stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of your shares. This would also make it more difficult for us to raise additional capital or attract qualified employees or partners. Please refer to “Our common stock is currently quoted on the OTCPINK which may make it more difficult for you to purchase or sell shares of the Company’s Common Stock” below.

Our common stock is currently quoted on the OTCPINK which may make it more difficult for you to purchase or sell shares of the Company’s Common Stock.

Prior to February 26, 2018, our stock was included for trading on the OTCQB; on February 23, 2018 we received an email notification from OTC Markets Group, Inc. (the “OTC Markets”), which regulates the OTCQB, informing us that effective immediately, our stock would be quoted on the OTCPINK and that a caveat emptor designation would be assigned to our stock. This action was taken by OTC Markets pursuant to Section 4.2 of the OTCQB Standards, which generally provide that the OTC Markets may remove the Company’s securities from trading on the OTCQB market immediately and at any time, without notice, if OTC Markets, in its sole and absolute discretion, believes that the continued inclusion of the Company’s securities would impair the reputation or the integrity of OTC Markets or be detrimental to the interests of investors. Such concerns may include but are not limited to promotion, spam or disruptive corporate actions even when adequate current information is available.

Although facts and circumstances may differ, generally, OTC Markets will not remove the caveat emptor designation until such time as an issuer demonstrates that it meets the qualifications for OTCPINK (which we have done), has updated and verified the information in its profile on www.otcmarkets.com (which we have done), and demonstrates that there is no longer a public interest concern (which we have done).

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Removal of the caveat emptor designation does not mean that trading in our stock will automatically be resumed on the OTCQB. Once removed, we will need to reapply for listing on the OTCQB, which application may or may not be approved. If not approved, we expect that our stock will continue to trade on the OTCPINK

To be eligible for OTCQB, companies will be required to at least:

•	meet a minimum bid price test of $0.01. Securities that do not meet the minimum bid price test will be downgraded to OTC Pink;

•	submit an application to OTCQB and pay an application and annual fee; and

•	submit an OTCQB “annual certification” confirming the Company Profile displayed on www.otcmarkets.com is current and complete and providing additional information on officers, directors, and controlling shareholders.

In the event we do not submit an application for listing on the OTCQB or if we do and the application is not approved, we expect that our stock will continue to trade on the OTCPINK, which could adversely affect the market liquidity of our common stock. At the time of this filing, the company has elected to not reapply for an OTCQB listing and currently trades stock on the OTCPINK.

The trading price of our common stock historically has been volatile and may not reflect its actual value.

The trading price of our common stock has, from time to time, fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including the risk factors set forth herein, as well as our operating results, financial condition, general economic our control. In recent years, broad stock market indices in general, and smaller capitalization companies in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock. In addition, the sale of our common stock into the public market upon the effectiveness of this registration statement could put downward pressure on the trading price of our common stock.

Our common stock is a penny stock and is not traded on a national securities exchange; therefore you may find it difficult to sell the shares of our common stock.

Our common stock is traded on the OTCPINK. The OTCPINK is viewed by most investors as a less desirable, and less liquid, marketplace. As a result, an investor may find it more difficult to purchase, dispose of or obtain accurate quotations as to the value of our common stock.

Additionally, our common stock is subject to regulations of the SEC applicable to “penny stock.” Penny stock includes any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Rules 15g-1 through 15g-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), imposes certain sales practice requirements on broker-dealers who sell our common stock to persons other than established customers and “accredited investors” (as defined in Rule 501(c) of the Securities Act). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and purchasers of our common stock to sell their shares of our common stock.

In addition, the penny stock regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule proscribed by the SEC relating to the penny stock market must be delivered by a broker-dealer to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for our common stock. The regulations also require that monthly statements be sent to holders of penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

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Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

The sale by our stockholders of restricted shares, either pursuant to a resale prospectus or Rule 144, may adversely affect our ability to raise the funds we will require to effectuate our business plan.

As of the date of this prospectus we had 52,959,323 shares issued and outstanding, of which 31,358,872 are deemed “restricted securities” or “control securities” within the meaning of Rule 144. The possibility that substantial amounts of our common stock may be sold into the public market, either under Rule 144, or pursuant to a resale registration statement, may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities because of the perception that future re-sales could decrease our stock price and because of the availability of resale shares to those interested in investing in our common stock.

Kalen Capital Corporation (“KCC”), a private corporation solely owned by Mr. Harmel S. Rayat, a director of ours, beneficially owns approximately 75.77% of our issued and outstanding stock when giving effect to derivative securities owned by KCC. This ownership interest may preclude you from influencing significant corporate decisions.

As of the date of this prospectus, Kalen Capital Holdings LLC, a wholly owned subsidiary of KCC, a private corporation solely owned by Harmel S. Rayat, beneficially owned 54,193,515 shares (inclusive of 18,561,917 shares issuable upon exercise of outstanding warrants, conversion of the Convertible Note and the exercise of the warrants included upon conversion thereof), or approximately 75.77%, of our outstanding common stock, on a fully diluted basis.

As a result, Mr. Rayat, having, as of the date of this prospectus, voting control of 35,631,598 shares of our total issued and outstanding 52,959,323 shares, is able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have significant control over our management and policies. Mr. Rayat’s interests may be different from yours. For example, he may support proposals and actions with which you may disagree or which are not in your interest. This concentration of ownership could delay or prevent a change in control of our company or otherwise discourage a potential acquirer from attempting to obtain control of our company, which in turn could reduce the price of our common stock. In addition, Mr. Rayat could use his voting influence to maintain our existing management and directors in office, or support or reject other management and Board proposals that are subject to stockholder approval, such as the adoption of employee stock plans and significant unregistered financing transactions.

The company is subject to compliance with rules requiring the adoption of certain corporate governance measures, which requires control measures for related party transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. The company is subject to Sarbanes-Oxley Act which requires that the management of public companies assess the effectiveness of the internal controls over financial reporting. Section 404(b) requires a publicly-held company’s auditor to attest to, and report on, management’s assessment of its internal controls.

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Under Section 404(b), our auditors are required to render an opinion which significantly increases the audit effort throughout the current and subsequent fiscal reporting year. The auditor as an independent third party is presumed not to understand management’s internal control structure and procedures. Until additional risk and control measures are prepared and implemented during our fiscal year ended August 31, 2019, the full cost and operational impact to company operations is not completely know at this time.

There are options to purchase shares of our common stock currently outstanding.

As of the date of this prospectus we have granted options to purchase shares of our common stock to various persons and entities, under which we could be obligated to issue up to 1,271,334 shares of our common stock. The exercise prices of these options range from $3.28 to $5.94 per share. The options contain cashless exercise provisions. If issued, the shares underlying these options would increase the number of shares of our common stock currently outstanding and dilute the holdings and voting rights of our then-existing stockholders.

There are warrants to purchase shares of our common stock currently outstanding.

As of the date of this prospectus we had issued warrants to purchase shares of our common stock to various persons and entities, under which we could be obligated to issue up to 19,483,517 shares of common stock with exercise prices ranging from $1.70 to $4.00 per share. Each of the Company’s warrants outstanding entitles the holder to purchase one share of the Company’s common stock for each warrant share held. Other than the Series P and Series T Warrants, which combined total 16,880,167, all of the Company’s unexercised warrants may be exercised on a cashless basis. If issued, the shares underlying these warrants would increase the number of shares of our common stock currently outstanding and dilute the holdings and voting rights of our then-existing stockholders.

We have entered into registration rights agreements with KCC requiring us to register for resale shares owned by KCC. If we fail to timely file the registration statements, we will be obligated to issue additional shares of our common stock to KCC.

On October 7, 2013, as part of the bridge loan made to us by KCC we entered into a registration rights agreement with KCC pursuant to which we agreed to file such number of registration statements as required to register for resale with the SEC all the shares owned by KCC as of October 7, 2014, including all shares issuable upon conversion of any warrants then owned by KCC. As part of the Amended Bridge Loan Agreement dated November 10, 2014, we agreed to include all shares issuable upon exercise of the Series J Warrant, Series K Warrant and the warrant issuable upon exercise of the Convertible Note as part of the Registration Rights Agreement.

Under the terms of the Registration Rights Agreement, if we fail to timely file the registration statements we will be obligated to issue additional shares of our common stock to KCC. In the event the we fail to file a registration statement in the time period required, we will issue to KCC additional shares of our common stock equal to 5% of the shares of our common stock that were to be registered for every thirty day period for which we fail to file such registration statement, subject to proration for any portion of such thirty day period and up to a maximum number of shares of our common stock equal to 25% of the number of shares of our common stock that were to be registered. Additionally, in the event we fail to cause a registration statement to be declared effective within ninety days from the date of filing, we will issue to KCC additional shares of our common stock equal to 2.5% of the shares of our common stock that were to be registered for every thirty day period for which we fail to cause the SEC to declare such registration statement effective, subject to proration for any portion of such thirty day period and up to a maximum number of shares of our common stock equal to 10% of the number of shares of common stock included in such registration statement. To date we have not failed to file any required registration statements and we have not been obligated to issue any additional shares of common stock pursuant to the registration rights agreement.

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We may issue preferred stock which may have greater rights than our common stock.

Our Articles of Incorporation allow our Board of Directors (the “Board”) to issue up to 1,000,000 shares of preferred stock. Currently, no shares of preferred stock are issued and outstanding. However, we can issue shares of our preferred stock in one or more series and can set the terms of the preferred stock without seeking any further approval from the holders of our common stock. Any preferred stock that we issue may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing it to be converted into shares of common stock, which could dilute the value of our common stock to then current stockholders and could adversely affect the market price, if any, of our common stock.

We may sell additional equity securities in the future and your ownership interest in the Company may be diluted as a result of such sales.

We intend to sell additional equity securities in order to fully implement our business plan. Such sales will be made at prices determined by our board of directors based on factors deemed appropriate at the time; accordingly, such sales by us could be made at prices less than the price of the shares of our common stock purchased, in which case, investors could experience dilution of their investment.

Our compliance with changing laws and rules regarding corporate governance and public disclosure may result in additional expenses to us which, in turn, may adversely affect our ability to continue our operations.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event we are ever approved for listing on a registered national exchange, such exchange's rules, will require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Our failure to adequately comply with any of these laws, regulations, standards or rules may result in substantial fines or other penalties and could have an adverse impact on our ongoing operations.

Because we do not intend to pay dividends for the foreseeable future you should not purchase our shares if you are seeking dividend income.

We currently intend to retain future earnings, if any, to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors and may inhibit actions against our officers and directors.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

The provisions of the Nevada Revised Statutes and our bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. The provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these amended and restated certificate of incorporation provisions, amended and restated bylaw provisions, indemnification agreements and the insurance are necessary to attract and retain qualified persons as directors and officers.

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We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon our current assumptions, expectations and projections, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our technologies, our potential profitability, and cash flows, (b) our growth strategies, (c) expectations from our ongoing sponsored research and development activities, (d) anticipated trends in the industries in which our technology would be utilized, (e) our future financing plans, and (f) our anticipated needs for working capital.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.

We have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities or financing from other sources until, if ever, we generate positive cash flow from operations.

USE OF PROCEEDS

This prospectus relates to the resale of certain shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders in this offering.

This prospectus also relates to shares of our common stock which have previously been issued or may be issued to the Selling Stockholders upon exercise of outstanding stock purchase warrants. If any of the warrants are exercised any proceeds that we may receive from such exercises will be used for general working capital purposes.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price it may sell the Shares, and such sales may be made at prevailing market prices, or at privately negotiated prices. Please refer to “Plan of Distribution.”

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MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK

AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCPINK under the symbol “WNDW”. Our warrants to purchase common stock are not currently traded on any market.

As of the date of this prospectus there were 52,959,323 shares of our common stock outstanding and held by approximately 68 stockholders of record. A portion of our common stock is held in “street name” or by beneficial holders, whose shares are held of record by banks, brokers, and other financial institutions.

The closing price of our common stock as quoted on the OTCPINK on February 27, 2019 was $2.16.

The following table sets forth the high and low bid quotations of our common stock for each quarter during the past two fiscal years as reported by the OTCPINK:

	High	Low

Interim Period Ended November 30, 2018

First Quarter 2019 (September 1 – November 30, 2018)	$3.59	$1.53

Fiscal Year Ended August 31, 2018

First Quarter 2018 (September 1 – November 30, 2017)	$5.38	$3.67
Second Quarter 2018 (December 1, 2016 – February 28, 2018)	$10.25	$4.96
Third Quarter 2018 (March 1 – May 31, 2018)	$5.82	$4.02
Fourth Quarter 2018 (June 1 – August 31, 2018)	$4.57	$2.61

Fiscal Year Ended August 31, 2017

First Quarter 2017 (September 1 – November 30, 2016)	$4.15	$3.02
Second Quarter 2017 (December 1, 2016 – February 28, 2017)	$3.90	$2.54
Third Quarter 2017 (March 1 – May 31, 2017)	$3.67	$2.70
Fourth Quarter 2017 (June 1 – August 31, 2017)	$4.66	$2.70

Dividend Policy

We have not paid any dividends on our common stock and our Board of Directors (the “Board”) presently intends to continue a policy of retaining earnings, if any, for use in our operations. The declaration and payment of dividends in the future, of which there can be no assurance, will be determined by the Board in light of conditions then existing, including earnings, financial condition, capital requirements and other factors. The Nevada Revised Statutes prohibit us from declaring dividends where, if after giving effect to the distribution of the dividend:

•	We would not be able to pay our debts as they become due in the usual course of business, or

•

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Except as set forth above, there are no restrictions that currently materially limit our ability to pay dividends or which we reasonably believe are likely to limit materially the future payment of dividends on common stock.

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Securities Authorized for Issuance under Equity Compensation Plans

The following sets forth certain information regarding the common stock that may be issued upon the exercise of options, warrants and other rights that have been or may be granted to employees, directors or consultants under all of our existing equity compensation plans. The 2006 Incentive Stock Option Plan (see below) is our only equity based compensation plan as of August 31, 2018.

2006 Incentive Stock Option Plan (Equity Compensation Plan Approved by Security Holders)

On October 10, 2006, the Board adopted and approved, and on February 7, 2011, shareholders owning a majority of our issued and outstanding stock approved, our 2006 Incentive Stock Option Plan (the “2006 Plan”) that provides for the grant of stock options to employees, directors, officers and consultants. The 2006 Plan provides for the granting of options to purchase a maximum of 5,000,000 shares of our common stock. Stock options granted to employees under the 2006 Plan generally vest over one to five years or as otherwise determined by the plan administrator. Stock options to purchase shares of our common stock expire no later than ten years after the date of grant.

The per share exercise price for each stock option is determined by the Board and may not be below the closing price of our common stock on the date of grant, or, if our common stock is not traded on the date of grant, the first day of active trading following the date of grant.

We measure all stock-based compensation awards using a fair value method on the date of grant and recognize such expense in our consolidated financial statements over the requisite service period. We use the Black-Scholes option pricing model to calculate the fair value of stock option grants. The Black-Scholes option pricing model requires management to make assumptions regarding the option lives, expected volatility, and risk-free interest rates, all of which impact the fair value of the option and, ultimately, the expense that will be recognized over the life of the option.

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for a bond with a similar term. We do not anticipate declaring dividends in the foreseeable future. Volatility is calculated based on the historical daily closing stock prices for the same period as the expected life of the option. We use the “simplified” method for determining the expected term of our “plain vanilla” stock options. We recognize compensation expense for only the portion of stock options that are expected to vest. Therefore, we apply an estimated forfeiture rate that is derived from historical employee termination data and adjusted for expected future employee turnover rates. If the actual number of forfeitures differs from those estimated by us, additional adjustments to compensation expense may be required in future periods.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	1,271,334	$5.23	2,570,085
Equity compensation plans not approved by security holders	--	--	--
Total	1,271,334	$5.23	2,570,085

________

(1) Consists of grants under the 2006 Plan.

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Recent Sales of Unregistered Securities

All funds received from the sale of our shares were used for working capital purposes. All shares bear a legend restricting their disposition. The foregoing securities may not be offered or sold in the United States unless registered under the Act, or pursuant to an exemption from registration.

The shares were issued in reliance upon an exemption from registration pursuant to, among others, Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulations D and S as promulgated under the Securities Act. Each investor took his securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. Our securities were sold only to an accredited investor and a limited number of sophisticated investors, as defined in the Securities Act with whom we had a direct personal preexisting relationship, and after a thorough discussion. Finally, our stock transfer agent has been instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer.

Each purchaser was provided with access to our filings with the United States Securities and Exchange Commission (the “SEC”), including the following:

•	if requested by the purchaser in writing, a copy of our most recent Form 10-K under the Exchange Act of 1934, as amended (the “Exchange Act”).

•	the information contained in an annual report on Form 10-K under the Exchange Act.

•	the information contained in any reports or documents required to be filed by SolarWindow Technologies, Inc. under sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

•	a brief description of the securities being offered, the use of the proceeds from the offering, and any material changes in our affairs that are not disclosed in the documents furnished.

On November 26, 2018, the Company completed a self-directed offering (the “November 2018 Private Placement”) to accredited investors of 16,666,667 units of the Company’s equity securities (each a “Unit” and collectively, the “Units”) at a price of $1.50 per Unit with each Unit comprised of (a) one share of common stock; and (b) one warrant to purchase one share of common stock at a price, subject to certain adjustments, of $1.70 per share for a period of seven (7) years (the “Series T Warrant”). Pursuant to the November 2018 Private Placement, the Company issued 13,200,000 Units in exchange for cash of $19,800,000 and 3,466,667 Units for the conversion of a) $4,401,434 of the principal and unpaid interest owed under the 2013 Note; and b) $798,566 of the principal and unpaid interest owed under the March 2015 Loan. The interest payable remaining under the 2013 Note and March 2015 Loan totals $52,182. The Company agreed to repay the remaining interest from proceeds received from the November 2018 Private Placement. Of the 13,200,000 Units issued in exchange for cash, Kalen Capital Corporation purchased 13,100,000 Units.

During the year ended August 31, 2018, we entered into the following securities related transactions:

•	On September 29, 2017, the Company completed the September 2017 Private Placement of 821,600 units at a price of $3.11 per unit for $2,555,176 in aggregate proceeds. Each unit consisted of one share of common stock and one Series S Stock Purchase Warrant to purchase one (1) share of common stock at an exercise price of $3.42 per share through September 29, 2022. The warrants may be exercised on a cashless basis. (3)

•	On November 21, 2017 each director was granted 40,000 shares of common stock for a total issuance of 160,000 shares of common stock valued at $4.87 per share, the fair market value of our common stock on the date of issuance. Additionally, on November 21, the Company issued Jatinder Bhogal, Director, an additional 50,000 shares valued at $4.87 per share. 75% of the 210,000 issued shares are subject to a one-year lock-up. (2)

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•	From September 6, 2017 through October 30, 2017, holders of our Series O Warrants exercised 80,000 warrants at an exercise price of $3.10 per share resulting in $248,000 to the Company and the issuance of 80,000 shares of common stock. (2)

•	On September 7, 2017, John Conklin, the Company’s President & CEO, exercised 100,000 stock purchase options on a cashless basis resulting in the issuance of 46,097 shares of common stock. On January 4, 2018, Mr. Conklin exercised 50,000 stock purchase options on a cashless basis resulting in the issuance of 34,013 shares of common stock. (2)

•	On December 28, 2017, Alastair Livesey, a Company Director, exercised 36,667 stock purchase options on a cashless basis resulting in the issuance of 19,067 shares of common stock. (2)

•	From September 7, 2017 through April 13, 2018, three other individuals exercised a total of 105,000 stock purchase options on a cashless basis resulting in the issuance of 46,985 shares of common stock. (2)

•	On September 7, 2017, Kalen Capital Corporation (the “Investor”), a private corporation controlled by Harmel S. Rayat, our Chairman, and owning in excess of 10% of our issued and outstanding shares of common stock exercised their outstanding Series Q Warrant to purchase up to 468,750 shares of the Company’s common stock on a cashless basis, resulting in the issuance of 189,940 shares of common stock. (2)

•	On September 7, 2017, a third party exercised their outstanding Series Q Warrant to purchase up to 468,750 shares of the Company’s common stock on a cashless basis, resulting in the issuance of 189,940 shares of common stock. (2)

•	On December 28, 2017, a third party exercised their outstanding Series R Warrant to purchase up to 468,750 shares of the Company’s common stock on a cashless basis, resulting in the issuance of 285,823 shares of common stock. (2)

•	From December 1, 2017 through April 30, 2018, holders of our Series P Warrants exercised 39,500 warrants at an exercise price of $3.70 per share resulting in $146,150 to the Company and the issuance of 39,500 shares of common stock. (2)

During the year ended August 31, 2017, we entered into the following securities related transactions:

•	On November 15, 2016 each director was issued 40,000 shares of common stock for a total issuance of 120,000 shares of common stock valued at $3.28 per share, the fair market value of our common stock on the date of issuance.(2)

•	On March 2, 2017, the Investor exercised all Series I, J, K and L Warrants (7,642,631 shares in total) on a cashless basis and received 5,215,046 shares of common stock. (2)

•	In June 2017, the Investor exercised 129,000 Series M Warrants at an exercise price of $2.34 per share and paid the Company $301,860 in exchange for 129,000 shares of common stock. (2)

•	On July 7, 2017, the Company issued 5,282 shares of common stock in exchange for services from third-party service providers valued at $15,000 at that date. (2)

•	On July 7, 2017, the Company finalized and executed two consulting agreements with third parties to provide business development services. The terms and conditions of each consulting agreement are similar and provide for combined compensation of $26,000 per month in cash and the grant of 1,500,000 common stock purchase options which vest upon the attainment of certain milestones and upon Board approval. During August 2017, the Company issued 13,622 shares of common stock, valued at $40,000, to pay consulting fees incurred under the agreements. (2)

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•	On July 24, 2017, the Company completed a self-directed offering of 300,000 units at a price of $2.30 per unit for $690,000 in aggregate proceeds (the “July 2017 Private Placement”). Each unit consisted of one share of common stock and one Series S-A Stock Purchase Warrant (each, a “Series S-A Warrant”) to purchase one (1) share of common stock at an exercise price of $2.53 per share through July 24, 2022. The warrants may be exercised on a cashless basis. All of the units of the July 2017 Private Placement were purchased by the Investor. (3)

•	Between September 8, 2016 and October 26, 2016, the Company issued 46,520 shares of common stock upon the cashless exercise of 130,000 options.

During the year ended August 31, 2016, we entered into the following securities related transactions:

•	On December 7, 2015, 1420468 Alberta Ltd., who on or about December 31, 2015 merged with Kalen Capital Corporation, agreed to extend the maturity date of the March 2015 Loan from September 4, 2015 to December 31, 2016. As consideration the Company issued a Series M Stock Purchase Warrant to purchase 100,000 shares of our common stock through December 7, 2020, at an exercise price of $2.34 per share. (1)

•	On December 7, 2015, we entered into the December 2015 Loan Agreement with the Investor. Pursuant to the December 2015 Loan Agreement, we received $550,000 and issued a promissory note. The December 2015 Loan was initially convertible at any time into shares of common stock at a conversion price equal to 85% of the thirty day volume weighted average price of the Company’s common stock. In connection with the December 2015 Loan Agreement, the Company issued the Investor a Series M Stock Purchase Warrant to purchase up to 275,000 shares of the Company’s common stock for a period of five years, with an exercise price of $2.34. On March 31, 2016, the Investor received 177 PPM Units (3) from the conversion of $548,700 of the principal owed under the December 2015 Loan Agreement resulting in a remaining balance of $18,146. The remaining balance was evidenced by the March 2016 Note and was repaid on November 14, 2016. (1)

•	On December 31, 2015, we entered into the 2015 Second Amended Loan Agreement with the Investor pursuant to which the Company and the Investor amended the 2015 Loan Agreement by amending the 2013 Note to extend the maturity date to December 31, 2017. As consideration for Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company issued a Series N Stock Purchase Warrant to purchase 767,000 shares of our common stock through December 31, 2020, at an exercise price of $3.38 per share. (1)

•	On December 31, 2015, we extended the maturity date of all the Investor’s existing warrants, including: 1) the Series L Warrant to purchase 500,000 shares of common stock was extended from March 4, 2020 to December 7, 2020; 2) the Series I Warrant to purchase 921,875 shares of common stock was extended from October 6, 2018 to December 31, 2020; 3) the Series J Warrant to purchase 3,110,378 shares of common stock was extended from November 9, 2019 to December 31, 2020; and 4) the Series K Warrant to purchase 3,110,378 shares of common stock was extended from November 9, 2019 to December 31, 2020.(1)

•	On March 31, 2016, we completed an offering for the sale of units of the Company’s equity securities at a price of $3.10 per PPM Unit with each unit comprised of (a) one thousand shares of common stock; (b) one Series O Warrant to purchase one thousand shares of common stock at a price of $3.10 per share through October 31, 2017; and (c) one Series P Warrant to purchase five hundred shares of common stock at a price of $3.70 per share through April 30, 2018. Pursuant to the March 2016 Private Placement, the Company issued 618 PPM Units consisting of 441 PPM Units in exchange for cash of $1,367,100 and 177 PPM Units for the conversion of $548,700 of the principal owed under the December 2015 Loan Agreement. (3)

•	On June 20, 2016, we completed the June 2016 Private Placement for the sale of units of our equity securities with each unit comprised of (a) one share of common stock; (b) one Series Q Warrant to purchase one share of common stock at a price of $3.20 per share through June 20, 2019; and (c) one Series R Warrant to purchase one share of common stock at a price of $4.00 per share through June 20, 2021. Pursuant to the June 2016 Private Placement, we issued 937,500 units in exchange for cash of $3,000,000.(3)

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•	Issued 282,106 shares of common stock to our directors upon the cashless exercise of 556,667 options.

•	On January 5, 2016 each director was issued 30,000 shares of common stock for a total issuance of 90,000 shares of common stock valued at $3.75 per share, the fair market value of our common stock on the date of issuance.(2)

__________

(1) See “Note 3 - Debt” under the Notes to Consolidated Financial Statements for the Years Ended August 31, 2018 and 2017 for additional information.

(2) See “Note 5 – Common Stock and Warrants” under Notes to Consolidated Financial Statements for the Years Ended August 31, 2018 and 2017 for additional information.

(3) See “Note 4 – Private Placements” under Notes to Consolidated Financial Statements for the Years Ended August 31, 2018 and 2017 for additional information.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a pre-revenue company developing proprietary SolarWindow™ transparent electricity generating coatings. SolarWindow™ coatings is an OPV device comprised of ultra-thin layers that can be applied to glass, flexible glass and plastic surfaces. Our SolarWindow™ transparent electricity-generating coatings and technology is capable of harvesting light energy from the sun and artificial sources and could potentially be used on any of the more than 85 million commercial and residential buildings in the United States alone. Our SolarWindow™ technology is the subject of sixty (60) pending U.S. and international patent filings.

The development of our SolarWindow™ technology continues to advance under the Stevenson-Wydler Cooperative Research and Development Agreement (the “NREL CRADA”) with the Alliance for Sustainable Energy, LLC (the “Alliance for Sustainable Energy”), which is the operator of The National Renewable Energy Laboratory (“NREL”); and the award of the Company’s first-ever advanced materials manufacturing Cooperative Research and Development Agreement (CRADA) from the U.S. Department of Energy (DOE) Office of Energy Efficiency and Renewable Energy’s (EERE) Advanced Manufacturing Office (AMO). The purpose of this project is to develop and demonstrate a unique high-throughput process methodology for semitransparent organic photovoltaic (OPV) modules compatible with high process speeds for many different advanced material manufacturing systems.

On August 2, 2017, we entered into a Process Integration and Production Agreement with TriView Glass Industries, LLC (“Triview”). Triview is a glass fabricator operating a manufacturing facility in City of Industry, California. The purpose and primary goals of agreement are to:

1.	establish commercial scale manufacturing methodologies and processes to fabricate products based on WNDW technologies; and

2.	integrate SolarWindow™ process technologies into the Triview manufacturing process, to fabricate specific transparent electricity-generating SolarWindow™ Products.

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The Company has validated our SolarWindow™ coatings rigorous autoclave system for window glass lamination at Triview. Layered with SolarWindow™ electricity-generating liquid coatings, glass modules were subjected to the extremely high heat and pressure of autoclave equipment located at the fabricator’s facility. Despite the SolarWindow™ modules being subjected to the harsh pressure and temperature conditions, subsequent performance testing confirmed that the modules continued to produce power. This is an important milestone for the commercialization of SolarWindow products, showing that our PV layers are compatible with autoclave production equipment.

We have achieved numerous important milestones and overcome major technical challenges in the development of our SolarWindow™ technology, including the ability to generate electricity on glass while remaining transparent and the application of our coatings on to glass at room temperature and pressure.

A brief list of some of our milestones includes:

•	SolarWindow has been awarded a Grant by the U.S. Department of Energy, for Advanced Manufacturing. The Company was awarded the CRADA after submitting a proposal outlining its process technologies and fabrication methods to the DOE’s Roll-to-Roll Advanced Materials Manufacturing Consortium, led by Oak Ridge National Laboratory (ORNL) and partnering with Argonne National Laboratory (ANL), Lawrence Berkeley National Laboratory (LBNL), and the National Renewable Energy Laboratory (NREL). The CRADA will be carried out with the DOE by SolarWindow, ANL, and NREL;

•	the Company has set a new performance record for power efficiency with a 34% increase in performance over previous generations of its transparent electricity-generating glass. Performance results are based on independent testing and certification of SolarWindow™ devices by NREL’s Device Performance Measurement Laboratory;

•	our SolarWindow™ transparent electricity-generating glass modules were successfully processed through the rigorous autoclave system for window glass lamination at a commercial window fabricator;

•	successfully completed important freeze/thaw performance testing necessary for the commercialization of our transparent electricity-generating coatings; modules were subjected to more than 200 freeze/thaw cycles, which yielded favorable performance results of the edge sealing processes and minimal impact on the device electrical performance;

•	expanded product development and successfully applied our electricity-generating coatings onto flexible glass – as thin as a business card (only 0.1-millimeter-thick) – that is flexible enough to be bent without breaking or cracking;

•	entered into the NREL CRADA which is still in effect;

•	filed over sixty (60) U. S. and international patent and thirty (30) trademark applications for our electricity-generating coating and SolarWindow™ technology development efforts;

•	expanded the use of our SolarWindow™ coatings to include two new product lines for commercial and military aircraft, and the safety and security of military pilots;

•	generated electricity on flexible plastic using novel see-through SolarWindow™ coatings;

•	developed new SolarWindow™ coatings with increased transparency and improved color;

•	produced the largest OPV device ever fabricated at NREL in the institute’s history; and

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•	successfully collected and transported electricity using a virtually ‘invisible’ conductive wiring system developed for SolarWindow™.

We are currently developing “SolarWindow™ Products” derived from our SolarWindow™ technology designed to address several potential markets, including:

•	SolarWindow™ – Commercial – A flat glass product for installation in new commercial towers under construction and replacement windows;

•	SolarWindow™ – Structural Glass – Structural glass walls and curtains for tall structures;

•	SolarWindow™– Architectural Glass – Textured and decorative interior glass walls, room dividers, etc.;

•	SolarWindow™ – Residential – A window glass for installation in new residential homes under construction and replacement windows;

•	SolarWindow™ – Flex – Flexible films which may be applied directly to different surfaces; and

•	SolarWindow™ Retrofit Veneer - Transparent, tinted, and flexible veneers that installers can apply directly on to existing, previously installed, window glass.

In addition to SolarWindow™-Commercial, Structural, and Architectural products, we are also developing SolarWindow™ Retrofit Veneer products as transparent, tinted, flexible and rigid veneers that installers can apply directly over the inside of existing windows. This expanded product line broadens our market reach beyond new and replacement installations, to include windows currently installed on the estimated five million commercial buildings constructed in the U.S. alone. As noted, the SolarWindow™ Retrofit Veneer products will be developed concurrently with the other SolarWindow™ products currently under development.

We also developed the capability to integrate transparent SolarWindow™ coatings on to flexible glass. This presents new product opportunities for curved and non-flat surfaces in automotive, aircraft, and military applications.

Our product development efforts have produced early working prototypes for these applications, which we are sharing with potential commercialization partners, who will work along-side us to ascertain whether the SolarWindowTM technology can form the basis for a commercially viable technology or product and which products will be first to market.

We plan to market any SolarWindow™ Products we commercialize through co-marketing and co-promotion, licensing, and distribution arrangements with third party collaborators, such as Triview, to advance the technical development and subsequent commercialization of our SolarWindow™ products. We are actively seeking additional technology and product licensing, joint venture arrangements, and manufacturing process integration relationships with commercial partners and industry; and organizations which have established technical competencies, market reach, and mature distribution networks in the solar PV, building-integrated PV, and alternative and renewable energy market industries. We believe that this approach could provide immediate access to existing distribution channels which can increase market penetration and commercial acceptance of our products, and enable us to avoid expending significant funds for development of a large sales and marketing organization. We have not yet entered into any such arrangements for these services.

We do not currently have any commercial products and there is no assurance that we will successfully be able to design, develop, manufacture, or sell any commercial products in the future. Our product development programs involve ongoing R&D and product development efforts, and the commitment of significant resources to support the extensive invention, design, engineering, testing, prototyping, and intellectual property initiatives carried-out by our contract engineers, scientists, and consultants.

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We cannot accurately predict the amount of funding or the time required to successfully commercialize or fabricate SolarWindow™ products. The actual cost and time required to commercialize our SolarWindow™ technology may vary significantly depending on, among other things, the results of our product development efforts; the cost of developing, acquiring, or licensing various enabling technologies; changes in the focus and direction of our business or product development plans; competitive and technological advances; the cost of patent filing, prosecuting, defending and enforcing claims; demonstrating compliance with regulations and standards; and manufacturing, marketing and other costs that may be associated with product fabrication. Because of this uncertainty, even if financing is available to us, we may secure insufficient funding to effectuate our business and/or product development plans.

As of August 31, 2018, we had working capital of $796,004 and cash of $696,826. On November 26, 2018, the Company completed a self-directed offering resulting in $19,800,000 of proceeds. Simultaneously, the 2013 Note and March 2015 Loan were converted in the amount of $5,200,000, including outstanding debt principal and unpaid interest. As a result, we believe that cash on hand should be sufficient to enable us to continue operations for at least until December 2021.

Research and Related Agreements

We are a party to certain agreements related to the development of our SolarWindow™ technology.

Process Integration and Production Agreement with TriView Glass Industries

On August 2, 2017, we entered into the PIPA Agreement with Triview. Triview is a glass fabricator operating a manufacturing facility in City of Industry, California. The purpose and primary goals of agreement are to:

•	establish commercial scale manufacturing methodologies and processes to fabricate products based on WNDW technologies; and

•	integrate SolarWindow™ technologies into the Triview’s manufacturing process, to fabricate specific SolarWindow™ transparent electricity-generating glass products.

Stevenson-Wydler Cooperative Research and Development Agreement with the Alliance for Sustainable Energy

On March 18, 2011, we entered into the NREL CRADA with Alliance for Sustainable Energy, the operator of the NREL under its U.S. Department of Energy contract to advance the commercial development of the SolarWindow™ technology. Under terms of the NREL CRADA, NREL researchers will make use of our exclusive intellectual property (“IP”), newly developed IP, and NREL’s background IP in order to work towards specific product development goals. Under the terms of the NREL CRADA, we agreed to reimburse Alliance for Sustainable Energy for filing fees associated with all documented, out-of-pocket costs directly related to patent application preparation and filings, and maintenance of the patent applications.

On January 16, 2013, we entered into a modification to the NREL CRADA for the purpose of extending the date pursuant to which NREL’s researchers will make use of our exclusive IP and NREL’s background IP.

On March 6, 2013, we entered into Phase II of our NREL CRADA with Alliance for Sustainable Energy. Under the terms of the agreement, researchers will additionally work towards:

•	further improving SolarWindow™ technology efficiency and transparency;

•	optimizing electrical power (current and voltage) output;

•	optimizing the application of the active layer coatings which make it possible for SolarWindow™ coatings to generate electricity on glass surfaces;

•	developing improved electricity-generating coatings by enhancing performance, processing, reliability, and durability;

•	optimizing SolarWindow™ coating performance on flexible substrates; and

•	developing high speed and large area roll-to-roll (R2R) and sheet-to-sheet (S2S) coating methods required for commercial-scale building integrated photovoltaic (“BIPV”) products and windows.

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On December 28, 2015, we entered into another modification of the CRADA (the “Modification”) to the NREL CRADA with Alliance for Sustainable Energy, previously entered into between us and NREL. The purpose of the Modification was to extend the date pursuant to which NREL’s researchers work towards specific product development goals.

On November 21, 2017, the Company entered into a No Cost Time Extension (“NCTE”) under the NREL CRADA with the Alliance for Sustainable Energy. Under the terms of the NCTE, all terms and conditions of the CRADA remain in full force and effect without change, with a new completion date of December 21, 2018. Specifically, we are preparing to commercialize our OPV-based SolarWindow™ transparent electricity-generating coatings for BIPV, and glass and flexible plastic applications. Under Modification, NREL and the Company will work jointly towards achieving specific commercialization goals and objectives. As of November 30, 2018, the Company made $186,201 of advances to Alliance for Sustainable Energy for work to be performed under the NREL CRADA, which is capitalized as deferred research and development costs on our consolidated balance sheets.

U.S. Department of Energy (DOE) Office of Energy Efficiency and Renewable Energy’s (EERE) Advanced Manufacturing Office (AMO) Cooperative Research and Development Agreement

On March 15, 2018 the Company was awarded its first-ever advanced materials manufacturing collaborative research and development agreement (CRADA) by the U.S. Department of Energy (DOE) Office of Energy Efficiency and Renewable Energy’s (EERE) Advanced Manufacturing Office (AMO). SolarWindow was awarded the CRADA after submitting a proposal outlining its coating technologies and fabrication methods to the DOE’s Roll-to-Roll Advanced Materials Manufacturing Consortium, led by Oak Ridge National Laboratory and partnering with Argonne National Laboratory (ANL), Lawrence Berkeley National Laboratory, and the National Renewable Energy Laboratory (NREL). The CRADA will be carried out with the DOE by SolarWindow, ANL, and NREL.

The purpose of this project is to develop and demonstrate a unique high-throughput process methodology for semitransparent organic photovoltaic (OPV) modules compatible with high process speeds for many different advanced material manufacturing systems.

Results of Operations

Three Months Ended November 30, 2018 Compared with the Three Months Ended November 30, 2017

Operating Expenses

A summary of our operating expense for the three months ended November 30, 2018 and 2017 follows:

	Three Months Ended November 30,		Increase /	Percentage
	2018	2017	(Decrease)	Change
Operating expense
Selling, general and administrative	$371,405	$419,050	$(47,645)	-11
Research and product development	137,620	303,966	(166,346)	-55
Stock compensation	385,734	1,536,974	(1,151,240)	-75
Total operating expense	$894,759	$2,259,990	$(1,365,231)	-60

Selling, General and Administrative

Selling, general and administrative (“SG&A”) costs include all expenditures incurred other than research and development related costs, including costs related to personnel, professional fees, travel and entertainment, public company costs, insurance and other office related costs. During the three months ended November 30, 2018 compared to the three months ended November 30, 2017, SG&A costs decreased due primarily to a $77,000 reduction in investor communications related fees, $36,000 reduction in personnel costs offset by $50,000 increase in professional fees and $15,000 increase in other SG&A costs.

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Research and Product Development

Research and Product Development (“R&PD”) costs represent costs incurred to develop our SolarWindow™ technology and are incurred pursuant to our research agreements and agreements with other third-party providers and certain internal R&PD cost allocations. Payments under these agreements include salaries and benefits for R&PD personnel, allocated overhead, contract services and other costs. R&PD costs are expensed when incurred, except for non-refundable advance payments for future research and development activities which are capitalized and recognized as expense as the related services are performed. During the three months ended November 30, 2018 compared to the three months ended November 30, 2017, R&PD costs decreased primarily as a result of a decrease in consulting, personnel and CRADA costs.

Stock Compensation

The Company grants stock options to its Directors, employees and consultants and issues stock to its Directors. Stock compensation represents the expense associated with the amortization of our stock options and issuance of common stock. Expense associated with equity-based transactions is calculated and expensed in our financial statements as required pursuant to various accounting rules and is non-cash in nature. Stock compensation expense decreased during the three months ended November 30, 2018 compared to the three months ended November 30, 2017 due to no stock or option grants occurring in 2018 compared to the 2017 grant of 255,000 options with vesting related expense of $493,057 and issuance of 210,000 shares of common stock to our directors valued at $1,022,700. The 2018 stock compensation expense includes $355,000 related to the January 1, 2018 option grant issued to our CEO on January 1, 2018.

Other Income (Expense)

A summary of our other income (expense) for the three months ended November 30, 2018 and 2017 follows:

	Three Months Ended November 30,
	2018	2017	Change
Other income (expense)
Interest expense	$(128,239)	$(94,016)	$34,223
Accretion of debt discount	(663,918)	(345,147)	(318,771)
Total other income (expense)	$(792,157)	$(439,163)	$(352,914)

“Interest expense” relates to the stated interest of our convertible promissory notes and bridge note. “Accretion of debt discount” represents the accretion of the discount applied to our notes as a result of the issuance and modification of detachable warrants and the beneficial conversion feature contained in our notes. Pursuant to the third amendment to both outstanding promissory notes, the maturity date was extended to December 31, 2019 and the interest rate increased from 7% to 10.5% resulting in an increase to the amount of interest expense recognized during the three months ended November 30, 2018. The increase in accretion is due to the recognition of all remaining debt discount related to the 2013 Note as a result of its conversion on November 26, 2018. See “NOTE 3 – Debt” and “NOTE 4 – Private Placements” to our Consolidated Financial Statements for the three months ended November 30, 2018 for additional information.

Liquidity and Capital Resources

Our principal source of liquidity is cash in the bank. As of November 30, 2018, the Company had $19,961,808 of cash and cash equivalents compared to $696,826 as of August 31, 2018. We have financed our operations primarily from the sale of equity and debt securities. On November 26, 2018, the Company completed a self-directed offering resulting in $19,800,000 of proceeds. Simultaneously, the 2013 Note and March 2015 Loan were converted in the amount of $5,200,000, including outstanding debt principal and unpaid interest.

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Summary of Consolidated cash Flows

Presented below is a table that summarizes the cash provided or used in our activities and the amount of the respective increases or decreases in cash provided by (used in) those activities between the fiscal periods:

	Three Months Ended November 30,		2018 compared to
	2018	2017	2017
Operating activities	$(523,163)	$(671,985)	$148,822
Inves ting activities	(11,855)	-	(11,855)
Financing activities	19,800,000	2,803,176	16,996,824
Net increas e (decreas e) in cas h and cas h equivalents	$19,264,982	$2,131,191	$17,133,791

Operating Activities

Net cash used in operating activities totaled $523,163 for the three months ended November 30, 2018 as compared to $671,985 for the three months ended November 30, 2017. The $148,822 increase in cash from operating activities was primarily the result of lower personnel and R&D costs offset by higher professional fees.

Investing Activities

Net cash used in investing activities totaled $11,855 for the three months ended November 30, 2018 as compared to $0 for the three months ended November 30, 2017. The $11,855 was for the purchase of R&D equipment.

Financing Activities

Net cash provided by financing activities totaled $19,800,000 for the three months ended November 30, 2018, compared to $2,803,176 for the three months ended November 30, 2017. During the three months ended November 30, 2018, the Company received proceeds of $19,800,000 from the November 2018 Private Placement whereas during the three months ended November 30, 2017, the Company received proceeds of $248,000 from the exercise of 80,000 Series O Warrants and 2,555,176 from the September 29, 2017 private placement.

Year ended August 31, 2018 compared to the year ended August 31, 2017 compared to the year ended August 31, 2016

Operating Expenses

A summary of our operating expenses for the years ended August 31, 2018, 2017 and 2016 follows:

				2018 compared to 2017		2017 compared to 2016
	Year Ended August 31,			Increase /	Percentage	Increase /	Percentage
	2018	2017	2016	(Decrease)	Change	(Decrease)	Change
Operating expenses:
Selling, general & administrative	$1,581,316	$2,211,754	$1,769,537	$(630,438)	-29%	$442,217	25%
Research and product development	1,134,242	869,840	725,565	264,402	30%	144,275	20%
Stock compensation	2,838,025	648,201	646,263	2,189,824	338%	1,938	0%
Total Operating expense	$5,553,583	$3,729,795	$3,141,365	$1,823,788	49%	$588,430	19%

Selling, General and Administrative

Selling, general and administrative (“SG&A”) costs include all expenditures incurred other than research and development related costs, including costs related to personnel, professional fees, travel and entertainment, public company costs, insurance and other office related costs. During the year ended August 31, 2018 compared to the year ended August 31, 2017, SG&A costs decreased due primarily to a $538,000 reduction in investor communications related fees, $123,000 reduction in SG&A due to increased personnel costs allocated to R&D expense and $20,000 reduction in travel related costs offset by $43,000 increase in administrative costs. During the year ended August 31, 2017 compared to the year ended August 31, 2016, SG&A costs increased due primarily to a $444,000 increase in investor communications related fees.

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Research and Product Development

Research and Product Development (“R&PD”) costs represent costs incurred to develop our SolarWindow™ technology and are incurred pursuant to our research agreements and agreements with other third-party providers and certain internal R&PD cost allocations. Payments under these agreements include salaries and benefits for R&PD personnel, allocated overhead, contract services and other costs. R&PD costs are expensed when incurred, except for non-refundable advance payments for future research and development activities which are capitalized and recognized as expense as the related services are performed. R&PD costs increased in 2018 compared to 2017 and in 2017 compared to 2016 primarily as a result of increased product development, including improving SolarWindow™ technology efficiency and transparency; optimizing electrical power (current and voltage) output; and improving performance, processing, reliability, and durability of SolarWindow™ coatings.

Stock Compensation

The Company grants stock options to its Directors, employees and consultants and issues stock to its Directors. Stock compensation represents the expense associated with the amortization of our stock options and issuance of common stock. Expense associated with equity-based transactions is calculated and expensed in our financial statements as required pursuant to various accounting rules and is non-cash in nature. Stock compensation expense increased during the year ended August 31, 2018 compared to the year ended August 31, 2017 due to the grant of 1,255,000 options and issuance of 210,000 shares of common stock to our directors at market prices and fair values that exceeded the prior year due to our higher stock price and having more directors serving on the Board. In the prior year, the Company issued 120,000 shares to the Board valued at $393,600 compared to the current year Board share issuance of 210,000 shares valued at $1,022,700. Additionally, in fiscal 2017, the Company issued 35,000 stock purchase options and recognized option vesting related expense of $199,599 compared to the grant of 1,263,000 stock purchase options in fiscal 2018 and option vesting related expense of $1,815,325. Stock compensation expense increased slightly during the year ended August 31, 2017 compared to the year ended August 31, 2016 due to fewer vesting stock options offset by higher expense related to the issuance of 90,000 shares of common stock to our directors valued at $337,500 in 2016 compared to a similar issuance of 120,000 shares to our directors valued at $393,600 in 2017 and 18,904 shares issued to various consultants valued at an average price per share of $2.91.

Other Income (Expense)

A summary of our other income (expense) for the years ended August 31, 2018, 2017 and 2016 follows:

				2018	2017
	Year Ended August 31,			compared to	compared to
	2018	2017	2016	2017	2016
Other income (expense)
Gain on disposal of assets	$326	$-	$-	$326	$-
Interest expense	(477,566)	(312,185)	(308,983)	(165,381)	(3,202)
Accretion of debt discount	(823,724)	(1,311,445)	(2,335,954)	487,721	1,024,509
Change in fair value of derivative liability	-	-	1,714,395	-	(1,714,395)
Loan conversion inducement expense	-	-	(565,406)	-	565,406
Total other income (expense)	$(1,300,964)	$(1,623,630)	$(1,495,948)	$322,666	$(127,682)

“Interest expense” relates to the stated interest of our convertible promissory notes and bridge note. “Accretion of debt discount” represents the accretion of the discount applied to our notes as a result of the issuance and modification of detachable warrants and the beneficial conversion feature contained in our notes. Pursuant to the third amendment to both outstanding promissory notes, the maturity date was extended to December 31, 2019 and the interest rate increased from 7% to 10.5% resulting in an increase to the amount of interest expense recognized during the year ended August 31, 2018 compared to the prior years. The “change in derivative liability” resulted from the accounting impact of the features included in the sale of securities pursuant to our March 2016 Private Placement. The “loan conversion inducement expense” is the result of issuing securities in exchange for repayment of the December 2015 Loan Agreement which terms were more favorable compared to the original conversion terms of the December 2015 Loan Agreement. See “NOTE 3 – Debt” and “NOTE 4 – Private Placements” to our Consolidated Financial Statements contained in this Form 10-K.

Liquidity and Capital Resources

Our principal source of liquidity is cash in the bank. As of August 31, 2018, the Company had $696,286 of cash and cash equivalents compared to $670,853 as of August 31, 2017. We have financed our operations primarily from the sale of equity and debt securities. On November 26, 2018, the Company completed a self-directed offering resulting in $19,800,000 of proceeds. Simultaneously, the 2013 Note and March 2015 Loan were converted in the amount of $5,200,000, including outstanding debt principal and unpaid interest.

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Summary of Consolidated cash Flows

Presented below is a table that summarizes the cash provided or used in our activities and the amount of the respective increases or decreases in cash provided by (used in) those activities between the fiscal periods:

				2018	2017
	Year Ended August 31,			compared to	compared to
	2018	2017	2016	2017	2016

Operating activities	$(2,920,772)	$(2,766,529)	$(2,634,060)	$(154,243)	$(132,469)
Investing activities	(2,581)	(45,547)	(2,300)	42,966	(43,247)
Financing activities	2,949,326	973,714	4,917,110	1,975,612	(3,943,396)
Net increase (decrease) in cash and cash equivalents	$25,973	$(1,838,362)	$2,280,750	$1,864,335	$(4,119,112)

Operating Activities

Net cash used in operating activities totaled $2,920,772 for the year ended August 31, 2018 as compared to $2,766,529 for the year ended August 31, 2017. The $154,243 increase was the result of lower investor communications and professional fees offset by higher product development related costs.

Net cash used in operating activities totaled $2,766,529 for the year ended August 31, 2017 as compared to $2,634,060 for the year ended August 31, 2016. The $132,469 increase was the result of higher R&PD and investor communications fees.

Investing Activities

Net cash used in investing activities totaled $2,581 for the year ended August 31, 2018 as compared to $45,547 for the year ended August 31, 2017. The $42,966 decrease was the result of no R&PD equivalent equipment purchases made in 2018 compared to 2017.

Net cash used in investing activities totaled $45,547 for the year ended August 31, 2017 as compared to $2,300 for the year ended August 31, 2016. The $43,247 increase was the result of the purchase of R&D related equipment.

Financing Activities

Net cash provided by financing activities totaled $2,949,326 for the year ended August 31, 2018, compared to $973,714 for the year ended August 31, 2017. During the year ended August 31, 2018, the Company received proceeds of (i) $248,000 from the exercise of 80,000 Series O Warrants; (ii) $146,150 from the exercise of 39,500 Series P Warrants; and (iii) 2,555,176 from the September 29, 2017 private placement of 821,600 units of our securities.

Net cash provided by financing activities totaled $973,714 for the year ended August 31, 2017, compared to $4,917,110 for the year ended August 31, 2016. During the year ended August 31, 2017, the Company received proceeds of (i) $301,860 from the exercise of 129,000 Series M Warrants; (ii) $690,000 from the July 24, 2017 private placement of 300,000 units of our securities. During the year ended August 31, 2016, the Company received proceeds of (i) $550,000 related to the Bridge Loan; (ii) $1,367,100 from the sale of securities from our March 2016 Private Placement; and (iii) $3,000,000 from the sale of securities from our June 2016 Private Placement.

Other Contractual Obligations

Other than our contractual obligations under the research agreements, as of November 30, 2018, we have no other obligations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Recently Issued Accounting Pronouncements

See Note 2 to our August 31, 2018, Consolidated Financial Statements for more information regarding recent accounting pronouncements and their impact to our consolidated results of operations and financial position.

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DESCRIPTION OF OUR BUSINESS AND PROPERTY

Background

We were incorporated in the State of Nevada on May 5, 1998, under the name “Octillion Corp.” On December 2, 2008, we amended our Articles of Incorporation to effect a change of name to New Energy Technologies, Inc. Effective as of March 9, 2015, we amended our Articles of Incorporation to change our name to SolarWindow Technologies, Inc.

We are exclusively focused on the commercialization, continued development and refinement of, and the marketing of our SolarWindow™ technology including, but not limited to, the development and design of, and the bringing to market of, products derived from our SolarWindow™ technology.

At the time of this filing, our proprietary patent-pending SolarWindow™ see-through (“transparent”) electricity-generating coatings are the subject of over ninety (90) U.S. and international patent and trademark filings.

Our SolarWindow™ technology provides the ability to harvest light energy from the sun and artificial sources and generate electricity from a transparent, coating of organic photovoltaic (“OPV”) solar cells, applied to glass and plastics, thereby creating a “photovoltaic” effect. Photovoltaics are best known as a method for generating electric power by using solar cells to convert energy from the sun into a flow of electrons. Typically, conventional PV power is generated by making use of solar modules composed of a number of cells containing PV and electricity-conducting materials. These materials are usually opaque (i.e., not see-through) and only effectively generate electricity with sun light. Our researchers have replaced these materials with compounds that allow our SolarWindow™ technology to remain see-through or “transparent,” while generating electricity when exposed to either sun or artificial light.

Initially being developed for application on glass surfaces, SolarWindow™ could potentially be used on any of the more than eighty-five (85) million commercial and residential buildings in the United States alone.

We continue the development and commercialization, and marketing process of our SolarWindow™ technology continues to advance under the Stevenson-Wydler Cooperative Research and Development Agreement (the “NREL CRADA”) with the Alliance for Sustainable Energy, LLC (the “Alliance for Sustainable Energy”), which is the operator of The National Renewable Energy Laboratory (“NREL”); and the award of the Company’s first-ever advanced materials manufacturing Cooperative Research and Development Agreement (CRADA) from the U.S. Department of Energy (“DOE”) Office of Energy Efficiency and Renewable Energy’s (“EERE”) Advanced Manufacturing Office (“AMO”). The purpose of this project is to develop and demonstrate a unique high-throughput process methodology for semitransparent organic photovoltaic (OPV) modules compatible with high process speeds for many different advanced material manufacturing systems.

On August 2, 2017, we entered into a Process Integration and Production Agreement (the “PIPA Agreement”) with TriView Glass Industries, LLC (“Triview”). Triview is a glass fabricator operating a manufacturing facility in City of Industry, California. The purpose and primary goals of the agreement are to:

•	establish commercial scale manufacturing methodologies and processes to fabricate products based on SolarWindow technologies, and

•	integrate SolarWindow™ technologies into the Triview manufacturing process, to fabricate specific SolarWindow™ transparent electricity-generating glass products.

We have achieved numerous important milestones and overcome major technical challenges in the development of our SolarWindow™ technology, including the ability to generate electricity on glass while remaining transparent. In early 2017, our SolarWindow™ transparent electricity-generating coatings on glass were successfully processed through the rigorous autoclave system for window glass lamination at a commercial window fabricator. Layered with SolarWindow™ electricity-generating liquid coatings, glass modules were subjected to the extremely high heat and pressure of autoclave equipment located at the fabricator’s facility. Despite the SolarWindow™ modules being subjected to the harsh pressure and temperature conditions, subsequent performance testing confirmed that the modules continued to produce power. This validated that our materials could be used in a fully industrialized window autoclave manufacturing process.

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Additionally, we have scaled-up our technology from a single solar cell – only one-quarter the size of a grain of rice – to a working array of solar cells which form a one-foot by one-foot working prototype – our largest-ever SolarWindow™.

Our technological advancements over the past two years now enable us to fabricate a pane of glass coated with our SolarWindow™ technology by simply applying our transparent, electricity-generating coatings onto glass surfaces at room temperature and pressure; this process represents a significant technical achievement which may provide a manufacturing advantage over expensive and cumbersome high temperature and high positive or negative pressure-sensitive manufacturing methods common to conventional solar photovoltaic (“PV”) manufacturing.

To advance the technical development and commercialization of our SolarWindow™ products, we are actively seeking technology and product licensing and joint venture arrangements with additional research institutions, commercial partners, and organizations with established technical competencies, market reach, and mature distribution networks in the solar PV, building-integrated PV, and alternative and renewable energy market industries.

Our Important Milestones

We have been working to further designing, testing, our SolarWindow™ technology, as well as developing a prototype of our SolarWindow™, for application to commercial flat glass in tall towers since November 2006.

To date we have achieved a number of important milestones in our development efforts, including:

•	SolarWindow has been awarded a Grant by the U.S. Department of Energy, for Advanced Manufacturing. The Company was awarded the CRADA after submitting a proposal outlining its process technologies and fabrication methods to the DOE’s Roll-to-Roll Advanced Materials Manufacturing Consortium, led by Oak Ridge National Laboratory (ORNL) and partnering with Argonne National Laboratory (ANL), Lawrence Berkeley National Laboratory (LBNL), and the National Renewable Energy Laboratory (NREL). The CRADA will be carried out with the DOE by SolarWindow, ANL, and NREL;

•	the Company has set a new performance record for power efficiency with a 34% increase in performance over previous generations of its transparent electricity-generating glass. Performance results are based on independent testing and certification of SolarWindow™ devices by the U.S. Department of Energy’s National Renewable Energy Laboratory (NREL) Device Performance Measurement Laboratory;

•	processed our SolarWindow™ transparent electricity-generating glass modules through the rigorous autoclave system for window glass lamination at a commercial window fabricator;

•	successfully completed important freeze/thaw performance testing necessary for the commercialization of our transparent electricity-generating coatings; modules were subjected to more than 200 freeze/thaw cycles, which yielded favorable performance results of the edge sealing processes and minimal impact on the device electrical performance;

•	expanded product development and successfully applied our electricity-generating coatings onto flexible glass – as thin as a business card (only 0.1-millimeter-thick) – that is flexible enough to be bent without breaking or cracking; This thin glass substrate can be used to make curved PV panels or can be used in laminated glass, therefore significantly expanding the potential product range for our coatings;

•	entered into the NREL CRADA, which is still in effect;

•	filed over ninety (90) patent and trademark applications for our electricity-generating coating and technology development efforts;

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•	expanded the use of our SolarWindow™ coatings to include applications for commercial and military aircraft, and the safety and security of military pilots;

•	generated electricity on flexible plastic using novel see-through SolarWindow™ coatings;

•	developed new SolarWindow™ coatings with increased transparency and improved color;

•	produced the largest OPV for the same type of device structure ever fabricated at NREL in the institute’s history;

•	successfully collected and transported electricity using a virtually ‘invisible’ conductive wiring system developed for SolarWindow™; and

•	completed performance tests of our transparent electricity-generating coatings for glass and flexible plastics for glass-to-glass lamination processes.

Products Derived from our SolarWindowTM Technology

On September 16, 2010, we publicly unveiled a working four-inch by four-inch prototype of our proprietary SolarWindow™ technology. Scientists at the event powered lights on a scale-model house by exposing our transparent SolarWindow™ to artificial light from fluorescent lamps, mimicking lighting typically installed inside offices.

Researchers also repeatedly opened and closed window shades, successfully powering LED lights each time SolarWindow™ was exposed to natural light. This demonstration mimicked outdoor exposure such as sunlight on the exterior façade of commercial buildings – our initial target market and, we believe, a promising early application of the technology.

Scientists at the debut event not only demonstrated the ability to generate “voltage” to power lighting, but also revealed the capability of SolarWindowTM to produce “current” needed to power mechanical devices and appliances. Researchers successfully powered the mechanical rotor blades of a small helicopter using only a single, small-scale SolarWindow™ prototype exposed to a solar simulator.

In February 2012, we successfully developed the largest OPV device fabricated at NREL, measuring 170cm2, approximately 14 times larger than previous devices of the same type device and structure ever produced at NREL. In March 2012, we, in collaboration with NREL researchers, successfully collected and transported electricity using a virtually 'invisible' conductive wiring system developed for SolarWindow™. The ability to transport electricity on glass windows while remaining transparent is especially important to the eventual deployment of an aesthetically pleasing commercial product.

On March 8, 2014, we made public never-before-seen images of our largest area, high-performance SolarWindow™ arrays. These SolarWindow™ arrays measure over 232 cm² – a significant achievement for size, improving upon our previous achievements at NREL, and produced with highly-uniform, colored tints preferred by commercial window manufacturers for installation on skyscrapers, worldwide. Among the most important criteria for developing SolarWindow™ coating applications for today's skyscrapers is providing a set of neutral colors that remain see-through and are uniform in fabrication. We revealed a record-breaking, largest-area transparent, OPV SolarWindow™ array that addresses tall-tower and commercial building glass requirements. They also bear the promise of scale-up and manufacturability at large commercial sizes. This SolarWindow™ array is over 35% larger than our previously-fabricated, 170 cm² working module achievement. That prior module was already 14 times larger than the then-previous largest-area OPV module for the same type device structure ever fabricated at the NREL.

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In September 2014, we demonstrated SolarWindow™ electricity-generating coatings to Congress during the first ever National Lab Day on Capitol Hill. National Lab Day was cosponsored by the U.S. Department of Energy. On April 8, 2015, Engineers and research scientists at the University of North Carolina Charlotte Energy Production and Infrastructure Center (“UNCC-EPIC”) have independently reviewed and validated our proprietary Model. The Model calculates a financial payback of less than one year for our transparent electricity-generating SolarWindow™ technology. The UNCC-EPIC team of engineering and science experts independently validated the modeling assumptions, reference data, and technical basis important to calculating our one-year financial payback period for SolarWindow™ systems. UNCC-EPIC validation also confirmed our methodology for modeling the performance of competing PV technologies.

In May 2015 we announced plans to replace traditional electrical wiring connections with a simplified next-generation system for collecting the power produced by its transparent electricity-generating windows. In addition to reducing costs, ease of electrical installation will be important to window fabricators, glass installers (i.e., glaziers), electricians, and maintenance personnel. The replacement of today's cumbersome methods with our easy power connection system ('module interconnects') is also important for new construction and retrofit applications of SolarWindow™ electricity-generating window modules on skyscrapers and tall towers.

On August 20, 2015, we featured a first-ever demonstration of our working, electricity-generating window unit, during our webcast. Webcast participants witnessed clean electricity being generated on a demonstration window unit. Its glass is tinted in a high-demand color and framed in aluminum, popular with architects and developers of commercial towers – our target market. Participants also heard us explain exactly how we plan to: generate revenue, work towards product development and getting SolarWindow™ ready for commercial manufacturing, build shareholder value, expand our name recognition and branding plans, increase investor outreach, engage media, and outlined important next steps for commercialization and bring SolarWindow™ products to market.

On May 17, 2017, we announced the successful processing of our SolarWindow™ transparent electricity-generating coatings on glass through the rigorous autoclave system for window glass lamination at a commercial window fabricator. Layered with SolarWindow™ electricity-generating liquid coatings, glass modules were subjected to the extremely high heat and pressure of autoclave equipment located at the fabricator’s facility. Despite the SolarWindow™ modules being subjected to the harsh pressure and temperature conditions, subsequent performance testing confirmed that the modules continued to produce power.

We are currently developing seven products (collectively, the “SolarWindow™ Products”) derived from our SolarWindow™ technology:

•	SolarWindow™ – Commercial – A flat glass product for installation in new commercial towers under construction and replacement windows;

•	SolarWindow™ – Structural Glass – Structural glass walls and curtains for tall structures;

•	SolarWindow™ – Architectural Glass – Textured and decorative interior glass walls, room dividers, etc.;

•	SolarWindow™ – Residential – A window glass for installation in new residential homes under construction and replacement windows;

•	SolarWindow™ – Flex – Flexible glass and plastic films which may be applied directly to different surfaces; and

•	SolarWindow™ Retrofit Veneer - Transparent, tinted, and flexible veneers that installers can apply directly on to existing, previously installed, window glass.

Currently, we are concentrating on the development and deployment of SolarWindow™—Commercial, Structural, Architectural, and Retrofit Veneer glass products.

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Although our efforts have already produced the basis for these prototype applications, commercialization of the SolarWindowTM technology will require significant further product development, fabrication, testing, and validation. This additional work should enable us to ascertain whether the SolarWindowTM technology can serve as the basis for a commercially viable technology or product, and be manufactured.

Our commercialization pathway has led us to the PIPA Agreement with Triview, which has the following goals:

•	the establishment of commercial scale manufacturing methodologies and processes to fabricate products based on SolarWindow™ technologies; and

•	the integration of our SolarWindow™ technologies into the Triview manufacturing process, to fabricate specific SolarWindow™ transparent electricity-generating glass products.

In addition to SolarWindow™-Commercial, Structural, and Architectural products, we are also developing SolarWindow™ Retrofit Veneer products as transparent, tinted, flexible and rigid veneers that installers can apply directly over the inside of existing windows. This expanded product line broadens our market reach beyond new and replacement installations, to include windows currently installed on the estimated five million commercial buildings constructed in the U.S. alone. As noted, the SolarWindow™ Retrofit Veneer products will be developed concurrently with the other SolarWindow™ products currently under development.

Our Industry and Market Opportunity

Overview

According to the International Energy Outlook 2017 (IEO2017) released by the U.S. Energy Information Administration (EIA), world energy consumption is projected to increase by 28% by 2040.

From a total glass market perspective, global production of flat glass is forecast to rise 4 percent per year through 2021 to 11 billion square meters. The global market value of fabricated flat glass was estimated to exceed $100 billion by 2016.

America is the world’s largest consumer of electricity, according to the U.S. Energy Information Administration, with nearly 70% of the nation’s electricity generated by coal and natural gas; 50% of the total U.S. electrical generation relies on coal, a fossil fuel. The environmental impact and rising costs of these non-renewable fuels, along with the potential doubling of global electricity consumption in the coming years, illustrate the need for more creative, sustainable methods for generating electrical power. A forecast of US electricity demand shows an expected increase is usage of 40% by 2032.

We believe our products uniquely address a growing market opportunity for technologies able to generate sustainable electricity, without taking up the large amount of land needed for solar farms, or requiring large roof-top area that simply doesn’t exist on a skyscraper. Rising energy costs, increasing electricity consumption, and the need for a cleaner alternative to today’s non-renewable energy sources, all contribute to the growing demand for clean, renewable alternative energy sources. Renewable energy, especially solar and wind has reached a key tipping point whereby many renewable energy projects can compete directly with fossil fuel power plants without subsidies. Legislation or fiscal support may no longer be needed to expand renewable energy.

The Market Opportunity for our SolarWindow™ Technology and Products

Based on initial market research, there are no commercially marketed OPV see-through glass windows similar to our SolarWindow™ device technology capable of generating electricity, available for sale in the United States. We believe our SolarWindow™ technology and products could be uniquely positioned as first-to-market, if our commercial launch is timely.

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Unprecedented levels of government initiatives, heightened residential demand for green construction, and improvements in sustainable materials are driving green building. Although percentages vary from country to country, buildings are responsible for about 35–40% of the global energy demand in developed countries. Governments are putting increased focus on legislation and policies to improve their energy efficiency, according to the United States Environmental Protection Agency. In North America, initiatives such as the environmental building rating system (LEED) run by the U.S. Green Building Council are helping to transform the market for added-value glazing, and this trend is expected to continue. We anticipate similar opportunities in Europe, through the development of a European Union-wide energy labeling system for windows.

Our SolarWindow™ Products are under development for application to glass surfaces in such buildings, often referred to as “architectural flat glass” and “fabricated glass products.” In 2010, an industry report on flat glass by Pilkington, a major global glass manufacturer, noted that the ten largest cities in the United States had more than 444 million square feet of architectural glass. We do not believe that number has diminished over the past seven years; rather, we believe that this market is growing in volume, with global growth reported to be approximately 4-5% annually, with Europe, China and North America accounting for over 70% of global demand, according to the same report. Market research reports estimated the global flat glass market to be worth approximately $100 billion in 2016.

Our Competitive Strengths

We believe that the following strengths of our SolarWindow™ technology should enable us to compete successfully in the alternative energy industry:

•	our products are unique solutions for generating sustainable electricity on glass and flexible materials;

•	SolarWindow™ transparent electricity-generating technology repurposes passive windows as energy generators;

•	we believe that there are no commercially-available transparent OPV products for sale that directly compete with our technologies and products, and therefore, SolarWindow™ products may be positioned as ‘first-to-market’;

•	our SolarWindow™ Products are anticipated to have a low price point which may help deliver greater energy cost savings when compared to alternatives;

•	our SolarWindow™ Products are being designed to be attractive, ‘active’ energy producing product that addresses a growing energy demand;

•	our products have unique characteristics, not easily achievable by other companies or their renewable energy technologies. Our SolarWindow™ Products generate electricity while remaining transparent, and are able to produce electricity from natural sunlight and artificial light;

•	our SolarWindow™ Products are designed for application on the glass facades of commercial skyscrapers and are not confined to installation on limited rooftop space. The installation of typical roof-rack PV modules is often constrained by limited roof-top areas on commercial skyscrapers. In contrast, our SolarWindowTM Products are being designed to be applied to the entire glass façades of skyscrapers;

•	the electricity generated by our technologies is compatible for use with existing energy infrastructure for generating useable electricity. Our SolarWindow™ products are under development for seamless applications and integration for use in order to avoid burdening potential customers with special energy management systems;

•	our SolarWindow™ Products are being designed and developed for high volume and speed production using low-cost manufacturing processes and methods; and

•	our market strategy focuses on deployment using glass fabrication companies in an existing large global market with total glass market focus (Annealed & Tempered Glass, Glass Fabrication Processing, and Glazing Installation).

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Our Business Strategy

Our goal is to complete the product development phase for our SolarWindow™ technologies and then work towards commercial launch of SolarWindow™ Products. Key elements of our business strategy include:

•	partnering with window and glass companies that are capable of building SolarWindow™ Products that meet our performance, aesthetics; and strict environmental, energy, and budget specifications;

•	partnering with research institutions, product development firms, and others with proven technology expertise. We are currently working with scientists at NREL for the ongoing development of our SolarWindow™ Products. We will seek to engage additional firms and institutions with important technical and product development competencies as needed;

•	identifying partnerships for technology out-licensing and in-licensing opportunities. We are actively engaged in identifying potential industry or commercial partnerships for the out-licensing of our technologies, or, if warranted, the in-licensing of certain enabling technologies that could help accelerate our product development programs by reducing our need for internal research and development;

•	fostering commercial partnerships and joint ventures with industry partners. We are continuously working to develop commercial partnerships and joint ventures with third-parties, which could help us accelerate the development of our sales and distribution pipeline for any products which we develop;

•	developing pricing and power production models that capitalize on available energy subsidies in order to make our products affordable and attractive to end-users. In developing pricing strategies for any products we are able to develop, we would seek to provide our potential customers with access, to the extent available, to various subsidies, government incentives, tax credits, and other related financial mechanisms;

•	developing cost-effective, efficient, and strategic facility planning for supply-chain management and manufacturing processes. Our SolarWindow™ technology and Products would require manufacturing systems and supply-chain management expertise. We have begun to strategize and work towards addressing these needs in a cost-effective and efficient manner. In August, 2017, we signed PIPA Agreement with Triview one of the primary goals of which is to develop such manufacturing processes;

•	identifying and potentially acquiring strategic technologies and/or companies that complement our SolarWindow™ technologies;

•	raising capital in new, engaging, and innovative ways in order to continue execute on, and potentially accelerate, our path to commercialization and building shareholder value;

•	formalizing strategic relationships and partnerships with glass, energy, architectural and engineering, building and construction industries that can assist us with commercial and market outreach;

•	working with strategic partners to design and build SolarWindow™ products and processes that can assist with commercial production; and

•	identifying and developing additional applications and markets for our SolarWindow™ products; and

•	Until the fourth quarter of the 2015 fiscal year, the Company was developing two sustainable electricity generating systems, branded as SolarWindow™ and MotionPower™. On March 2, 2015, the Company announced its exclusive focus on SolarWindow™. The Company is considering its options for identifying technologies which may be strategic and/or complementary to our MotionPower™ technologies for potential acquisition.

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Competition for SolarWindow™ Technology and Products

The solar PV industry is highly competitive and such competition is increasing as participants in the industry keeps growing. Although we are not aware of other products utilizing technology substantially similar to our SolarWindow™ technology, numerous solar cell technologies have been developed, or are being developed, by a number of companies.

Such technologies include, but are not necessarily limited to, the use of organic materials, advanced crystalline silicon thin film concepts, amorphous silicon, cadmium telluride, copper-indium-gallium-selenide, titanium dioxide, and copper indium di-selenide, and others to generate electricity from the sun’s light. Given the time, investment and advances in manufacturing technologies, any of these competing technologies may achieve lower manufacturing costs, superior performance, or greater market acceptance than our SolarWindow™ technology product, currently under development.

We face competition from many companies, major universities and research institutions in the United States and abroad. Many of our competitors have substantially greater resources, experience in conducting research, experience in obtaining regulatory approvals for their products, operating experience, research and development and marketing capabilities name recognition and production capabilities. We will face competition from companies marketing existing products or developing new products which may render our technologies (and products) obsolete.

The descriptions of the products and technologies being developed or marketed by our competitors listed below have been taken from publicly available documents or reports filed by these companies:

•	Ubiquitous Energy is a company that began at the Massachusetts Institute of Technology and is initially moving toward the electronics (tablet & E-reader, cell phone) market. Their first product seems to be a very clear, high VLT, low efficiency charging system for the electronics market;

•	Solarmer is developing organic photovoltaic or OPV technology, targeting portable power, off-grid power, and building integrated photovoltaics (BIPV) markets. Solarmer will utilize its materials, devices, and roll-to-roll process technology to manufacture OPV modules with strategic partners throughout the world. Solarmer sells and provides OPV modules to product developers and system integrators who will integrate them into various products;

•	ONYX Solar is a new type of solar company, while they are not an OPV material company, the company is considered a competitor in the space for generating power under low light conditions. Their current technology is mixture of semitransparent amorphous Si, Crystalline Si and possibly Copper, Indium, Gallium, Selenide (CIS or CIGS) and is also working on OPV. They are currently in production, and are generating revenue; and

•	Sharp Corporation has developed mass-production technology for stacked triple-junction thin-film solar cells by turning a conventional two-active-layer structure (amorphous silicon plus microcrystalline silicon) into a triple-junction structure with amorphous silicon (two active layers) and microcrystalline silicon (single active layer). The triple junction cells being based on microcrystalline are unlikely to be transparent.

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These companies may have numerous competitive advantages, including:

•	significantly greater name recognition;

•	established distribution networks;

•	more advanced technologies and product development;

•	additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;

•	processes that are operational and manufacturing prototype or final products;

•	greater experience in conducting research and development, manufacturing, obtaining regulatory approval for products, and marketing approved products; and

•	significantly greater financial and human resources for product development, sales and marketing, and patent litigation.

Our commercial success will depend on our ability and the ability of our licensee or sub-licensees, if any, to compete effectively in product development areas such as, but not limited to: safety, price, marketing and distribution.

If our competitors were to succeed in developing products that are more effective than our SolarWindow™ technology, some or all of our SolarWindow™ Products could be rendered obsolete and non-competitive. Accordingly, in addition to our research and development efforts, we have undertaken a public relations, advertising, and market access outreach programs designed to establish our “brand” name recognition early on in our corporate development; we intend to continue to develop and market our brand name pending commercialization of products, if any, we may derive from our research and development efforts. We believe our strategy ultimately will facilitate the marketing, distribution and public acceptance of any products we may derive from our research and development efforts if and when regulatory approval is received.

Competition with respect to our technologies is and will be based, among other things, on safety, reliability, availability, price, marketing, distribution and patent position. Our competitive position will also depend upon our ability to attract and retain qualified personnel, to obtain patent protection or otherwise develop proprietary products or processes, and to secure sufficient capital resources for the often substantial period between technology development and commercial sales. Another important factor will be the timing of market introduction of any SolarWindowTM products we develop. Accordingly, the speed with which we can develop our SolarWindow™ products, complete safety approvals processes and ultimately supply commercial quantities of any products we develop to the market is expected to be an important competitive factor.

Proprietary Assets

SolarWindowTM Technology

Our SolarWindow™ technology is the subject of over ninety (90) US and International patent and trademark filings.

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Government Regulation

Our SolarWindow™ technology may be subject to certain government regulations and standards. Our ability to remain viable will depend on favorable government decisions at various stages of the technology’s development by various agencies. From time to time, legislation is introduced that could significantly change the statutory or regulatory provisions governing our research and product development processes, as well as approval of the manufacturing and marketing of any products derived from such research and development activities.

The production and marketing of SolarWindow™ technology derived products would be subject to existing and future safety & health regulations and standards.

Current safety & health requirements and standards for electrical products can include, but may not be limited to, Occupational Safety and Health Administration regulations, National Electrical Code as approved as an American National Standard by the American National Standards Institute or ANSI/NFPA-70, certification by Underwriters Laboratories and the Society of Automotive Engineers, and compliance with local building codes. These regulations are subject to change, and our ability to remain viable is contingent upon successfully satisfying regulatory requirements as stipulated by these agencies and/or others as the development of our SolarWindow™ technology evolves.

Employees

As of August 31, 2018, we had two full time employees, Mr. John A. Conklin, President, Chief Executive Officer and Chief Financial Officer and Briana Erickson, Manager of Business Operations & Communications.

Office Facilities

Our corporate office is located at 9375 East Shea Blvd, Suite 107-B, Scottsdale, AZ 85260. The office is provided rent free by our Chairman.

Legal Proceedings

We are not party to nor are we aware of any material pending lawsuit, litigation or proceeding.

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DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names and ages of all of our directors and executive officers. We have a Board comprised of five members. Each director holds office until a successor is duly elected or appointed. Executive officers serve at the discretion of the Board and are appointed by the Board. Also provided herein are brief descriptions of the business experience of each of the directors and officers during the past five years, and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities law.

Name	Age	Current Position With Us	Director or Officer Since

John A. Conklin	58	President, Chief Executive Officer, and Director	August 9, 2010

Steve Yan-Klassen	50	Chief Financial Officer	October 22, 2018

Harmel S. Rayat	57	Chairman and Director	March 15, 2018

Alastair Livesey	61	Director	September 19, 2007

Bob Levine	69	Director	December 17, 2018

Jatinder Bhogal	51	Director	August 7, 2017

Biographical Information

Set forth below are the names of all of our directors and executive officers, all positions and offices held by each person, the period during which each has served as such, and the principal occupations and employment of such persons during at least the last five years, and other director positions held currently or during the last five years:

John A. Conklin. Mr. Mr. Conklin is founder of Tellurium Associates, LLC, an industrial and environmental process design and operations consulting company, and founder of National Solar Systems, LLC, a New York based renewable energy firm. Mr. Conklin has studied chemical engineering, chemical technology, and numerous industrial, safety and renewable energy programs. With over 32 years of industrial process and renewable and alternative energy experience, Mr. Conklin has consulted regarding and overseen the technical and business requirements of over 50 technology, manufacturing and industrial companies, ranging from start-ups to Fortune 500 companies, including industry leaders such as Lockheed Martin and TDI Power, a global manufacturer of power systems. Mr. Conklin serves as our President and Chief Executive Officer and brings a combination of technical, business and hands-on alternative and renewable energy experience.

Steve Yan-Klassen. Mr. Yan-Klassen is a Chartered Professional Accountant (“CPA”), a Certified Management Accountant (“CMA”). Mr. Yan-Klassen was a senior manager at Wolrige Mahon Collins Barrow LLP and at BDO Canada LLP, and a practicing CPA at Amisano Hanson Chartered Accountants. Mr. Yan-Klassen’s public company accounting experience includes over fifteen years of auditing financial statements for SEC, Canadian Securities Exchange and TSX Venture Exchange reporting issuers. Areas of expertise include companies with operations in technology, energy, manufacturing and mining in North and South America, Africa, and Southeast Asia. Mr. Yan-Klassen will serve as our Chief Financial Officer and brings a combination of financial and regulatory filing experience.

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Harmel S. Rayat. Since the 1990s, Mr. Rayat has provided strategic capital and managerial guidance to a number of entities in various industries, including advertising, biotechnology, news distribution, alternative energy and commercial real estate. Mr. Rayat, a founding shareholder of SolarWindow Technologies, Inc., was invited to join the Board due to his experience in finance, marketing, management and technology start-ups generally. Mr. Rayat is the President and sole stockholder of KCC, which beneficially owns approximately 75.77% of our issued and outstanding stock. Mr. Rayat is also a director and through KCC a controlling stockholder of RenovaCare, Inc. For more information on KCC’s holdings please refer below to the section titled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Alastair Livesey. Dr. Livesey earned his B.A. in Science from the University of Cambridge in 1979, followed by an M.A. and Ph.D. in materials science from the Cavendish Physics Laboratory at the University of Cambridge in 1982 and 1984, respectively. From May 2001 to July 2007, Dr. Livesey was employed by Energy Conversion Devices, Inc. During his tenure at Energy Conversion Devices, Dr. Livesey held several positions, including Director of Integrated Hydrogen Energy Systems, Head of New Business Development and Strategic Planning, and Director, Cognitive Computer Business Development and Architecture Design. In these roles, he led projects involving product development and commercialization, strategic and business planning, new business development, joint venture partnerships, financing, human resources, information technology, and public relations across a diverse range of technologies including hydrogen storage, thin-film solar cells, advanced batteries, and fuel cells. From August 2007 to the present, Dr. Livesey has worked as an independent consultant in the alternative and renewable energy field. In April 2010, Dr. Livesey was appointed as the Managing Director of Diverse Energy Ltd, a UK firm developing and assembling fuel cell power plants to replace diesel generators. Dr. Livesey has subsequently left Diverse Energy and started a new company, Africa Power Ltd., to sell low-carbon and renewable power in Africa. Dr. Livesey was invited to join the Board due to, and we continue to benefit from, his experience with scientific research, and product and business development.

Bob Levine. Since 1994, Mr. Bob Levine has been with Avison Young and currently serves on Avison Young’s Executive Committee. Mr. Levine has 40 years of experience in commercial real estate sales, leasing, and advisory roles and has worked with many developers, equity partners, and investors. Mr. Levine has been responsible for the sale of numerous landmark and Class-A office buildings, shopping centers, industrial properties, and major development sites.

Jatinder S. Bhogal. Mr. Jay (Jatinder) S. Bhogal, President and CEO, Vector Asset Management, brings 20 years of experience helping finance and build companies in diversified industries, including: online media, health services, medical devices, drug discovery, vaccine production, renewable and alternative energy, fossil fuels, and others. Numerous breakthrough technologies supported by Mr. Bhogal have grown from inception to achieve $300 million-plus market capitalization. As a private investor, director, and executive, Mr. Bhogal has incubated and directed ventures and projects in collaboration with leading research institutions and government agencies, including: United States Department of Energy’s National Renewable Energy Laboratory, University of California Berkeley, Dartmouth College, NASA’s International Space Station National Laboratory Initiative (on board the Space Shuttle ‘Endeavour’ with USDA; mission STS-126), and others.

All of our directors are elected annually to serve for one year or until their successors are duly elected and qualified.

Except for Mr. Conklin, none of our directors are employees. Mr. John A. Conklin, our President and Chief Executive Officer, does and will continue to provide his full time efforts to our business activities. While our other four directors intend to devote as much time as necessary to the success and development of SolarWindow Technologies, Inc., currently each has other business interests or employment obligations requiring their time and attention. While each of these directors has indicated that they intend to provide such time and attention to our business activities as may be reasonably required, and have done so to date, there can be no assurance that their priorities will not shift in the future and that the amount of that each devotes to our activities will diminish. In the event that their outside interests begin to take precedence over their positions as directors of SolarWindow Technologies, Inc., our business may suffer. Please refer to “Risk Factors.”

Family Relationships and Other Matters

There are no family relationships among or between any of our officers and directors.

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Legal Proceedings

None of or directors or officers are involved in any legal proceedings as described in Regulation S-K (229.401(f)).

Section 16(A) Beneficial Ownership Reporting Compliance

Because we do not have a class of equity securities registered pursuant to Section 12 of the Exchange Act we are not required to make the disclosures required by Item 405 of Regulation SK.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to the SEC, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the Code of Ethics, and accountability for adherence to the Code of Ethics. Our Code of Ethics is available on our website at http://www.solarwindow.com. To access our Code of Ethics, click on “Investors”, and then click on “Code of Ethics” located under “Corporate Governance.”

A copy of our Code of Ethics may be obtained, at no charge, by sending a written request to our President and Chief Executive Officer, John A. Conklin, 9375 East Shea Blvd., Suite 107-B, Scottsdale, AZ 85260.

Corporate Governance

We have adopted Corporate Governance Guidelines applicable to our Board. Our Corporate Governance Guidelines are available on our website at http://www.solarwindow.com. To access our Corporate Governance Guidelines, click on “Investors,” and then click on “Corporate Governance Principles” located under “Corporate Governance.”

Director Independence

We are not listed on a major U.S. securities exchange and, therefore, are not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors; however, at this time, after considering all of the relevant facts and circumstances, our Board has determined that Mr. Levine and Mr. Livesey are independent from our management and each qualifies as an “independent director” under the standards of independence of the FINRA listing standards. We do not currently have a majority of independent directors as required by the FINRA listing standards. Upon our listing on any national securities exchange or any inter-dealer quotation system, we will elect such independent directors, qualifying as such, as is necessary under the rules of any such securities exchange.

Board Leadership Structure

We currently have only one executive officer and four directors. Our Board has reviewed our current Board leadership structure — which consists of a Chief Executive Officer and Chairman of the Board — in light of the composition of the Board, our size, the nature of our business, the regulatory framework under which we operate, our stockholder base, our peer group and other relevant factors, and has determined that this structure is currently the most appropriate Board leadership structure for our company.

Board Role in Risk Oversight

Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including strategic risks, enterprise risks, financial risks, and regulatory risks. While our management is responsible for day to day management of various risks we face, the Board, as a whole, is responsible for evaluating our exposure to risk and to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board reviews and discusses policies with respect to risk assessment and risk management. The Board also has oversight responsibility with respect to the integrity of our financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements.

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Board of Directors Meetings, Committees of the Board of Directors, and Annual Meeting Attendance

During the fiscal year ended August 31, 2018, the Board held a total of six (6) meetings. All members of the Board attended all Board meetings. We do not maintain a policy regarding director attendance at annual meetings and we did not have an annual meeting of shareholders during the fiscal year ended August 31, 2017.

We do not currently have any standing committees of the Board. The full Board is responsible for performing the functions of: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating Committee.

Audit Committee

The Board does not currently have a standing Audit Committee. The full Board performs the principal functions of the Audit Committee. The full Board monitors our financial reporting process and internal control system and reviews and appraises the audit efforts of our independent accountants.

Compensation Committee

The Board does not currently have a standing Compensation Committee. The full Board establishes our overall compensation policies and reviews recommendations submitted by our management.

Nominating Committee

The Board does not currently have a standing Nominating Committee. We do not maintain a policy for considering nominees. Our Bylaws provide that the number of Directors shall be fixed from time to time by the Board, but in no event shall be less than the minimum required by law. The Board should be large enough to maintain our required expertise but not too large to function inefficiently. Director nominees are recommended, reviewed and approved by the entire Board. The Board believes that this process is appropriate due to the relatively small number of directors on the Board and the opportunity to benefit from a variety of opinions and perspectives in determining director nominees by involving the full Board.

While the Board is solely responsible for the selection and nomination of Directors, the Board may consider nominees recommended by stockholders as deemed appropriate. The Board evaluates each potential nominee in the same manner regardless of the source of the potential nominee’s recommendation. Although we do not have a policy regarding diversity, the Board does take into consideration the value of diversity among Board members in background, experience, education and perspective in considering potential nominees for recommendation to the Board for selection. Stockholders who wish to recommend a nominee should send nominations to Mr. John A. Conklin, Chief Executive Officer, 9375 East Shea Blvd., Suite 107-B., Scottsdale, AZ 85260, or Mr. Harmel S. Rayat, Chairman of the Board, Suite 700, 688 West Hastings Street, Vancouver, BC, V6B 1P1, that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected.

Compensation Consultants

We have not historically relied upon the advice of compensation consultants in determining Named Executive Officer compensation. Instead, the full Board reviews compensation levels and makes adjustments based on their personal knowledge of competition in the market place, publicly available information and informal surveys of human resource professionals.

Stockholder Communications

Stockholders who wish to communicate with the Board may do so by addressing their correspondence to the Board at SolarWindow Technologies, Inc., Attention: John A. Conklin, 9375 East Shea Blvd., Suite 107-B, Scottsdale, AZ 85260, or Mr. Harmel S. Rayat, Chairman of the Board, Suite 700, 688 West Hastings Street, Vancouver, BC, V6B 1P1. The Board will review and respond to all correspondence received, as appropriate.

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Compensation of Directors

We do not pay director compensation to directors who are also our employees. Our Board determines the non-employee directors’ compensation for serving on the Board and its committees. In establishing director compensation, the Board is guided by the following goals:

•	compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of our size and scope;

•	compensation should align the directors’ interests with the long-term interests of stockholders; and

•	compensation should assist with attracting and retaining qualified directors.

For their services as directors and actual expenses incurred to attend meetings of the Board, non-employee directors received $4,250 per quarter which was increased to $4,500 per quarter beginning on March 1, 2016 and further increased to $4,750 beginning on December 1, 2017. Directors are entitled to participate in, and have been issued options and shares of common stock under, our 2006 Plan.

The following table provides information as to compensation for services of the non-employee directors during the fiscal years ended August 31, 2018, 2017 and 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
Alastair Livesey (3)	18,750	194,800	150,560	364,110
Joseph Sierchio (4)	18,750	194,800	150,560	364,110
Jatinder S. Bhogal(5)	18,750	438,300	338,760	795,810
Harmel S. Rayat (6)	-	-	-	-
Total 2018 director compensation	56,250	829,700	639,880	1,524,030

Alastair Livesey (3)	18,000	131,200	-	149,200
Joseph Sierchio (4)	18,000	131,200	-	149,200
Total 2017 director compensation	36,000	262,400	-	298,400

Alastair Livesey (3)	17,750	112,500	-	130,250
Joseph Sierchio (4)	17,750	112,500	-	130,250
Total 2016 director compensation	35,500	225,000	-	260,500

_____________

(1) The amounts in this column represent the aggregate grant date fair value of restricted stock grants granted in 2018, 2017 and 2016, as applicable, computed in accordance with ASC 718. See “NOTE 5 – Common Stock and Warrants” to the SolarWindow Technologies, Inc. Consolidated Financial Statements contained in this Form 10-K.

(2) The amounts in this column represent the aggregate grant date fair value of stock option awards granted in 2018, 2017 and 2016, as applicable, computed in accordance with ASC 718. See “NOTE 5 – Common Stock and Warrants” to the SolarWindow Technologies, Inc. Consolidated Financial Statements contained in this Form 10-K.

(3) During 2018, 2017 and 2016, Mr. Livesey received 40,000 shares, 40,000 shares and 30,000 shares, respectively, of restricted stock valued at the closing price of our stock on the date of grant. During 2018, Mr. Livesey received 40,000 stock purchase options with an exercise price of $4.87 and fair market value of $3.764 per share

(4) During 2018, 2017 and 2016, Mr. Sierchio received 40,000 shares, 40,000 shares and 30,000 shares, respectively, of restricted stock valued at the closing price of our stock on the date of grant. During 2018, Mr. Sierchio received 40,000 stock purchase options with an exercise price of $4.87 and fair market value of $3.764 per share. Mr. Serchio resigned from the Board effective October 22, 2018.

(5) Mr. Bhogal became a director of the Company effective August 7, 2017. During 2018, Mr. Bhogal received 90,000 shares of restricted stock valued at the closing price of our stock on the date of grant and 90,000 stock purchase options with an exercise price of $4.87 and fair market value of $3.764 per share

(6) Mr. Rayat became a director of the Company effective March 15, 2018. Mr. Rayat’s annual compensation for serving as Chairman of the Board of Directors is $1.00 per year.

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EXECUTIVE COMPENSATION

Our Board is responsible for establishing the compensation and benefits for our executive officers. The Board reviews the performance and total compensation package for our executive officers, and considers the modification of existing compensation and the adoption of new compensation plans. The board has not retained any compensation consultants.

The goals of our executive compensation program are to attract, motivate and retain individuals with the skills and qualities necessary to support and develop our business within the framework of our small size and available resources. We designed our executive compensation program to achieve the following objectives:

•	attract and retain executives experienced in developing and delivering products such as our own;

•	motivate and reward executives whose experience and skills are critical to our success;

•	reward performance; and

•	align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value.

Summary Compensation Table

The following table and descriptive materials set forth information concerning compensation earned for services rendered to us by: the Chief Executive Officer (the “CEO”); the Chief Financial Officer (the “CFO”); and the other most highly-compensated executive officers other than the CEO and CFO who were serving as executive officers during the fiscal year ended August 31, 2018, 2017 and 2016 (the “Named Executive Officers”):

Name and Principal Position	Year Ended August 31,	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation($) (3)	Total ($)
John A. Conklin (4)	2018	257,167	-	194,800	5,834,168	25,992	6,312,127
President, Chief Executive	2017	221,500	-	131,200	-	33,857	386,557
Officer and Director	2016	221,500	-	112,500	-	30,633	364,633

Steve Yan-Klassen (5) Chief Financial Officer	2018	-	-	-	-	-	-

_____________

(1) The amounts in this column represent the aggregate grant date fair value of restricted stock grants granted in 2018, 2017 and 2016, as applicable, computed in accordance with ASC 718, including 40,000 shares, 40,000 shares and 30,000 shares of common stock issued during the year ended August 31, 2018, 2017 and 2016, respectively, as compensation for Mr. Conklin’s service to the Company as a director.

(2) The amounts in this column represent the aggregate grant date fair value of stock option awards granted in 2018, 2017 and 2016, as applicable, computed in accordance with ASC 718. The 2018 amount represents the issuance of (i) 1,008,000 stock purchase options with an exercise price of $5.35 per share and fair value per share of $5.6385, and (ii) 40,000 stock purchase options with an exercise price of $4.87 per share and fair value per share of $3.764.

(3) Our employees generally maintain private insurance coverage and are reimbursed an agreed upon amount each month to offset their out-of-pocket medical insurance premiums.

(4) Effective August 9, 2010, we appointed Mr. Conklin to serve as our President, Chief Executive Officer, and Chief Financial Officer and entered into an Employment Agreement with him on such date. Pursuant to Mr. Conklin’s Employment Agreement, he is entitled to an annual salary and a stipend to cover medical insurance premiums. On January 1, 2014, we and Mr. Conklin entered into a new employment agreement (the “2014 Employment Agreement”) pursuant to which Mr. Conklin is paid an annual salary of $221,500, received a grant of 700,000 stock options and was entitled to a medical insurance premium reimbursement stipend of $2,214 per month. Effective January 1, 2015, Mr. Conklin’s medical stipend was increased to $2,391 per month. Effective January 1, 2016, Mr. Conklin’s medical stipend was increased to $2,593 per month. Effective January 1, 2017, Mr. Conklin’s medical stipend was increased to $2,945 per month. Effective August 1, 2017, Mr. Conklin voluntarily reduced his medical stipend to $2,166 per month. On January 1, 2018, we and Mr. Conklin entered into a new employment agreement (the “2018 Employment Agreement”) pursuant to which Mr. Conklin is paid an annual salary of $275,000, received a grant of 1,008,000 stock options and was entitled to a medical insurance premium reimbursement stipend of $2,166 per month. On October 22, 2018, Mr. Conklin resigned as Chief Financial Officer commensurate with the appointment of Steve Yan-Klassen as the Company’s Chief Financial Officer.

(5) Effective October 22, 2018, we appointed Steve Yan-Klassen to serve as our Chief Financial Officer. Mr. Yan-Klassen has no employment agreement. Mr. Yan-Klassen resides in Vancouver, Canada and will receive an annual salary of $31,500 Canadian dollars.

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Outstanding Equity Awards

The following table sets forth information regarding equity awards that have been previously awarded to each of the Named Executives and which remained outstanding as of February 26, 2019.

Option Awards
Name	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Not Currently Exercisable	Option Exercise Price ($)	Option Expiration Date
John A. Conklin (1)	294,000	714,000	5.35	1/1/2028
	40,000	-	4.87	11/21/2027

______________

(1) On January 1, 2018, pursuant to the 2018 Employment Agreement, we granted a stock option to purchase 1,008,000 shares of our common stock. On November 21, 2017, pursuant the grant of stock options to our Board for their services, we granted a stock option to purchase 40,000 shares of our common stock with an exercise price of $4.87 per share and expiration of November 21, 2027.

Employee directors are eligible to receive stock option compensation but do not receive cash compensation in addition to their monthly salary for services rendered as a director.

Potential Payments upon Termination or Change in Control

There are no understandings or agreements known by management at this time which would result in a change in control.

On January 1, 2018, we entered into the 2018 Employment Agreement with Mr. John A. Conklin. Pursuant to the terms of the 2018 Employment Agreement, Mr. Conklin will receive an annual salary of $275,000, medical insurance reimbursement stipend currently at the rate of $2,166 per month and a grant to purchase 1,008,000 stock options. Additionally, in the event that Mr. Conklin’s employment is terminated without cause or a result of disability, he will be entitled to receive up to (i) six monthly payments as in effect on the date of termination if terminated prior to December 31, 2018; (ii) four monthly payments as in effect on the date of termination if terminated after December 31, 2018 and prior to December 31, 2019; (iii) three monthly payments as in effect on the date of termination if terminated after December 31, 2019 and prior to December 31, 2021. In addition to the delivery of the applicable severance payment, 50% of the then unvested stock options shall vest as of the termination date. Mr. Conklin has the right to exercise the vested options within two years from the termination date, after which all unexercised vested options will terminate.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 26, 2019 by (i) all persons who are known by us to beneficially own more than 5% of our outstanding shares of common stock, (ii) each director, director nominee, and Named Executive Officer; and (iii) all executive officers and directors as a group:

Name and Address of Beneficial Owner (1)	Number of shares Beneficially Owned (2)	% of Class Owned (2)
Directors and Officers
John A. Conklin (3)	586,370	1.10
Alastair Livesey (4)	125,734	*
Bob Levine (5)	66,666	*
Jatinder S. Bhogal(6)	180,000	*
All Directors and Officers as a Group (4 people)	958,770	1.79

5% Shareholders
Kalen Capital Corporation (7) The Kalen Capital Building 688 West Hastings St. 7th Floor Vancouver, BC V6B 1P1	54,193,516	75.77

_____________

(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock and except as indicated the address of each beneficial owner is 9375 East Shea Blvd., Suite 107-B, Scottsdale, AZ 85260

(2) Calculated pursuant to rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 52,959,323 shares of common stock issued and outstanding on a fully diluted basis. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(3) Includes 210,370 shares of common stock and 376,000 shares of common stock reserved for issuance upon the exercise of vested stock options, including 42,000 shares issuable upon exercise of options expected to vest on or before April 1, 2019. Does not include 672,000 shares of common stock reserved for issuance upon exercise of stock options granted under the 2006 Plan that have not yet vested.

(4) Includes 89,067 shares of common stock and 36,667 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan.

(5) Includes 33,333 shares of common stock and 33,333 shares of common stock reserved for issuance upon the exercise of a Series T Warrant.

(6) Includes 90,000 shares of common stock and 90,000 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan.

(7) Kalen Capital Corporation is a private Alberta corporation wholly owned by Mr. Harmel Rayat, our Chairman. In such capacity, Mr. Rayat may be deemed to have beneficial ownership of these shares. The number of shares reflected above is as of the date of this prospectus based upon the review of our transfer records and information provided to us by Kalen Capital Corporation and includes: (a) 35,631,598 shares owned by Kalen Capital Corporation and its wholly owned subsidiary; (b) up to 246,000 shares issuable upon exercise of a Series M Warrant; (c) up to 767,000 shares issuable upon exercise of a Series N Warrant; (d) up to 213,500 shares issuable upon exercise of a Series P Warrant; (e) up to 468,750 shares issuable upon exercise of a Series R Warrant; (f) up to 300,000 shares issuable upon exercise of a Series S-A Warrant; and (g) 16,566,668 shares issuable upon exercise of a Series T Warrant.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We do not have a formal written policy for the review and approval of transactions with related parties. However, our Code of Ethics and Corporate Governance Principles require actual or potential conflict of interest to be reported to the Board. Our employees are expected to disclose personal interests that may conflict with ours and they may not engage in personal activities that conflict with their responsibilities and obligations to us. Periodically, we inquire as to whether or not any of our Directors have entered into any transactions, arrangements or relationships that constitute related party transactions. If any actual or potential conflict of interest is reported, our entire Board and outside legal counsel review the transaction and relationship disclosed and the Board makes a formal determination regarding each Director's independence. If the transaction is deemed to present a conflict of interest, the Board will determine the appropriate action to be taken.

Review, Approval or Ratification of Transactions with Related Persons

Our unwritten policy with regard to transactions with related persons is that all material transactions are to be reviewed by the entire Board for any possible conflicts of interest. In the event of a potential conflict of interest, the Board will generally evaluate the transaction in terms of the following standards: (i) the benefits to us; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated parties or the employees generally. The Board will then document its findings and conclusion in written minutes.

The Board is responsible for review, approval, or ratification of “related-person transactions” entered into between us and related persons. Under SEC rules (Section 404 (a) of Regulation S-K), a related person is a director, officer, nominee for director, or 5% stockholder of our outstanding shares of common stock since the beginning of the previous fiscal year, and their immediate family members.

The Board has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

•	any transaction with another company for which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue;

•	compensation to executive officers determined by the Board;

•	compensation to directors determined by the Board;

•	transactions in which all security holders receive proportional benefits; and

•	banking-related services involving a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar service.

The Board reviews transactions involving related persons who are not included in one of the above categories and makes a determination whether the related person has a material interest in a transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion. The Board reviews all material facts related to the transaction and takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; the extent of the related person’s interest in the transaction; and, if applicable, the availability of other sources of comparable products or services.

Transactions with Related Persons

The following are related party transactions for the fiscal years ended August 31, 2018, 2017 and 2016:

On November 26, 2018, the Company completed the November 2018 Private Placement to accredited investors of 16,666,667 Units of the Company’s equity securities at a price of $1.50 per Unit with each Unit comprised of (a) one share of common stock; and (b) one Series T Warrant to purchase one share of common stock at a price of $1.70 per share for a period of seven (7) years. Pursuant to the November 2018 Private Placement, the Investor purchased 13,100,000 Units in exchange for cash of $19,650,000 and converted $5,200,000 of debt owing under the 2013 Note and March 2015 Loan into 3,466,667 Units leaving interest payable remaining under the 2013 Note of $52,182. The Company agreed to repay the remaining interest from proceeds received from the November 2018 Private Placement.

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The law firm of Sierchio & Partners, LLP, of which Joseph Sierchio, one of the Company’s directors, was a principal, had provided counsel to the Company since its inception. Beginning in September 2016, Mr. Sierchio became a partner at Satterlee Stephens LLP (“Satterlee”). Concurrently with Mr. Sierchio’s move to Satterlee, the Company engaged with Satterlee to provide legal counsel with Mr. Sierchio maintaining his role as the Company’s primary attorney. Mr. Serchio resigned from the Board effective October 22, 2018, but maintains his role as the Company’s primary attorney. During the years ended August 31, 2018, 2017 and 2016, the Company recognized $257,983, $321,739 and $291,951 of fees for legal services billed by firms associated with Mr. Sierchio. At August 31, 2018, the Company recorded an accrual to Satterlee of $30,000 which is included in Accounts payable and accrued expenses on the face of the Consolidated Balance Sheet.

On August 7, 2017, the Company appointed Jatinder Bhogal to the Board of Directors. Mr. Bhogal has provided consulting services to the Company through his wholly owned company, Vector Asset Management, Inc., pursuant to a Consulting Agreement dated February 1, 2014, as amended on November 11, 2016 and on December 1, 2018 (Amendment No. 2). Pursuant to the Consulting Agreements in effect prior to December 1, 2018, Mr. Bhogal received compensation of $5,000 per month. Beginning with Amendment No. 2, Mr. Bhogal receives compensation of $18,750 per month. During the years ended August 31, 2018, 2017 and 2016, the Company recognized $60,000, $60,000 and $60,000 of expense in connection with the Consulting Agreement. During the three months ended November 30, 2018, the Company recognized $15,000 of expense in connection with the Consulting Agreement.

On November 3, 2017, the Company entered into the Third Amendment to the 2013 Bridge Loan Agreement and the Third Amendment to the 2015 Bridge Loan Agreement with the Investor pursuant to which the Company and the Investor agreed to extend the maturity date to December 31, 2019. Pursuant to the Third Amendment to the 2013 Bridge Loan Agreement and the Third Amendment to the 2015 Bridge Loan Agreement, the rate of interest increased to 10.5% and the following warrants, held by the Investor, had their maturity date extended to December 31, 2022: a) Series M Warrant to purchase 246,000 shares; b) Series N Warrant to purchase 767,000 shares; c) Series P Warrant to purchase 213,500 shares; d) Series R Warrant to purchase 468,750; and e) Series S-A Warrant to purchase 300,000 shares. As a result of extending the expiration date of the above warrants to December 31, 2022, the Company recognized an additional debt discount to the 2013 Note of $1,074,265 as of November 3, 2017.

On July 24, 2017, the Company entered into the July 2017 Private Placement with the Investor for the sale of 300,000 units at a price of $2.30 per unit for $690,000 in aggregate proceeds. Each unit consisted of one share of common stock and one Series S-A Warrant to purchase one (1) share of common stock at an exercise price of $2.53 per share through July 24, 2022. The warrants may be exercised on a cashless basis.

On March 2, 2017, the Investor exercised outstanding warrants to purchase up to 7,642,631 shares of the Company’s common stock on a cashless basis, consisting of: (i) a Series I Warrant to purchase up to 921,875 shares; (ii) a Series J Warrant to purchase up to 3,110,378 shares; (iii) a Series K Warrant to purchase up to 3,110,378 shares; and (iv) a Series L Warrant to purchase up to 500,000 shares, resulting in the issuance of 5,215,046 shares of common stock.

On December 31, 2015, we entered into the 2015 Second Amended Loan Agreement with the Investor resulting in the extension of the 2013 Note’s maturity date to December 31, 2017 and the issuance of a Series N Warrant to purchase 767,000 shares of our common stock. Additionally, as consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, we extended the maturity date of the Series I Warrant to purchase 921,875 shares of common stock from October 6, 2018 to December 31, 2020, and extended the maturity date of the Series J Warrant to purchase 3,110,378 shares of common stock and Series K Warrant to purchase 3,110,378 shares of common stock from November 9, 2019 to December 31, 2020.

On December 7, 2015, we entered into a Bridge Loan Agreement with the Investor pursuant to which we borrowed $550,000. As a condition to the Investor’s entry into the December 2015 Loan Agreement, we issued the Investor a Series M Stock Purchase Warrant to purchase up to 275,000 shares of our common stock for a period of five years, with an exercise price of $2.34. Additionally, as consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, we extended the maturity date of the Series M Warrant to purchase 275,000 shares of common stock from December 7, 2020 to December 31, 2020.

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On March 4, 2015, we entered into the Bridge Loan Agreement with The Investor pursuant to which we borrowed $600,000 at an annual interest rate of 7%, compounded quarterly, with a default rate of 15%. The March 2015 Loan was evidenced by a promissory note with an initial maturity date of the earlier of: (a) the closing of any equity financing by the Company in excess of $600,000, or (b) September 4, 2015. In connection with the Bridge Loan Agreement, the Company issued the Investor a Series L Stock Purchase Warrant to purchase up to 500,000 shares of the Company’s common stock, which was initially exercisable from September 5, 2015 through March 4, 2020, with an exercise price of $1.20. On December 7, 2015, the Investor agreed to extend the maturity date of the March 2015 Loan from September 4, 2015 to December 31, 2016. As consideration the Company issued the Investor a Series M Stock Purchase Warrant to purchase 100,000 shares of the Company’s common stock through December 7, 2020, at an exercise price of $2.34 per share, and the Company extended the expiration date of the Series L Warrant to December 2, 2020. As a result of extending the expiration date of the above warrants to December 31, 2020, the Company recognized an additional debt discount to the March 2015 Loan of $ 238,800 as of December 7 , 2015.

During the year ended August 31, 2016, the Investor purchased 250 PPM Units related to the March 2016 Private Placement resulting in us receiving $775,000. Additionally, the Investor converted $548,700 of principal owed under the December 2015 Loan Agreement in exchange for 177 PPM units. As a result, we issued 427,000 shares of common stock, 427,000 Series O Warrants, and 213,500 Series P Warrants.

During the year ended August 31, 2016, the Investor purchased 468,750 units under the June 2016 Private Placement resulting in us receiving $1,500,000 and issuing 468,750 shares of common stock, 468,750 Series Q Warrants, and 468,750 Series R Warrants.

During the year ended August 31, 2016, the Company received and repaid a short term cash advance from the Investor totaling $25,720.

DESCRIPTION OF OUR SECURITIES

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.10 per share. As of the date of this prospectus there were 52,959,323 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Subject to any special voting rights of any series of preferred stock that we may issue in the future, each holder is entitled to one vote for each share held on all matters to be voted upon by the stockholders, including the election of directors. The shares of common stock do not have cumulative voting rights. This means that the holders of more than 50% of the shares of common stock can elect all of our directors, subject to the rights of any outstanding series of preferred stock. The holders of common stock are entitled to receive a pro-rata share of dividends, if any, as may be declared from time to time by the board out of funds legally available for the payment of dividends, subject to any preferential dividend rights of any outstanding series of preferred stock.

The holders of common stock are entitled to receive a pro-rata share of dividends, if any, as may be declared from time to time by the board out of funds legally available for the payment of dividends, subject to any preferential dividend rights of any outstanding series of preferred stock.

In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro-rata in all assets remaining after payment of our liabilities and subject to the prior rights of any outstanding series of preferred stock. Shares of common stock have no preemptive, conversion, or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

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Preferred Stock

Our Board is authorized, subject to certain limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights and terms of redemption of shares constituting any series or designations of such series The rights of holders of our common stock may be subject to, and adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control and may adversely affect the voting and other rights of holders of our common stock.

Warrants

As of the date of this prospectus, the following warrants were issued, outstanding and unexercised:

Description	Number	Weighted Average Exercise Price ($)	Expiration Date
Series M	246,000	2.34	December 31, 2022
Series N	767,000	3.38	December 31, 2022
Series P	213,500	3.70	April 30, 2018
Series R	468,750	4.00	December 31, 2022
Series S-A	300,000	2.53	December 31, 2022
Series S	821,600	3.42	September 29, 2022
Series T	16,666,668	1.70	November 26, 2025
Total	19,483,518

Each of the Company’s warrants outstanding entitles the holder to purchase one share of the Company’s common stock for each warrant share held. Other than Series P Warrants, all of the following warrants may be exercised on a cashless basis. Please refer to the footnotes to the included financial statements for additional disclosure.

Options

The following table summarizes information about stock options outstanding and exercisable at November 30, 2018:

	Stock Options Outstanding			Stock Options Exercisable
Range of Exercise Prices	Number of Shares Subject to Outstanding Options	Weighted Average Contractual Life (years)	Weighted Average Exercise Price ($)	Number of Shares Subject To Options Exercise	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price ($)

$3.28	7,500	7.96	$3.28	7,500	7.96	$3.28
3.46	35,000	7.10	3.46	25,000	7.10	3.46
4.87	187,500	8.98	4.87	187,500	8.98	4.87
5.35	1,008,000	9.09	5.35	231,000	9.09	5.35
5.94	33,334	2.07	5.94	33,334	2.07	5.94
Total	1,271,334	8.83	$5.23	484,334	8.45	$5.08

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Debt

As of November 30, 2018, the Company had no outstanding debt balances. As of August 31, 2018, the Company had the following outstanding debt balances:

	Issue	Maturity		Debt		Interest
	Date	Date	Principal	Discount	Balance	Payable
As of August 31, 2018:
March 2015 Loan as amended	3/4/2015	12/31/2019	$600,000	$-	$600,000	$186,797
2013 Note as amended	10/7/2013	12/31/2019	3,000,000	(663,918)	2,336,082	1,337,146
			$3,600,000	$(663,918)	$2,936,082	$1,523,943

March 2015 Loan as Amended

On March 4, 2015, the Company entered into a Bridge Loan Agreement with 1420468 Alberta Ltd. (which has since been merged with and into Kalen Capital Corporation, a British Columbia corporation wholly-owned by our Chairman, Harmel S. Rayat (the “Investor”)). Pursuant the Bridge Loan Agreement, the Company borrowed $600,000 at an annual interest rate of 7% (the “March 2015 Loan”), compounded quarterly, with a default rate of 15%.

On November 26, 2018, the entire balance due under the March 2015 Loan was converted in exchange for 532,377 Units pursuant to the November 2018 Private Placement, See “Note 4 – Private Placements” to our Consolidated Financial Statements for the three months ended November 30, 2018 for additional information.

2013 Note as Amended

On October 7, 2013, the Company sold to the Investor an unsecured Convertible Promissory Note (the “2013 Note”) in the amount of $3,000,000 with 7% interest compounded quarterly. According to the terms of the amended 2013 Note, the Investor may elect to convert principal and accrued interest into units of the Company’s equity securities, with each Unit consisting of (a) one share of common stock; and (b) one Stock Purchase Warrant for the purchase of one share of common stock. The conversion price for each Unit is the lesser of (i) $1.37; or (ii) 70% of the 20 day average closing price of the Company’s common stock prior to conversion, subject to a floor of $1.00 with the exercise price of each Warrant being equal to 60% of the 20 day average closing price of the Company’s common stock prior to conversion. On November 26, 2018, $4,401,434 of the 2013 Note was converted in exchange for 2,934,290 Units pursuant to the November 2018 Private Placement except for $44,260 of accrued interest which the Company agreed to repay from proceeds from the November 2018 Private Placement, See “Note 4 – Private Placements” to our Consolidated Financial Statements for the three months ended November 30, 2018 for additional information.

Shares Eligible for Resale

The market for our common stock has historically been volatile; there is no assurance that an orderly and liquid trading market for our common stock will develop or be sustained after the completion of this offering. Future sales of substantial amounts of common stock, including shares of common stock issued upon exercise of outstanding options and exercise of the warrants offered in this prospectus in the public market after this offering or the anticipation of those sales could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of our equity securities.

Rule 144

As of the date of this prospectus there were 52,959,323 shares of our common stock issued and outstanding, of which 31,358,872 shares are deemed “restricted securities” or “control securities” within the meaning of Rule 144. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act.

In general, under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater.

Rule 144 also permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least nine months to sell such shares without restriction other than the requirement that there be current public information as set forth in Rule 144. To the extent that Rule 144 is otherwise available, this provision is currently applicable to all of the restricted shares. If a non-affiliate has held the shares for more than one year, such person may make unlimited sales pursuant to Rule 144 without restriction.

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The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities. Please refer to “Risk Factors.”

THE SELLING STOCKHOLDERS

The following table presents information regarding the Selling Stockholders. The Selling Stockholders may sell up to 1,790,700 shares of common stock (including shares issuable upon exercise of outstanding warrants). The percentage of outstanding shares beneficially owned is based on 52,959,323 shares of common stock issued and outstanding as of the date of this prospectus. Information with respect to beneficial ownership is based upon information provided to us by the Selling Stockholders. Except as may be otherwise described below, to the best of our knowledge, the named Selling Stockholders beneficially owns and has sole voting and investment authority as to all of the shares set forth opposite its name. None of the Selling Stockholders are known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the Selling Stockholders has represented that he, acquired his shares solely for investment and not with a view to or for resale or distribution of such shares.

Selling Stockholder	# of Shares Beneficially Owned prior to the Offering	Approximate % of Issued and Outstanding Shares Beneficially Owned Prior to the Offering (1)		# of Shares Registered and to be Sold in this Offering (2)	Estimated No. of Shares Beneficially Owned After this Offering	Approximate % of Issued and Outstanding Shares Beneficially Owned after this Offering (2)
Mackie Research Capital Corp ITF Cindy Bains	1,286,000	2.4	(3)	1,286,000	-	-
Willamette Ventures, LLP ITF Herdev S. Rayat	322,000	0.6	(4)	322,000	-	-
Michael Emmott	3,200	*	(5)	3,200	-	-
Narinder Thouli	32,000	*	(6)	32,000	-	-
Cynthia A. Eck	30,000	*	(7)	30,000	-	-
David Klaue	6,000	*	(8)	6,000	-	-
Dominick Milano & Jeannette Milano Ten Com	5,000	*	(9)	5,000	-	-
Donald Daniel	22,500	*	(10)	22,500	-	-
George F. Johnson, Jr. & Kathy Johnson JT TEN	2,000	*	(11)	2,000	-	-
The Gilbert F. Mueller Jr. & Barbara J. Mueller Revocable Trust of 1991	2,500	*	(12)	2,500	-	-
Gregory R. Connor	5,000	*	(9)	5,000	-	-
I. David Reingold	2,500	*	(12)	2,500	-	-
Jerald Shapiro	17,500	*	(13)	17,500	-	-
Kenneth J. O'Donnell & Janet R. O'Donnell JT TEN	2,000	*	(11)	2,000	-	-
Kurt M. Weigel	2,000	*	(11)	2,000	-	-
Larry Filkoff	5,000	*	(9)	5,000	-	-
Louis R. Jeffrey	4,000	*	(14)	4,000	-	-
M. Jack Wilkenfeld	10,000	*	(15)	10,000	-	-
Raymond Szulc	1,000	*	(16)	1,000	-	-
Scott Palmer	20,000	*	(17)	20,000	-	-
Teh-Kuei Chen	3,000	*	(18)	3,000	-	-
Thomas R. Gay & Mark D. Sample JT TEN	2,500	*	(12)	2,500	-	-
Wendy E. Brawer & Ray E. Sage JT TEN	4,000	*	(14)	4,000	-	-
Emanuel M. Landau	1,000	*	(16)	1,000	-	-
Total	1,790,700	3.3		1,790,700	-	-

____________

(1) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 52,959,323 shares of common stock issued and outstanding as of the date of this prospectus. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this prospectus. Please refer to “Plan of Distribution.”

(2) The Selling Stockholders may offer and sell, from time to time, any or all of our common stock issued to them and registered for resale. Because the Selling Stockholders may offer all or only some portion of the 1,790,700 shares of common stock registered, no exact number can be given as to the amount or percentage of these shares of common stock that will be held by the Selling Stockholders upon termination of the offering. We can only make estimates and assumptions. The number of shares listed in the category entitled “% of Issued and Outstanding Shares Beneficially Owned After This Offering,” in the table above, represent an estimate of the number of shares of common stock that will be held by the Selling Stockholders after the offering. To arrive at this estimate, we have assumed that the Selling Stockholders will sell all of the shares to be registered pursuant to this offering and will not be acquiring any additional shares. Please refer to “Plan of Distribution.”

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(3) Includes 643,000 shares of common stock and 643,000 shares of common stock issuable upon the exercise of Series S Warrants.

(4) Includes 161,000 shares of common stock and 161,000 shares of common stock issuable upon the exercise of a Series S Warrant registered to Willamette Ventures, LLP. Herdev S. Rayat is a Partner in Willamette Ventures, LLP and may be deemed to be the beneficial owner of these shares.

(5) Represents 1,600 shares of common stock and 1,600 shares of common stock issuable upon the exercise of a Series S Warrant.

(6) Represents 16,000 shares of common stock; and 16,000 shares of common stock issuable upon the exercise of a Series S Warrant.

(7) Represents 30,000 shares of common stock.

(8) Represents 6,000 shares of common stock.

(9) Represents 5,000 shares of common stock.

(10) Represents 22,500 shares of common stock.

(11) Represents 2,000 shares of common stock.

(12) Represents 2,500 shares of common stock.

(13) Represents 17,500 shares of common stock.

(14) Represents 4,000 shares of common stock.

(15) Represents 10,000 shares of common stock.

(16) Represents 1,000 shares of common stock.

(17) Represents 20,000 shares of common stock.

(18) Represents 3,000 shares of common.

As of the date of this prospectus, we have not failed to file any registration statement required to be filed by us under registration rights agreements to which we are a party. None of shares registered for resale on behalf of the Selling Shareholders represent additional shares that issued as a penalty under any registration rights agreement to which we are a party.

Other than the relationships described in the table and footnotes and elsewhere in this prospectus, the Selling Stockholders have not had or have any material relationship with us or any of our affiliates within the past three years. Based upon representations made by the Selling Stockholders to us, we do not believe that any of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer.

We may require the Selling Stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

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PLAN OF DISTRIBUTION

The Selling Stockholders and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTCPINK or any other inter-dealer quotation system, stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

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Pursuant to the terms of the Registration Rights Agreement, we agreed to register for resale all of the shares owned by the Selling Stockholders, including shares issuable upon exercise of warrants owned as of October 7, 2014 and to keep the registration statement, of which this prospectus is a part of, until the earlier of: (a) the date the investor's securities have been sold in accordance with Rule 144; (b) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to our transfer agent as reasonably determined by us, upon the advice of our counsel; or (c) such securities have otherwise been disposed of by the investor pursuant to an exemption from the registration requirements of the Securities Act. We further provided the Selling Stockholders with demand registration rights and our failure to file any required registration statements would result in penalties requiring us to issue additional shares of common stock, as further set forth in the Registration Rights Agreement. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

Our bylaws provide for indemnification of directors and officers to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys’ fees, arising out of his or her status as a director, officer, agent, employee, or representative.

Section 78.138 of the Nevada Revised Statutes (the “NRS”) provides that except as might otherwise be specifically provided in the NRS or a company’s articles of incorporation n that a director or officer of the Company shall not be personally liable to the Company or its stockholders or creditors for damages resulting from any action or failure to act in his or her capacity as a director or officer, if his or her act or omission did not constitute a breach of his or her fiduciary duties and did not involve intentional misconduct, fraud or a knowing violation of law. Nevada law provides that, to the extent a director, officer, employee or agent has been successful on the merits or otherwise in the defense of an action, suit or proceeding, the Company shall indemnify such person against expenses incurred in connection with the defense.

Section 78.7502(1) of the NRS authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent “who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation” due to his or her corporate role. Section 78.7502(1) extends this protection “against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.”

Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

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Section 78.751(2) authorizes a corporation’s articles of incorporation, bylaws or agreement to provide that directors’ and officers’ expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification. Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators. Our bylaws require us to indemnify our directors to the fullest extent permitted under Nevada law or any other applicable law in effect.

We may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of ours, or is or was serving at our request as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against liability under the provisions of this section. We currently maintain such insurance.

The above discussion of our Bylaws and the referenced sections of the Nevada Revised Statutes is not intended to be exhaustive and is qualified in its entirety by such Bylaws and statute.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the shares of common stock offered hereby have been passed upon for SolarWindow Technologies, Inc. by Satterlee Stephens LLP, 230 Park Avenue, 11th Floor, New York, New York 10169. Joseph Sierchio, a partner of Satterlee Stephens LLP, is the beneficial owner of 219,234 shares of our common stock.

EXPERTS

Our consolidated financial statements for the fiscal years ended August 31, 2018 and 2017, appearing herein, have been audited by Marcum LLP as to the year ended August 31, 2018 and Peterson Sullivan, LLP as to the years ended August 31, 2017 and 2016, both independent registered public accounting firms, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file periodic reports with the SEC, including quarterly reports and annual reports which include our audited financial statements. This registration statement, including exhibits thereto, and all of our periodic reports may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain copies of the registration statement, including the exhibits thereto, and all of our periodic reports after payment of the fees prescribed by the SEC. For additional information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides on-line access to reports and other information regarding registrants that file electronically with the SEC at the address: http://www.sec.gov. In addition, you may request a copy of any of our periodic reports filed with the Securities and Exchange Commission at no cost, by writing us at: SolarWindow Technologies, Inc., 9375 East Shea Blvd. Suite 107-B, Scottsdale, Arizona 85260, or telephoning us at: (800) 213-0689.

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INDEX TO

CONSOLIDATED

FINANCIAL STATEMENTS

66

SOLARWINDOW TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

	November 30,	August 31,
	2018	2018
	(Unaudited)
ASSETS

Current assets
Cash	$19,961,808	$696,826
Deferred research and development costs	186,201	133,975
Prepaid expenses and other current assets	39,749	58,819
Total current assets	20,187,758	889,620

Equipment, net of accumulated depreciation of $54,497 and $50,509, respectively	47,481	39,614
Total assets	$20,235,239	$929,234

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued expenses	$108,646	$93,616
Interest payable to related party	52,182	-
Total current liabilities	160,828	93,616

Bridge note payable to related party	-	600,000
Convertible promissory note payable to related party, net of discount of $663,918	-	2,336,082
Interest payable to related party	-	1,523,943
Total long term liabilities	160,828	4,460,025
Total liabilities	160,828	4,553,641

Commitments and contingencies

Stockholders' equity (deficit)
Preferred stock: $0.10 par value; 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock: $0.001 par value; 300,000,000 shares authorized, 52,959,323 and 36,292,656 shares issued and outstanding at November 30, 2018 and August 31, 2018, respectively.	52,959	36,293
Additional paid-in capital	67,592,667	42,223,599
Retained equity	(47,571,215)	(45,884,299)
Total stockholders' equity (deficit)	20,074,411	(3,624,407)
Total liabilities and stockholders' equity (deficit)	$20,235,239	$929,234

(The accompanying notes are an integral part of these consolidated financial statements)

F-1

SOLARWINDOW TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended November 30,
	2018	2017

Revenue	$-	$-

Operating expense s
Selling, general and administrative	506,847	1,841,227
Research and product development	387,912	418,763
Total operating expense s	894,759	2,259,990

Loss from operations	(894,759)	(2,259,990)

Other expense
Interest expense	(128,239)	(94,016)
Accretion of debt discount	(663,918)	(345,147)
Total other expense	(792,157)	(439,163)

Net loss	$(1,686,916)	$(2,699,153)

Basic and Diluted Loss per Common Share	$(0.03)	$(0.08)

Weighted average number of common shares outstanding - basic and diluted	52,887,931	35,373,077

(The accompanying notes are an integral part of these consolidated financial statements)

F-2

SOLARWINDOW TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (Unaudited)

FOR THE THREE MONTHS ENDED NOVEMBER 30, 2018

	Common Stock		Additional Paid-in	Retained	Total Stockholders' Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Balance, August 31, 2018	36,292,656	$36,293	$42,223,599	$(45,884,299)	$(3,624,407)

November 2018 Private Placement units issued	13,200,000	13,200	19,786,800	-	19,800,000
November 2018 Private Placement units issued in exchange for convertible debt	3,466,667	3,466	5,196,534	-	5,200,000
Stock based compensation due to common stock purchase options	-	-	385,734	-	385,734
Net loss for the three months ended November 30, 2018	-	-	-	(1,686,916)	(1,686,916)
Balance, November 30, 2018	52,959,323	$52,959	$67,592,667	$(47,571,215)	$20,074,411

(The accompanying notes are an integral part of these consolidated financial statements)

F-3

SOLARWINDOW TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

FOR THE THREE MONTHS ENDED NOVEMBER 30, 2018 AND 2017

	Three Months Ended November 30,
	2018	2017
Cash flows from operating activities
Net loss	$(1,686,916)	$(2,699,153)
Adjustments to reconcile net loss to net cash flows from operating activities
Depreciation	3,988	3,837
Stock based compensation expense	385,734	1,536,973
Accretion of debt discount	663,918	345,147
Changes in operating assets and liabilities:
Decrease (increase) in deferred research and development costs	(52,226)	(1,134)
Decrease (increase) in prepaid expenses and other current assets	19,070	(31,782)
Increase (decrease) in accounts payable and accrued expenses	15,030	80,111
Increase (decrease) in interest payable	128,239	94,016
Net cash flows from operating activities	(523,163)	(671,985)

Cash flows from investing activity
Purchase of equipment	(11,855)	-
Net cash flows from investing activity	(11,855)	-

Cash flows from financing activities
Proceeds from the issuance of equity securities	19,800,000	2,803,176
Net cash flows from financing activities	19,800,000	2,803,176

Change in cash	19,264,982	2,131,191

Cash at beginning of period	696,826	670,853

Cash at end of period	$19,961,808	$2,802,044

Supplemental disclosure of cash flow information:
Interest paid in cash	$-	$-
Income taxes paid in cash	$-	$-

Supplemental disclosure of non-cash transactions:
Discount on convertible promissory note due to to warrant modifications	$-	$1,074,265
Common stock issued for conversion of note payable	$5,200,000	$-

(The accompanying notes are an integral part of these consolidated financial statements)

F-4

SOLARWINDOW TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – Basis of Presentation, Organization and Going Concern

Basis of Presentation

The unaudited financial statements of SolarWindow Technologies, Inc. (the “Company”) as of November 30, 2018, and for the three months ended November 30, 2018 and 2017, have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States for interim financial reporting and include the Company’s wholly-owned subsidiaries, Kinetic Energy Corporation (“KEC”), and New Energy Solar Corporation (“New Energy Solar”). Accordingly, they do not include all of the disclosures required by accounting principles generally accepted in the United States for complete financial statements and should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended August 31, 2018, as filed with the Securities and Exchange Commission as part of the Company’s Form 10-K. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the interim financial information have been included. The Company did not record an income tax provision during the periods presented due to net taxable losses. The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.

Organization

SolarWindow Technologies, Inc. was incorporated in the State of Nevada on May 5, 1998, under the name “Octillion Corp.” On December 2, 2008, the Company amended its Articles of Incorporation to effect a change of name to New Energy Technologies, Inc. Effective as of March 9, 2015, the Company amended its Articles of Incorporation to change its name to SolarWindow Technologies, Inc. to align the company name with its brand identity, SolarWindow™. Products derived from the Company’s SolarWindow™ technology are intended to harvest light energy from the sun and artificial sources and generate electricity from a transparent, coating of organic photovoltaic (“OPV”) solar cells, applied to glass and plastics, thereby creating a “photovoltaic” effect. The Company’s ticker symbol changed to WNDW.

Until the fourth quarter of the 2015 fiscal year, the Company was developing two sustainable electricity generating systems. These novel technologies are branded as SolarWindow™ and MotionPower™. On March 2, 2015, the Company announced its exclusive focus on SolarWindow™.

The Company’s SolarWindow™ technology harvests light energy from the sun and artificial sources to generate electricity from a transparent coating of organic photovoltaic solar cells applied to glass or plastics, creating a “photovoltaic” effect. Photovoltaics are best known as “solar panels” providing a method to generate electricity using solar cells to convert energy from the sun into a flow of electrons. Conventional PV power is generated by solar modules composed of interconnected mono- or poly-crystalline cells containing PV and electricity-conducting materials. These materials are usually opaque (i.e., not see-through) and only effectively generate electricity with sun light. The Company’s researchers have replaced these materials with a very thin layer of specially developed compounds that allow our SolarWindow™ technology to remain see-through or “transparent,” while generating electricity when exposed to either sun or artificial light. SolarWindow™ coatings are capable of generating electricity when exposed to direct, diffused, filtered, low, or reflected natural or artificial light.

Going Concern

The Company does not have any commercialized products, has not generated any revenue since inception and has sustained recurring losses and negative cash flows from operations since inception. Due to the “start-up” nature of our business, we expect to incur losses as we continue development of our products and technologies. As of November 30, 2018, the Company had approximately $19,962,000 of cash on hand and current liabilities of $160,828. On November 26, 2018, the Company completed a self-directed offering resulting in $19,800,000 of proceeds. Simultaneously, the 2013 Note and March 2015 Loan were converted in the amount of $5,200,000, including outstanding debt principal and unpaid interest. The Company believes that, as a result of the recent financing, it currently has sufficient cash to meet its funding requirements over the next twelve months following the issuance of this Quarterly Report on Form 10-Q. However, the Company has experienced and continues to experience negative cash flows from operations, as well as an ongoing requirement for substantial additional capital investment. The Company expects that it may need to raise additional capital to accomplish its business plan over the next several years. If additional funding is required, the Company expects to seek to obtain that funding through private equity or convertible debt. There can be no assurance as to the availability or terms upon which such financing and capital might be available.

F-5

NOTE 2 – Summary of Significant Accounting Policies

Principles of Consolidation

Kinetic Energy Corporation was incorporated on June 19, 2008, in the State of Nevada and holds the patents related to the Company’s MotionPower™ technology. The Company’s business activities related to the MotionPower™ technology are conducted through KEC.

New Energy Solar was incorporated on February 9, 2009, in the State of Florida and entered into agreements with The University of South Florida Research Foundation (“USF”) to sponsor research related to the Company’s SolarWindow™ technology. On February 18, 2015, the Company terminated the license agreement entered into with USF which originated on June 21, 2010.

These consolidated financial statements presented are those of SolarWindow Technologies, Inc. and its wholly owned subsidiaries, KEC, and New Energy Solar. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of the Company’s consolidated financial statements requires management to make estimates and use assumptions that affect the reported amounts of assets, liabilities and expenses. These estimates and assumptions are affected by management’s application of accounting policies. On an on-going basis, the Company evaluates its estimates. Actual results and outcomes may differ materially from these estimates and assumptions.

Equipment

Fixed assets are carried at cost, less accumulated depreciation. Major improvements are capitalized, while repair and maintenance are expensed when incurred. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected for the period.

Depreciation is computed on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Computers	3 years
Equipment	5 years

F-6

Fair Value Measurements

The Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The Company utilizes a three-tier hierarchy which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. The Company has no assets or liabilities measured and recorded on a recurring or nonrecurring basis with Level 1 inputs.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities. The Company has no assets or liabilities measured and recorded on a recurring or nonrecurring basis with Level 2 inputs.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company has no assets or liabilities measured and recorded on a recurring or nonrecurring basis with Level 3 inputs.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts payable and interest payable approximate their fair value because of the short-term nature of these instruments and their liquidity. It is not practical to determine the fair value of the Company’s notes payable due to the complex terms. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Research and Product Development

Research and product development costs represent costs incurred to develop the Company’s technology, including salaries and benefits for research and development personnel, allocated overhead and facility occupancy costs, supplies, equipment purchase and repair and other costs. Research and product development costs are expensed when incurred, except for nonrefundable advance payments for future research and development activities which are capitalized and recognized as expense as the related services are performed.

Net Income (Loss) Per Share

The computation of basic earnings per share (“EPS”) is based on the weighted average number of shares that were outstanding during the period, including shares of common stock that are issuable at the end of the reporting period. The computation of diluted EPS is based on the number of basic weighted-average shares outstanding plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method. The computation of diluted net income per share does not assume conversion, exercise or contingent issuance of securities that would have an antidilutive effect on earnings per share. Therefore, when calculating EPS if the Company experienced a loss, there is no inclusion of dilutive securities as their inclusion in the EPS calculation is antidilutive. Furthermore, options and warrants will have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options or warrants (they are in the money). See “NOTE 7 - Net Loss Per Share” for further discussion.

Recent Accounting Pronouncements

In July 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a free-standing equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The Company adopted ASU No. 2017-11 at the beginning of the current fiscal year with no impact on its Consolidated Financial Statements.

F-7

In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718) Scope of Modification Accounting. The amendments in this Update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. The amendments in this Update are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for public business entities for reporting periods for which financial statements have not yet been issued. The Company adopted ASU 2017-09 at the beginning of the current fiscal year with no impact on its Consolidated Financial Statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842)”, which supersedes ASC Topic 840, Leases, and creates a new topic, ASC 842, Leases. The new guidance requires the recognition of lease assets and liabilities for operating leases with terms of more than 12 months. Presentation of leases within the consolidated statements of operations and consolidated statements of cash flows will be generally consistent with the current lease accounting guidance. The ASU is effective for reporting periods beginning after December 15, 2018, with early adoption permitted. The Company early adopted ASU No. 2016-02 at the beginning of the current fiscal year with no impact on its Consolidated Financial Statements.

The Company reviews new accounting pronouncements as issued. Although some of these accounting standards issued or effective after the end of the Company’s previous fiscal year may be applicable, the Company has not identified any standards that the Company believes merit further discussion. The Company believes that none of the new standards will have a significant impact on the financial statements.

NOTE 3 - Debt

As of August 31, 2018, the Company had the following outstanding debt balances which were converted to Units (defined below) during the three months ended November 30, 2018:

	Issue	Maturity		Debt		Interest
	Date	Date	Principal	Discount	Balance	Payable
As of August 31, 2018:
March 2015 Loan as amended	3/4/2015	12/31/2019	$600,000	$-	$600,000	$186,797
2013 Note as amended	10/7/2013	12/31/2019	3,000,000	(663,918)	2,336,082	1,337,146
			$3,600,000	$(663,918)	$2,936,082	$1,523,943

March 2015 Loan as Amended

On March 4, 2015, the Company entered into a Bridge Loan Agreement with 1420468 Alberta Ltd. (which has since been merged with and into Kalen Capital Corporation, a British Columbia corporation wholly-owned by our Chairman, Harmel S. Rayat (the “Investor”)). Pursuant the Bridge Loan Agreement, the Company borrowed $600,000 at an annual interest rate of 7% (the “March 2015 Loan”), compounded quarterly, with a default rate of 15%.

On November 3, 2017, the Company entered into the Third Amendment related to the March 2015 Loan pursuant to which the Company and the Investor amended the March 2015 loan to extend the maturity date to December 31, 2019. As consideration for the note extension, the interest rate was increased to 10.5%. On November 26, 2018, $798,566 of the March 2015 Loan was converted in exchange for 532,377 Units pursuant to the November 2018 Private Placement except for $7,922 of accrued interest which the Company agreed to repay from proceeds from the November 2018 Private Placement,, See “Note 4 – Private Placements” for additional information.

During the three months ended November 30, 2018 and 2017, the Company recognized $19,691 and $14,436, respectively, of interest expense.

F-8

2013 Note as Amended

On October 7, 2013, the Company sold to the Investor an unsecured Convertible Promissory Note (the “2013 Note”) in the amount of $3,000,000 with 7% interest compounded quarterly. According to the terms of the amended 2013 Note, the Investor may elect to convert principal and accrued interest into units of the Company’s equity securities, with each Unit consisting of (a) one share of common stock; and (b) one Stock Purchase Warrant for the purchase of one share of common stock. The conversion price for each Unit is the lesser of (i) $1.37; or (ii) 70% of the 20 day average closing price of the Company’s common stock prior to conversion, subject to a floor of $1.00 with the exercise price of each Warrant being equal to 60% of the 20 day average closing price of the Company’s common stock prior to conversion. On November 26, 2018, $4,401,434 of the 2013 Note was converted in exchange for 2,934,290 Units pursuant to the November 2018 Private Placement except for $44,260 of accrued interest which the Company agreed to repay from proceeds from the November 2018 Private Placement, See “Note 4 – Private Placements” for additional information.

On November 3, 2017, the Company entered into the Third Amendment related to the 2013 Note pursuant to which the Company and the Investor amended the 2013 Note to extend the maturity date to December 31, 2019. As consideration for the note extension, the interest rate was increased to 10.5% and all outstanding warrants held by the Investor had their maturity date extended to December 31, 2022, resulting in an additional debt discount of $1,074,265 as of November 3, 2017. The modification did not result in a gain or loss due to the related party nature of the transaction.

During the three months ended November 30, 2018 and 2017, the Company recognized $108,547 and $79,580, respectively, of interest expense. During the three months ended November 30, 2018 and 2017, the Company recognized $663,918 and $345,147, respectively, of debt discount accretion. The full $663,918 of the remaining debt discount balance related to warrant expiration date extensions was amortized in total due to the conversion of the notes as described above.

NOTE 4 – Private Placements

November 2018 Private Placement

On November 26, 2018, the Company completed a self-directed offering (the “November 2018 Private Placement”) to accredited investors of 16,666,667 units of the Company’s equity securities (each a “Unit” and collectively, the “Units”) at a price of $1.50 per Unit with each Unit comprised of (a) one share of common stock; and (b) one warrant to purchase one share of common stock at a price, subject to certain adjustments, of $1.70 per share for a period of seven (7) years (the “Series T Warrant”). The unit price was based on a 15% discount to the average of the 20-day closing price (last day being Monday, November 12, 2018) of the Company's common stock as reported on the OTCPINK. Pursuant to the November 2018 Private Placement, the Company issued 13,200,000 Units in exchange for cash of $19,800,000 and 3,466,667 Units for the conversion of $5,200,000 of the principal and unpaid interest owed under the 2013 Note and the March 2015 Loan. The interest payable remaining under notes totals $52,182, which the Company agreed to repay from proceeds received under the November 2018 Private Placement. Of the 13,200,000 Units issued in exchange for cash, Kalen Capital Corporation purchased 13,100,000 Units.

The Series T Warrants were accounted for pursuant to ASC 470-20-25-2. The relative fair value of the common stock was estimated to be $13,687,151. The relative fair value of the Series T Warrants was estimated to be $11,312,849 as determined based on the relative fair value allocation of the proceeds received. The Series T Warrants were valued using the Black-Scholes option pricing model using the following variables: market price of common stock - $2.94 per share; estimated volatility – 85.85%; 7-year risk free interest rate – 2.97%; expected dividend rate - 0% and expected life - 7 years.

NOTE 5 – Common Stock and Warrants

Common Stock

At November 30, 2018, the Company had 300,000,000 authorized shares of common stock with a par value of $0.001 per share, 52,959,323 shares of common stock outstanding and 2,570,085 shares reserved for issuance under the Company’s 2006 Long-Term Incentive Plan (the “2006 Plan”) as adopted and approved by the Company’s Board on October 10, 2006 that provides for the grant of stock options to employees, directors, officers and consultants (See “NOTE 6 - Stock Options”).

F-9

During the three months ended November 30, 2018, the Company completed the November 2018 Private Placement of 16,666,667 units at a price of $1.50 per unit. Each unit consisted of one share of common stock and one Series T Stock Purchase Warrant to purchase one (1) share of common stock at an exercise price of $1.70 per share for a period of seven (7) years (See “NOTE 3 – Private Placements”).

Warrants

Each of the Company’s warrants outstanding entitles the holder to purchase one share of the Company’s common stock for each warrant share held. Other than the Series O Warrants and Series P Warrants, all of the following warrants may be exercised on a cashless basis. A summary of the Company’s warrants outstanding and exercisable as of November 30, 2018 and August 31, 2018 is as follows:

	Shares of Common Stock Issuable from Warrants Outstanding as of		Weighted Average
Description	November 30, 2018	August 31, 2018	Exercise Price	Date of Issuance	Expiration
Series M	246,000	246,000	$2.34	December 7, 2015	December 31, 2022
Series N	767,000	767,000	$3.38	December 31, 2015	December 31, 2022
Series P	213,500	213,500	$3.70	March 25, 2016	December 31, 2022
Series R	468,750	468,750	$4.00	June 20, 2016	December 31, 2022
Series S-A	300,000	300,000	$2.53	July 24, 2017	December 31, 2022
Series S	821,600	821,600	$3.42	September 29, 2017	September 29, 2022
Series T	16,666,667	-		November 26, 2018	November 26, 2025
Total	19,483,517	2,816,850

NOTE 6 - Stock Options

Stock option grants pursuant to the 2006 Plan vest either immediately or over one to five years and expire ten years after the date of grant. Stockholders previously approved 5,000,000 shares for grant under the 2006 Plan, of which 2,570,085 remain available for grant, 1,305,001 have been exercised in total with 629,677 net shares (due to the cashless exercise feature) issued pursuant to such exercises of vested options from inception of the 2006 Plan through August 31, 2018. All shares approved for grant and subsequently forfeited are available for future grant. The Company does not repurchase shares to fulfill the requirements of options that are exercised and therefore issues new shares when options are exercised. The 2006 Plan was approved by stockholders on February 7, 2011 and expires according to its terms on February 7, 2021.

A summary of the Company’s stock option activity for the three months ended November 30, 2018 and related information follows:

	Number of Shares Subject to Option Grants	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value ($)
Outstanding at August 31, 2018	1,291,334	5.22
Forfeitures and cancellations	(20,000)	4.87
Outstanding at November 30, 2018	1,271,334	5.23	8.83 years	6,875
Exercisable at November 30, 2018	484,334	5.08	8.45 years	5,575

F-10

The aggregate intrinsic value in the table above represents the total pretax intrinsic value for all “in-the-money” options (i.e. the difference between the Company’s closing stock price on the last trading day of the period covered by this report and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all in-the-money option holders exercised their vested options on November 30, 2018. The intrinsic value of the option changes based upon the fair market value of the Company’s common stock. Since the closing stock price was $3.59 on November 30, 2018 and only 42,500 outstanding options have an exercise price below $3.59 per share, as of November 30, 2018, there is $6,875 of intrinsic value to the Company’s outstanding, in-the-money stock options.

Three Months Ended November 30, 2018

Due to his resignation from the Board on October 22, 2018, Joseph Sierchio forfeited 20,000 unvested stock options with an exercise price of $4.87 which resulted in the Company reversing previously recorded stock compensation expense related to the vesting of said options in the amount of $58,367.

The following table sets forth the share-based compensation cost resulting from stock option grants, including those previously granted and vesting over time, that were recorded in the Company’s Consolidated Statements of Operations for the three months ended November 30, 2018 and 2017:

	Three Months Ended
	November 30,
	2018	2017
Stock Compensation Expense:
SG&A	$135,442	$399,477
R&D	250,292	114,797
Total	$385,734	$514,274

As of November 30, 2018, the Company had $4,381,115 of unrecognized compensation cost related to unvested stock options which is expected to be recognized over a period of 3.25 years.

The following table summarizes information about stock options outstanding and exercisable at November 30, 2018:

	Stock Options Outstanding			Stock Options Exercisable
Range of Exercise Prices	Number of Shares Subject to Outstanding Options	Weighted Average Contractual Life (years)	Weighted Average Exercise Price ($)	Number of Shares Subject To Options Exercise	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price ($)

$3.28	7,500	7.96	$3.28	7,500	7.96	$3.28
3.46	35,000	7.10	3.46	25,000	7.10	3.46
4.87	187,500	8.98	4.87	187,500	8.98	4.87
5.35	1,008,000	9.09	5.35	231,000	9.09	5.35
5.94	33,334	2.07	5.94	33,334	2.07	5.94
Total	1,271,334	8.83	$5.23	484,334	8.45	$5.08

NOTE 7 - Net Loss Per Share

During the three months ended November 30, 2018 and 2017, the Company recorded a net loss. Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The Company has not included the effects of warrants, stock options and convertible debt on net loss per share because to do so would be antidilutive.

Following is the computation of basic and diluted net loss per share for the three months ended November 30, 2018 and 2017:

	Three Months Ended November 30,
	2018	2017
Basic and Diluted EPS Computation
Numerator:
Loss available to common stockholders'	$(1,686,916)	$(2,699,153)
Denominator:
Weighted average number of common shares outstanding	52,887,931	35,373,077
Basic and diluted EPS	$(0.03)	$(0.08)

The shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:
Stock options	1,271,334	2,207,501
Warrants	19,483,517	3,381,100
Convertible debt	-	2,928,826
Warrants issuable upon conversion of debt (See "NOTE 3 - Debt" above)	-	2,928,826
Total shares not included in the computation of diluted losses per share	20,754,851	11,446,253

F-11

NOTE 8 - Related Party Transactions

A related party with respect to the Company is generally defined as any person (i) (and, if a natural person, inclusive of his or her immediate family) that holds 10% or more of the Company’s securities, (ii) that is part of the Company’s management, (iii) that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

The law firm of Sierchio & Partners, LLP, of which Joseph Sierchio, one of the Company’s directors, was a principal, had provided counsel to the Company since its inception. Beginning in September 2016, Mr. Sierchio became a partner at Satterlee Stephens LLP (“Satterlee”). Concurrently with Mr. Sierchio’s move to Satterlee, the Company engaged with Satterlee to provide legal counsel with Mr. Sierchio maintaining his role as the Company’s primary attorney. Mr. Sierchio resigned from the Board effective October 22, 2018, but maintains his role and the Company’s primary attorney. During the three months ended November 30, 2018 and 2017, the Company recognized $25,000 and $74,067 of fees for legal services billed by firms associated with Mr. Sierchio. At November 30, 2018, the Company had accrued payables owing to Satterlee totaling $35,000 which is included in accounts payable and accrued expenses on the face of our balance sheet.

On August 7, 2017, the Company appointed Jatinder Bhogal to the Board of Directors. Mr. Bhogal has provided consulting services to the Company through his wholly owned company, Vector Asset Management, Inc., pursuant to a Consulting Agreement dated February 1, 2014 as amended on November 11, 2016. Pursuant to the Consulting Agreement, Mr. Bhogal received compensation of $5,000 per month. In connection with the Consulting Agreement, Mr. Bhogal received $15,000 during the three months ended November 30, 2018 and 2017.

On November 26, 2018, the Company completed the November 2018 Private Placement to accredited investors of 16,666,667 Units of the Company’s equity securities at a price of $1.50 per Unit with each Unit comprised of (a) one share of common stock; and (b) one Series T Warrant to purchase one share of common stock at a price of $1.70 per share for a period of seven (7) years. The Investor participated in the November 2018 Private Placement by purchasing 13,100,000 Units in exchange for cash of $19,650,000 and converting $5,200,000 owing under the March 2015 Loan and 2013 Note into 3,466,667 Units.

On November 3, 2017, the Company entered into the Third Amendment to the 2013 Bridge Loan Agreement and the Third Amendment to the 2015 Bridge Loan Agreement with the Investor pursuant to which the Company and the Investor agreed to extend the maturity date to December 31, 2019. Pursuant to the Third Amendment to the 2013 Bridge Loan Agreement and the Third Amendment to the 2015 Bridge Loan Agreement, the rate of interest increased to 10.5% and the following warrants, held by the Investor, had their maturity date extended to December 31, 2022: a) Series M Warrant to purchase 246,000 shares; b) Series N Warrant to purchase 767,000 shares; c) Series P Warrant to purchase 213,500 shares; d) Series R Warrant to purchase 468,750; and e) Series S-A Warrant to purchase 300,000 shares. As a result of extending the expiration date of the above warrants to December 31, 2022, the Company recognized an additional debt discount to the 2013 Note of $1,074,265 as of November 3, 2017. For additional information related to our warrants, please see “NOTE 5 – Common Stock and Warrants”. For additional information related to our debt, please see “NOTE 3 – Debt”.

All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

NOTE 9 – Subsequent Events

Management has reviewed material events subsequent to the period ended November 30, 2018 and through the date of filing of financial statements in accordance with FASB ASC 855 “Subsequent Events”.

There are no material events subsequent to the period ended November 30, 2018 and through the date of this filing.

F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

SolarWindow Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of SolarWindow Technologies, Inc. (the “Company”) as of August 31, 2018, the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2018, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), the Company's internal control over financial reporting as of August 31, 2018, based on the criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in 2013 and our report dated November 29, 2018 expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of the existence of material weaknesses.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2018.

Melville, NY

November 29, 2018

F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

SolarWindow Technologies, Inc.

Columbia, Maryland

We have audited the accompanying consolidated balance sheet of SolarWindow Technologies, Inc. and Subsidiaries ("the Company") as of August 31, 2017, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended August 31, 2017. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SolarWindow Technologies, Inc. and Subsidiaries as of August 31, 2017, and the results of their operations and their cash flows for each of the years in the two-year period ended August 31, 2017, in conformity with accounting principles generally accepted in the United States.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

November 22, 2017

F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ON INTERNAL CONTROL OVER FINANCIAL REPORTING

To the Shareholders and Board of Directors of

SolarWindow Technologies, Inc.

Adverse Opinion on Internal Control over Financial Reporting

We have audited SolarWindow Technologies, Inc.’s (the "Company") internal control over financial reporting as of August 31, 2018, based on criteria established in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. In our opinion, because of the effect of the material weaknesses described in the following paragraph on the achievement of the objectives of the control criteria, the Company has not maintained effective internal control over financial reporting as of August 31, 2018, based on criteria established in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

A material weakness is a control deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company's annual or interim financial statements will not be prevented or detected on a timely basis. The following material weaknesses have been identified and included in “Management's Annual Report on Internal Control Over Financial Reporting”:

•	Ineffective control environment due to an insufficient number of independent board members, insufficient oversight of work performed, and the lack of compensating controls over financial reporting due to limited personnel;

•	Ineffective design, implementation, and documentation of internal controls impacting financial statement accounts and general controls over technology pertaining to user access and segregation of duties, banking and disbursements, and financial accounting system applications; and

•	Ineffective monitoring controls related to the financial close and reporting process, including management’s risk assessment process and its identification, evaluation, and timely remediation of control deficiencies

These material weaknesses were considered in determining the nature, timing and extent of audit tests applied in our audit of the fiscal August 31, 2018 consolidated financial statements, and this report does not affect our report dated November 29, 2018 on those consolidated financial statements.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the consolidated balance sheet as of August 31, 2018 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year then ended of the Company and our report dated November 29, 2018 expressed an unqualified opinion on those financial statements.

Basis for Opinion

The Company's management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying "Management Annual Report on Internal Control Over Financial Reporting". Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

F-15

Definition and Limitations of Internal Control over Financial Reporting

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of the inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that degree of compliance with the policies or procedures may deteriorate.

/s/ Marcum LLP

Marcum LLP

Melville, NY

November 29, 2018

F-16

SOLARWINDOW TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

	August 31,
	2018	2017
ASSETS

Current assets
Cash	$696,826	$670,853
Deferred research and development costs	133,975	91,204
Prepaid expenses and other current assets	58,819	16,698
Total current assets	889,620	778,755

Equipment, net of accumulated depreciation of $50,509 and $53,181, respectively	39,614	52,953
Total assets	$929,234	$831,708

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$93,616	$230,184
Total current liabilities	93,616	230,184

Bridge note payable to related party	600,000	600,000
Convertible promissory note payable to related party, net of discount of $663,918, and $413,377, respectively	2,336,082	2,586,623
Interest payable to related party	1,523,943	1,046,377
Total long term liabilities	4,460,025	4,233,000
Total liabilities	4,553,641	4,463,184

Commitments and contingencies

Stockholders' equity (deficit)
Preferred stock: $0.10 par value; 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock: $0.001 par value; 300,000,000 shares authorized, 36,292,656 and 34,329,691 shares issued and outstanding at August 31, 2018 and 2017, respectively	36,293	34,330
Additional paid-in capital	42,223,599	35,363,946
Retained deficit	(45,884,299)	(39,029,752)
Total stockholders' equity (deficit)	(3,624,407)	(3,631,476)
Total liabilities and stockholders' equity (deficit)	$929,234	$831,708

(The accompanying notes are an integral part of these consolidated financial statements)

F-17

SOLARWINDOW TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED AUGUST 31, 2018, 2017 AND 2016

	Years Ended August 31,
	2018	2017	2016

Revenue	$-	$-	$-

Operating expense
Selling, general and administrative	3,622,367	2,779,325	2,318,443
Research and product development	1,931,216	950,470	822,922
Total operating expense	5,552,583	3,729,795	3,141,365

Loss from operations	(5,553,583)	(3,729,795)	(3,141,365)

Other income (expense)
Gain on disposal of assets	326	-	-
Interest expense	(477,566)	(312,185)	(309,983)
Accretion of debt discount	(823,724)	(1,311,445)	(2,335,954)
Change in fair value of derivative liability	-	-	1,714,395
Loan conversion inducement expense	-	-	(565,406)
Total other income (expense)	(1,300,964)	(1,623,630)	(1,495,948)

Net loss	$(6,854,547)	$(5,353,425)	$(4,637,313)

Basic and Diluted Loss per Common Share	$(0.19)	$(0.17)	$(0.17)

Weighted average number of common shares outstanding - basic and diluted	36,020,453	31,299,979	27,295,540

(The accompanying notes are an integral part of these consolidated financial statements)

F-18

SOLARWINDOW TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE YEARS ENDED AUGUST 31, 2018, 2017 AND 2016

	Common Stock		Additional Paid-in	Retained	Total Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance, August 31, 2015	26,572,615	$26,572	$26,144,117	$(29,039,014)	$(2,868,325)

Stock based compensation related to restricted stock issuance	90,000	90	337,410	-	337,500
Exercise of stock options	282,106	282	(282)	-	-
February 2016 Private Placement units issued	618,000	619	2,480,587	-	2,481,206
February 2016 Private Placement derivative liability at inception	-	-	(1,714,395)	-	(1,714,395)
June 2016 Private Placement units issued	937,500	937	2,999,063	-	3,000,000
Stock based compensation due to common stock purchase options	-	-	308,763	-	308,763
Discount on convertible promissory note due to detachable warrants	-	-	3,008,812	-	3,008,812
Discount on convertible promissory note due to beneficial conversion feature	-	-	165,640	-	165,640
Net loss for the year ended August 31, 2016	-	-	-	(4,637,313)	(4,637,313)
Balance, August 31, 2016	28,500,221	28,500	33,729,715	(33,676,327)	81,888

July 2017 Private Placement units issued	300,000	300	689,700	-	690,000
Stock based compensation related to stock issuances	138,904	139	448,463	-	448,602
Exercise of warrants for cash	129,000	129	301,731	-	301,860
Exercise of warrants on a cashless basis	5,215,046	5,215	(5,215)	-	-
Exercise of stock options on a cashless basis	46,520	47	(47)	-	-
Stock based compensation due to common stock purchase options	-	-	199,599	-	199,599
Net loss for the year ended August 31, 2017	-	-	-	(5,353,425)	(5,353,425)
Balance, August 31, 2017	34,329,691	34,330	35,363,946	(39,029,752)	(3,631,476)

September 2017 Private Placement units issued	821,600	822	2,554,354	-	2,555,176
Stock based compensation related to stock issuances	210,000	210	1,022,490	-	1,022,700
Exercise of warrants for cash	119,500	120	394,030	-	394,150
Exercise of warrants on a cashless basis	665,703	665	(665)	-	-
Exercise of stock options on a cashless basis	146,162	146	(146)	-	-
Stock based compensation due to common stock purchase options	-	-	1,815,325	-	1,815,325
Discount on convertible promissory note due warrant modifications	-	-	1,074,265	-	1,074,265
Net loss for the year ended August 31, 2018	-	-	-	(6,854,547)	(6,854,547)
Balance, August 31, 2018	36,292,656	$36,293	$42,223,599	$(45,884,299)	$(3,624,407)

(The accompanying notes are an integral part of these consolidated financial statements)

F-19

SOLARWINDOW TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED AUGUST 31, 2018, 2017 AND 2016

	Years Ended August 31,
	2018	2017	2016
Cash flows from operating activities
Net loss	$(6,854,547)	$(5,353,425)	$(4,637,313)
Adjustments to reconcile net loss to net cash flows from operating activities
Depreciation	15,920	13,925	11,504
Stock based compensation expense	2,838,025	648,201	646,263
Change in fair value of derivative liability	-	-	(1,714,395)
Loan conversion inducement expense	-	-	565,406
Accretion of debt discount	823,724	1,311,445	2,335,954
Changes in operating assets and liabilities:
Decrease (increase) in deferred research and development costs	(42,771)	258,098	(243,167)
Decrease (increase) in prepaid expenses and other current assets	(42,121)	(946)	5,400
Increase (decrease) in accounts payable	(136,568)	45,441	87,305
Increase (decrease) in interest payable	(477,566)	310,732	308,983
Net cash flows from operating activities	(2,920,772)	(2,766,529)	(2,634,060)

Cash flows from investing activity
Purchase of equipment	(2,581)	(45,547)	(2,300)
Net cash flows from investing activity	(2,581)	(45,547)	(2,300)

Cash flows from financing activities
Proceeds from the issuance of equity securities	2,949,326	991,860	4,367,100
Repayment of promissory note	-	(18,146)	-
Proceeds from promissory notes	-	-	550,010
Net cash flows from financing activities	2,949,326	973,714	4,917,110

Change in cash	25,973	(1,838,362)	2,280,750

Cash at beginning of period	670,853	2,509,215	228,465

Cash at end of period	$696,826	$670,853	$2,509,215

Supplemental disclosure of cash flow information:
Interest paid in cash	$-	$1,453	$-
Income taxes paid in cash	$-	$-	$-

Supplemental disclosure of non-cash transactions:
Discount on convertible promissory note due to warrants issued and/or modified	$1,074,265	$-	$3,008,812
Debt discount recorded for beneficial conversion feature	$-	$-	$165,640
Common stock issued for conversion of note payable	$-	$-	$548,700
Derivative liability from the sale of equity securities	-	$-	$1,714,395

(The accompanying notes are an integral part of these consolidated financial statements)

F-20

SOLARWINDOW TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED AUGUST 31, 2018, 2017 AND 2016

NOTE 1 – Organization and Going Concern

Organization

SolarWindow Technologies, Inc. was incorporated in the State of Nevada on May 5, 1998, under the name “Octillion Corp.” On December 2, 2008, the Company amended its Articles of Incorporation to effect a change of name to New Energy Technologies, Inc. Effective as of March 9, 2015, the Company amended its Articles of Incorporation to change its name to SolarWindow Technologies, Inc. to align the company name with its brand identity, SolarWindow™. Products derived from the Company’s SolarWindow™ technology are intended to harvest light energy from the sun and artificial sources and generate electricity from a transparent, coating of organic photovoltaic (“OPV”) solar cells, applied to glass and plastics, thereby creating a “photovoltaic” effect. The Company’s ticker symbol changed to WNDW.

Until the fourth quarter of the 2015 fiscal year, the Company was developing two sustainable electricity generating systems. These novel technologies are branded as SolarWindow™ and MotionPower™. On March 2, 2015, the Company announced its exclusive focus on SolarWindow™.

The Company’s SolarWindow™ technology harvests light energy from the sun and artificial sources to generate electricity from a transparent coating of organic photovoltaic solar cells applied to glass or plastics, creating a “photovoltaic” effect. Photovoltaics are best known as “solar panels” providing a method to generate electricity using solar cells to convert energy from the sun into a flow of electrons. Conventional PV power is generated by solar modules composed of interconnected mono- or poly-crystalline cells containing PV and electricity-conducting materials. These materials are usually opaque (i.e., not see-through) and only effectively generate electricity with sun light. The Company’s researchers have replaced these materials with a very thin layer of specially developed compounds that allow our SolarWindow™ technology to remain see-through or “transparent,” while generating electricity when exposed to either sun or artificial light.

Going Concern

The Company does not have any commercialized products, has not generated any revenue since inception and has sustained recurring losses and negative cash flows from operations since inception. Due to the “start-up” nature of our business, we expect to incur losses as we continue development of our products and technologies. As of August 31, 2018, the Company had approximately $696,826 of cash on hand and current liabilities of $93,616. On November 26, 2018, the Company completed a self-directed offering resulting in $19,800,000 of proceeds. Simultaneously, the 2013 Note and March 2015 Loan were converted in the amount of $5,200,000, including outstanding debt principal and unpaid interest. The Company believes that, as a result of the recent financing, it currently has sufficient cash to meet its funding requirements over the next twelve months following the issuance of this Annual Report on Form 10-K, and is relieved of the conditions which initially indicated substantial doubt about the Company's ability to continue as a going concern. However, the Company has experienced and continues to experience negative cash flows from operations, as well as an ongoing requirement for substantial additional capital investment. The Company expects that it may need to raise additional capital to accomplish its business plan over the next several years. If additional funding is required, the Company expects to seek to obtain that funding through private equity or convertible debt. There can be no assurance as to the availability or terms upon which such financing and capital might be available.

F-21

NOTE 2 – Summary of Significant Accounting Policies

Principles of Consolidation

Kinetic Energy Corporation (“KEC”) was incorporated on June 19, 2008, in the State of Nevada and holds the patents related to the Company’s MotionPower™ technology. The Company’s business activities related to the MotionPower™ technology are conducted through KEC.

New Energy Solar was incorporated on February 9, 2009, in the State of Florida and entered into agreements with The University of South Florida Research Foundation (“USF”) to sponsor research related to the Company’s SolarWindow™ technology. On February 18, 2015, the Company terminated the license agreement entered into with USF which originated on June 21, 2010.

These consolidated financial statements presented are those of SolarWindow Technologies, Inc. and its wholly owned subsidiaries, KEC, and New Energy Solar. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of the Company’s consolidated financial statements requires management to make estimates and use assumptions that affect the reported amounts of assets, liabilities and expenses. These estimates and assumptions are affected by management’s application of accounting policies. On an on-going basis, the Company evaluates its estimates. Actual results and outcomes may differ materially from these estimates and assumptions.

Cash

Cash includes amounts held in bank accounts. The Company has amounts deposited with financial institutions in excess of federally insured limits.

Equipment

Fixed assets are carried at cost, less accumulated depreciation and amortization. Major improvements are capitalized, while repair and maintenance are expensed when incurred. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected for the period.

Depreciation is computed on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Computers	3 years
Equipment	5 years

Patent and Trademark Costs

Costs related to filing and pursuing patent applications are recorded as general and administrative expense and expensed as incurred since recoverability of such expenditures is uncertain.

Fair Value Measurements

The Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The Company utilizes a three-tier hierarchy which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. The Company has no assets or liabilities measured and recorded on a recurring or nonrecurring basis with Level 1 inputs.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities. The Company has no assets or liabilities measured and recorded on a recurring or nonrecurring basis with Level 2 inputs.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company has no assets or liabilities measured and recorded on a recurring or nonrecurring basis with Level 3 inputs.

F-22

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts payable and interest payable approximate their fair value because of the short-term nature of these instruments and their liquidity. It is not practical to determine the fair value of the Company’s notes payable due to the complex terms. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Research and Product Development

Research and product development costs represent costs incurred to develop the Company’s technology, including salaries and benefits for research and development personnel, allocated overhead and facility occupancy costs, supplies, equipment purchase and repair and other costs. Research and product development costs are expensed when incurred, except for nonrefundable advance payments for future research and development activities which are capitalized and recognized as expense as the related services are performed.

Stock-Based Compensation

The Company measures all employee stock-based compensation awards using a fair value method on the date of grant and recognizes such expense in its consolidated financial statements over the requisite service period. The Company has granted stock options with performance conditions to certain nonemployee consultants. At each reporting date, the Company evaluates whether the achievement of the performance conditions is probable. Compensation expense is recorded over the appropriate service period based upon the assessment of achievement of each performance condition or the occurrence of the event which will trigger the options to vest.The Company uses the Black-Scholes-Merton formula to determine the fair value of stock-based compensation awards on the date of grant. The Black-Scholes-Merton formula requires management to make assumptions regarding the option lives, expected volatility, and risk free interest rates. See “NOTE 5 – Common Stock and Warrants” and “NOTE 6 - Stock Options” for additional information on the Company’s stock-based compensation plans.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credits and loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carry-forwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized. The Company reports a liability for unrecognized tax benefits resulting from uncertain income tax positions, if any, taken or expected to be taken in an income tax return. Estimated interest and penalties are recorded as a component of interest expense or other expense, respectively.

Segment Reporting

The Company’s business is considered to be operating in one segment based upon the Company’s organizational structure, the way in which the operations are managed and evaluated, the availability of separate financial results and materiality considerations.

Net Income (Loss) Per Share

F-23

The computation of basic earnings per share (“EPS”) is based on the weighted average number of shares that were outstanding during the period, including shares of common stock that are issuable at the end of the reporting period. The computation of diluted EPS is based on the number of basic weighted-average shares outstanding plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method. The computation of diluted net income per share does not assume conversion, exercise or contingent issuance of securities that would have an antidilutive effect on earnings per share. Therefore, when calculating EPS if the Company experienced a loss, there is no inclusion of dilutive securities as their inclusion in the EPS calculation is antidilutive. Furthermore, options and warrants will have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options or warrants (they are in the money). See “NOTE 7 - Net Loss Per Share” for further discussion.

Recent Accounting Pronouncements

In July 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a free-standing equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The Company does not expect this accounting update to have a material effect on its Consolidated Financial Statements.

In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718) Scope of Modification Accounting. The amendments in this Update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. The amendments in this Update are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for public business entities for reporting periods for which financial statements have not yet been issued. The Company does not expect this accounting update to have a material effect on its Consolidated Financial Statements.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation-Stock Compensation: Improvements to Employee Share-Based Payment Accounting (Topic 718)”, which is intended to simplify several aspects of the accounting for share-based payment award transactions. The guidance is effective for our current fiscal year. The adoption of ASU 2016-09 did not have a material impact on the Consolidated Financial Statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842)”, which supersedes ASC Topic 840, Leases, and creates a new topic, ASC 842, Leases. The new guidance requires the recognition of lease assets and liabilities for operating leases with terms of more than 12 months. Presentation of leases within the consolidated statements of operations and consolidated statements of cash flows will be generally consistent with the current lease accounting guidance. The ASU is effective for reporting periods beginning after December 15, 2018, with early adoption permitted. The Company does not expect this accounting update to have a material effect on its Consolidated Financial Statements.

The Company reviews new accounting standards as issued. Although some of these accounting standards issued or effective after the end of the Company’s previous fiscal year may be applicable, the Company has not identified any standards that the Company believes merit further discussion. The Company believes that none of the new standards will have a significant impact on the financial statements.

F-24

NOTE 3 - Debt

As of August 31, 2018 and 2017, the Company had the following outstanding debt balances:

	Issue	Maturity		Debt		Interest
	Date	Date	Principal	Discount	Balance	Payable
As of August 31, 2018:
March 2015 Loan as amended	3/4/2015	12/31/2019	$600,000	$-	$600,000	$186,797
2013 Note as amended	10/7/2013	12/31/2019	3,000,000	(663,918)	2,336,082	1,337,146
			$3,600,000	$(663,918)	$2,936,082	$1,523,943

As of August 31, 2017:
March 2015 Loan as amended	3/4/2015	12/31/2017	$600,000	$-	$600,000	$113,465
2013 Note as amended	10/7/2013	12/31/2017	3,000,000	(413,377)	2,586,623	932,912
			$3,600,000	$(413,377)	$3,186,623	$1,046,377

March 2015 Loan as Amended

On March 4, 2015, the Company entered into a Bridge Loan Agreement with 1420468 Alberta Ltd. (which has since been merged with and into Kalen Capital Corporation, a British Columbia corporation wholly-owned by our Chairman, Harmel S. Rayat (the “Investor”)). Pursuant the Bridge Loan Agreement, the Company borrowed $600,000 at an annual interest rate of 7% (the “March 2015 Loan”), compounded quarterly, with a default rate of 15%.

On November 3, 2017, the Company entered into the Third Amendment related to the March 2015 Loan pursuant to which the Company and the Investor amended the March 2015 loan to extend the maturity date to December 31, 2019. As consideration for the note extension, the interest rate was increased to 10.5%. On November 26, 2018, $798,566 of the March 2015 Loan was converted in exchange for 532,377 Units pursuant to the November 2018 Private Placement except for $7,922 of accrued interest which the Company agreed to repay from proceeds from the November 2018 Private Placement, See “Note 11 – Subsequent events” for additional information.

During the years ended August 31, 2018, 2017 and 2016, the Company recognized $73,332, $47,832 and $44,742, respectively, of interest expense. During the years ended August 31, 2018, 2017 and 2016, the Company recognized $0, $74,702 and $170,614, respectively, of debt discount accretion.

2013 Note as Amended

On October 7, 2013, the Company sold to the Investor an unsecured Convertible Promissory Note (the “2013 Note”) in the amount of $3,000,000 with 7% interest compounded quarterly. According to the terms of the amended 2013 Note, the Investor may elect to convert principal and accrued interest into units of the Company’s equity securities, with each Unit consisting of (a) one share of common stock; and (b) one Stock Purchase Warrant for the purchase of one share of common stock. The conversion price for each Unit is the lesser of (i) $1.37; or (ii) 70% of the 20 day average closing price of the Company’s common stock prior to conversion, subject to a floor of $1.00 with the exercise price of each Warrant being equal to 60% of the 20 day average closing price of the Company’s common stock prior to conversion. On November 26, 2018, $4,401,434 of the 2013 Note was converted in exchange for 2,934,290 Units pursuant to the November 2018 Private Placement except for $44,260 of accrued interest which the Company agreed to repay from proceeds from the November 2018 Private Placement, See “Note 11 – Subsequent events” for additional information.

On November 3, 2017, the Company entered into the Third Amendment related to the 2013 Note pursuant to which the Company and the Investor amended the 2013 Note to extend the maturity date to December 31, 2019. As consideration for the note extension, the interest rate was increased to 10.5% and all outstanding warrants held by the Investor had their maturity date extended to December 31, 2022, as described below, resulting in an additional debt discount of $1,074,265 as of November 3, 2017. The modification did not result in a gain or loss due to the related party nature of the transaction.

The maturity date of the remaining Series M Warrant to purchase 246,000 shares of common stock was extended from December 31, 2020 to December 31, 2022. The Company recorded $82,656 as a debt discount to recognize the increase in value for the extension of the expiration date.

F-25

The maturity date of the Series N Warrant to purchase 767,000 shares of common stock was extended from December 31, 2020 to December 31, 2022. The Company recorded $327,509 as a debt discount to recognize the increase in value for the extension of the expiration date.

The maturity date of the Series P Warrant to purchase 213,500 shares of common stock was extended from April 30, 2018 to December 31, 2022. The Company recorded $348,219 as a debt discount to recognize the increase in value for the extension of the expiration date.

The maturity date of the Series R Warrant to purchase 468,750 shares of common stock was extended from June 20, 2021 to December 31, 2022. The Company recorded $295,781 as a debt discount to recognize the increase in value for the extension of the expiration date.

The maturity date of the Series S-A Warrant to purchase 300,000 shares of common stock was extended from July 24, 2022 to December 31, 2022. The Company recorded $20,100 as a debt discount to recognize the increase in value for the extension of the expiration date.

During the years ended August 31, 2018, 2017 and 2016, the Company recognized $404,234, $263,668 and $246,637, respectively, of interest expense. During the years ended August 31, 2018, 2017 and 2016, the Company recognized $823,724, $1,236,743 and $1,706,563, respectively, of debt discount accretion. The remaining debt discount related to warrant expiration date extensions totals $663,917 and will be amortized through December 31, 2019.

December 2015 Loan

On December 7, 2015, the Company entered into a Bridge Loan Agreement (the “December 2015 Loan Agreement”) with the Investor. Pursuant to the December 2015 Loan Agreement, the Company received $550,010 (Includes an additional $10 related to wire fees). The December 2015 Loan was evidenced by a promissory note with an annual interest rate of 10% and maturity date of September 1, 2016. The December 2015 Loan was convertible at any time into shares of common stock at a conversion price equal to 85% of the thirty day volume weighted average price of the Company’s common stock. In connection with the December 2015 Loan Agreement, the Company issued the Investor a Series M Stock Purchase Warrant (the “Series M Warrant”) to purchase up to 275,000 shares of the Company’s common stock for a period of five years, with an exercise price of $2.34.

The debt discount attributable to the warrants and beneficial conversion feature amounted to $458,777 and was accreted through March 31, 2016.

On March 31, 2016, upon the conversion of $548,700 of the principal owed under the December 2015 Loan Agreement, the Investor received 177 PPM Units pursuant to the March 2016 Private Placement (defined below) resulting in a remaining balance of $18,146. The remaining balance was evidenced by a new promissory note (the “March 2016 Note”) dated March 31, 2016. The March 2016 Note accrued interest at 10% and was due September 1, 2016. The March 2016 Note was repaid on November 14, 2016.

The PPM Units issued in exchnge for the conversion of principal owed under the December 2015 Loan Agreement contained terms that were more beneficial to the Investor resulting in the Company recognizing a loan conversion inducement expense of $36,176 related to the common stock issued and $529,230 related to the warrant component of the PPM Units (i.e., the Series O Warrant and Series P Warrant as defined below under Note 4).

During the year ended August 31, 2017 and 2016, the Company recognized $695 and $17,604, respectively, of interest expense. Accretion related to the debt discount for the December 2015 Loan Agreement amounted to $0 and $458,777 during the years ended August 31, 2017 and 2016, respectively.

Principal maturities for notes payable for the years ending August 31 are as follows:

2019	-
2020	3,600,000
Total	$3,600,000

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NOTE 4 – Private Placements

September 2017 Private Placement

On September 11, 2017, the Company initiated and on September 29, 2017, completed a self-directed offering of 821,600 units at a price of $3.11 per unit for $2,555,176 in aggregate proceeds (the “September 2017 Private Placement”). The unit price was based on a 15% discount to the average of the 30-day closing price (last day being Friday September 8, 2017) of the Company's common stock as reported on the OTCQB. Each unit consisted of one share of common stock and one Series S Stock Purchase Warrant (each, a “Series S Warrant”) to purchase one (1) share of common stock at an exercise price of $3.42 per share through September 29, 2022. The warrants may be exercised upon issuance and on a cashless basis. All the units were purchased by unrelated parties.

The S Warrants were accounted for pursuant to ASC 470-20-25-2. The relative fair value of the common stock was estimated to be $1,540,000. The relative fair value of the Series S Warrants was estimated to be $1,015,000 as determined based on the relative fair value allocation of the proceeds received. The Series S Warrants were valued using the Black-Scholes option pricing model using the following variables: market price of common stock - $3.95 per share; estimated volatility – 77.96%; 5-year risk free interest rate – 1.71%; expected dividend rate - 0% and expected life - 5 years.

July 2017 Private Placement

On July 24, 2017, the Company completed a self-directed offering of 300,000 units at a price of $2.30 per unit for $690,000 in aggregate proceeds (the “July 2017 Private Placement”). Each unit consisted of one share of common stock and one Series S-A Stock Purchase Warrant (each, a “Series S-A Warrant”) to purchase one (1) share of common stock at an exercise price of $2.53 per share through July 24, 2022. The warrants may be exercised upon issuance and on a cashless basis. All of the units of the July 2017 Private Placement were purchased by the Investor.

The S-A Warrants were accounted for pursuant to ASC 470-20-25-2. The relative fair value of the common stock was estimated to be $414,000. The relative fair value of the Series S-A Warrants was estimated to be $276,000 as determined based on the relative fair value allocation of the proceeds received. The Series S-A Warrants were valued using the Black-Scholes option pricing model using the following variables: market price of common stock - $3.20 per share; estimated volatility – 76.13%; 5-year risk free interest rate – 1.83%; expected dividend rate - 0% and expected life - 5 years.

June 2016 Private Placement

On June 20, 2016, the Company completed a self-directed offering of 937,500 units at a price of $3.20 per unit for $3,000,000 in aggregate proceeds (the “June 2016 Private Placement”). Each unit consisted of (a) one share of common stock; (b) one Series Q Stock Purchase Warrant (each, a “Series Q Warrant”) to purchase one share of common stock at an exercise price of $3.20 per share through June 20, 2019; and (c) one Series R Stock Purchase Warrant (each, a “Series R Warrant”) to purchase one share of common stock at a price of $4.00 per share through June 20, 2021. The warrants may be exercised upon issuance and on a cashless basis.

The Series Q and Series A Warrants were accounted for pursuant to ASC 470-20-25-2. The relative fair value of the common stock was estimated to be $1,338,000. The relative fair value of the Series Q Warrants and Series R Warrants was estimated to be $783,000 and $879,000, respectively, as determined based on the relative fair value allocation of the proceeds received.

March 2016 Private Placement

Beginning on February 18, 2016 and closing on March 31, 2016, the Company completed an offering pursuant to a Private Placement Memorandum dated February 16, 2016 (the “March 2016 Private Placement”) for the sale to accredited investors of units of the Company’s equity securities (each a “PPM Unit” and collectively, the “PPM Units”) at a price of $3,100 per PPM Unit with each PPM Unit comprised of (a) one thousand shares of common stock; (b) one warrant to purchase one thousand shares of common stock at a price, subject to certain adjustments, of $3.10 per share through October 31, 2017 (the “Series O Warrant”); and (c) one warrant to purchase five hundred shares common stock at a price, subject to certain adjustments, of $3.70 per share through April 30, 2018 (the “Series P Warrant”). Pursuant to the March 2016 Private Placement, the Company issued 618 PPM Units consisting of 441 PPM Units in exchange for cash of $1,367,100 and 177 PPM Units for the conversion of $548,700 of the principal owed under the December 2015 Loan Agreement.

F-27

The terms of the March 2016 Private Placement provided for a onetime reset adjustment (the “Reset Adjustment”) such that if, within 6 months from the March 2016 Private Placement Termination Date, the Company sold equity securities at a price less than $3.10 per share (“Reset Price”), each of the subscribers having purchased Units in the March 2016 Private Placement would receive additional Units (the “Reset Units”) equal to the difference between the number of Units that would have been issuable to such subscribers if the price per share of common stock included in the Units was equal to the Reset Price less the number of Units actually received by such subscriber. The Reset Adjustment expired on September 30, 2016; no Reset Units were issued. The Reset Adjustment was accounted for as a derivative, measured at fair value, during the year ended August 31, 2016. The Company determined the Reset Adjustment had no value as of August 31, 2016.

The Reset Adjustment contained in the March 2016 Private Placement did not have fixed settlement provisions because the number of PPM Units issued may be adjusted higher if the Company sells securities at lower prices in the future; therefore, the Company concluded that the Reset Adjustment feature was not indexed to the Company’s stock and is to be treated as a derivative liability for accounting purposes. The accounting treatment for derivative financial instruments requires that the Company allocate a portion of the equity proceeds to the derivative for an amount equal to its initial fair value. Subsequently, on each reporting date, the fair value of the derivative is measured with changes in value recorded to other income/expense. In determining the fair value of the derivative liabilities, the Company used a Monte Carlo simulation at the date the instrument was issued and at each quarter end until the termination date of the Reset Adjustment on September 30, 2016.

A summary of quantitative information with respect to valuation methodology and significant unobservable inputs used for the Company’s derivative liability that is categorized within Level 3 of the fair value hierarchy during the year ended August 31, 2016 as follows:

Common stock issuable upon exercise of Series O Warrants	618,000
Common stock issuable upon exercise of Series P Warrants	309,000
Stock price	$3.13 - $4.19
Volatility (Annual)	80% - 83%
Strike price	$3.10, Series O Warrants; $3.70, Series P Warrants
Risk-free rate	0.71% - 0.80% Series O Warrants; 0.71% - 0.79%, Series P Warrants
Term	1.4 – 1.7 years Series O Warrants; 2.1 - 2.2 years, Series P Warrants
Probability of Reset Adjustment	0% - 100%

As of August, 31, 2016, as a result of the June 2016 Private Placement, the Company had no plans to raise capital prior to the expiration date of the Reset Adjustment. As a result, the Company determined that the Reset Adjustment had no value as of August 31, 2016 resulting in the reclassification of the derivative liability balance to additional paid-in capital.

The following table sets forth the Company’s derivative liabilities that were accounted for at fair value on a recurring basis categorized within Level 3 of the fair value hierarchy during the year ended August 31, 2016:

	Balance at August 31, 2015	Initial valuation of derivative liabilities upon issuance of new securities during the period	Increase (decrease) in fair value of derivative liabilities	Balance at August 31, 2016
Warrant liability	$-	$1,714,395	$(1,714,395)	$-

F-28

NOTE 5 – Common Stock and Warrants

Common Stock

At August 31, 2018, the Company had 300,000,000 authorized shares of common stock with a par value of $0.001 per share, 36,292,656 shares of common stock outstanding and 2,550,085 shares reserved for issuance under the Company’s 2006 Long-Term Incentive Plan (the “2006 Plan”) as adopted and approved by the Company’s Board on October 10, 2006 that provides for the grant of stock options to employees, directors, officers and consultants (See “NOTE 6 - Stock Options”).

During the year ended August 31, 2018, we entered into the following securities related transactions:

•	On September 29, 2017, the Company completed the September 2017 Private Placement of 821,600 units at a price of $3.11 per unit for $2,555,176 in aggregate proceeds. Each unit consisted of one share of common stock and one Series S Stock Purchase Warrant to purchase one (1) share of common stock at an exercise price of $3.42 per share through September 29, 2022. The warrants may be exercised on a cashless basis (See “NOTE 3 – Private Placements”).

•	On November 21, 2017 each director was granted 40,000 shares of common stock for a total issuance of 160,000 shares of common stock valued at $4.87 per share, the fair market value of our common stock on the date of issuance. Additionally, on November 21, the Company issued Jatinder Bhogal, Director, an additional 50,000 shares valued at $4.87 per share. 75% of the 210,000 issued shares are subject to a one-year lock-up.

•	From September 6, 2017 through October 30, 2017, holders of our Series O Warrants exercised 80,000 warrants at an exercise price of $3.10 per share resulting in $248,000 to the Company and the issuance of 80,000 shares of common stock.

•	On September 7, 2017, John Conklin, the Company’s President & CEO, exercised 100,000 stock purchase options on a cashless basis resulting in the issuance of 46,097 shares of common stock. On January 4, 2018, Mr. Conklin exercised 50,000 stock purchase options on a cashless basis resulting in the issuance of 34,013 shares of common stock.

•	On December 28, 2017, Alastair Livesey, a Company Director, exercised 36,667 stock purchase options on a cashless basis resulting in the issuance of 19,067 shares of common stock.

•	From September 7, 2017 through April 13, 2018, three other individuals exercised a total of 105,000 stock purchase options on a cashless basis resulting in the issuance of 46,985 shares of common stock.

•	On September 7, 2017, the Investor exercised their outstanding Series Q Warrant to purchase up to 468,750 shares of the Company’s common stock on a cashless basis, resulting in the issuance of 189,940 shares of common stock.

•	On September 7, 2017, a third party exercised their outstanding Series Q Warrant to purchase up to 468,750 shares of the Company’s common stock on a cashless basis, resulting in the issuance of 189,940 shares of common stock.

•	On December 28, 2017, a third party exercised their outstanding Series R Warrant to purchase up to 468,750 shares of the Company’s common stock on a cashless basis, resulting in the issuance of 285,823 shares of common stock.

•	From December 1, 2017 through April 30, 2018, holders of our Series P Warrants exercised 39,500 warrants at an exercise price of $3.70 per share resulting in $146,150 to the Company and the issuance of 39,500 shares of common stock.

During the year ended August 31, 2017, we entered into the following securities related transactions:

•	On July 24, 2017, the Company completed the July 2017 Private Placement of 300,000 units at a price of $2.30 per unit for $690,000 in aggregate proceeds. Each unit consisted of one share of common stock and one Series S-A Warrant to purchase one (1) share of common stock at an exercise price of $2.53 per share through July 24, 2022. The warrants may be exercised on a cashless basis. All of the units of the July 2017 Private Placement were purchased by the Investor (See “NOTE 4 – Private Placements”).

F-29

•	On July 7, 2017, the Company finalized and executed two consulting agreements with third parties to provide business development services. The terms and conditions of each consulting agreement are similar and provide for combined compensation of $26,000 per month in cash and the grant of 1,500,000 common stock purchase options which vest upon the attainment of certain milestones and upon Board approval. During August 2017, the Company issued 13,622 shares of common stock, valued at $40,000 (based on the closing price of the Company’s stock on the date transferred), to pay consulting fees incurred under the agreements.

•	On July 7, 2017, the Company issued 5,282 shares of common stock in exchange for services valued at $15,000 (based on the closing price of the Company’s stock on the date transferred).

•	In June 2017, the Investor exercised 129,000 Series M Warrants at an exercise price of $2.34 per share and paid the Company $301,860 in exchange for 129,000 shares of common stock.

•	On March 2, 2017, the Investor exercised all Series I, J, K and L Warrants (7,642,631 shares in total) on a cashless basis and received 5,215,046 shares of common.

•	On November 15, 2016 each director was issued 40,000 shares of common stock for a total issuance of 120,000 shares of common stock valued at $3.28 per share, the fair market value of our common stock on the date of issuance.

•	issued 46,520 shares of common stock upon the cashless exercise of 130,000 options.

During the year ended August 31, 2016, the Company had the following common stock related transactions:

•	issued 282,106 shares of common stock upon the cashless exercise of 556,667 options.

•	issued 30,000 shares of common stock on January 5, 2016 to each of the Company’s three directors pursuant to the 2006 Plan (90,000 shares total) valued at $3.75 per share, the closing price of the Company’s common stock on the day the stock was granted.

•	received $1,367,100 pursuant to the March 2016 Private Placement for the purchase of 441 PPM Units resulting in the issuance of 441,000 shares of common stock (See “NOTE 4 – Private Placements”).

•	converted loan principal of $548,700 from the December 2015 Loan Agreement in exchange for 177 PPM Units resulting in the issuance of 177,000 shares of common stock (See “NOTE 3 – Debt”).

•	received $3,000,000 pursuant to the June 2016 Private Placement for the purchase of 937,500 units resulting in the issuance of 937,500 shares of common stock (See “NOTE 4 – Private Placements”).

F-30

Warrants

Each of the Company’s warrants outstanding entitles the holder to purchase one share of the Company’s common stock for each warrant share held. Other than the Series O Warrants and Series P Warrants, all of the following warrants may be exercised on a cashless basis. A summary of the Company’s warrants outstanding and exercisable as of August 31, 2018 and August 31, 2017 is as follows:

	Shares of Common Stock Issuable from Warrants Outstanding as of		Weighted Average
	August 31,		Exercise	Date of
Description	2018	2017	Price	Issuance	Expiration
Series M	246,000	246,000	$2.34	December 7, 2015	December 31, 2022
Series N	767,000	767,000	$3.38	December 31, 2015	December 31, 2022
Series O	-	618,000	$3.10	March 25, 2016	October 31, 2017
Series P	213,500	309,000	$3.70	March 25, 2016	December 31, 2022
Series Q	-	937,500	$3.20	June 20, 2016	December 31, 2022
Series R	468,750	937,500	$4.00	June 20, 2016	December 31, 2022
Series S-A	300,000	300,000	$2.53	July 24, 2017	December 31, 2022
Series S	821,600	-	$3.42	September 29, 2017	September 29, 2022
Total	2,816,850	4,115,000

NOTE 6 - Stock Options

Stock option grants pursuant to the 2006 Plan vest either immediately or over one to five years and expire ten years after the date of grant. Stockholders previously approved 5,000,000 shares for grant under the 2006 Plan, of which 2,550,085 remain available for grant, 1,305,001 have been exercised in total with 629,677 net shares (due to the cashless exercise feature) issued pursuant to such exercises of vested options from inception of the 2006 Plan through August 31, 2018. All shares approved for grant and subsequently forfeited are available for future grant. The Company does not repurchase shares to fulfill the requirements of options that are exercised and therefore issues new shares when options are exercised. The 2006 Plan was approved by stockholders on February 7, 2011 and expires according to its terms on February 7, 2021.

The Company employs the following key weighted-average assumptions in determining the fair value of stock options, using the Black-Scholes option pricing model and the simplified method to estimate the expected term of “plain vanilla” options:

	Years Ended August 31,
	2018	2017	2016
Expected dividend yield	–	–	–
Expected stock price volatility	83.43% – 83.55%	79 - 81%	82%
Risk-free interest rate	2.27% - 2.33%	1.95 - 2.03%	2.06%
Expected term (in years)	7.67	5.00 - 7.67	7.67
Exercise price	$4.87 - $5.35	$2.71 - $3.28	$3.46
Weighted-average grant date fair-value	$3.76 - $5.64	$1.85 - $2.48	$2.64

A summary of the Company’s stock option activity for the years ended August 31, 2018 and 2017 and related information follows:

	Number of Shares Subject to Option Grants	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value ($)
Outstanding at August 31, 2016	720,001	3.06
Grants	1,535,000	2.71
Exercises	(130,000)	2.62
Outstanding at August 31, 2017	2,125,001	2.84
Grants	1,263,000	5.25
Forfeitures and cancellations	(1,805,000)	2.74
Exercises	(291,667)	3.32
Outstanding at August 31, 2018	1,291,334	5.22	9.08 years	0
Exercisable at August 31, 2018	326,334	5.08	8.41 years	0

F-31

The aggregate intrinsic value in the table above represents the total pretax intrinsic value for all “in-the-money” options (i.e. the difference between the Company’s closing stock price on the last trading day of the period covered by this report and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all in-the-money option holders exercised their vested options on August 31, 2018. The intrinsic value of the option changes based upon the fair market value of the Company’s common stock. Since the closing stock price was $2.79 on August 31, 2018 and no outstanding options have an exercise price below $2.79 per share, as of August 31, 2018, there is no intrinsic value to the Company’s outstanding, in-the-money stock options.

Year Ended August 31, 2018

On November 21, 2017, the Company’s Board granted 255,000 options to directors and employees with an exercise price of $4.87.

On December 27, 2017, the Company entered into an employment agreement with John Conklin pursuant to which Mr. Conklin was granted 1,008,000 stock purchase options with an exercise price of $5.35 per share, vesting at the rate of 1/48th per month and exercisable on a cashless basis. Mr. Conklin’s prior employment agreement expired on December 31, 2017 resulting in the forfeiture of 300,000 options with a performance condition that was not achieved.

During the year ended August 31, 2018, there were 291,667 options exercised on a cashless basis resulting in the issuance of 146,162 shares of common stock and 5,000 unvested options forfeited resulting in a reduction to stock compensation expense of $5,157. The aggregate intrinsic value of the options exercised was $1,045,135.

Year Ended August 31, 2017

On November 15, 2016, the Company granted 35,000 options to two employees with an exercise price of $3.28.

On July 7, 2017, the Company finalized and executed two consulting agreements with third parties to provide business development services. The terms and conditions of each consulting agreement are similar and provide for combined compensation of $26,000 per month in cash and the grant of 1,500,000 common stock purchase options with an exercise price of $2.70 per share, and which vest upon the achievement of performance milestones and upon Board approval. The 1,500,000 stock options granted to consultants had a grant date fair value of $1.84 per option. During May 2018, the Company terminated the consulting agreements. The Company determined that the consultants did not achieve the performance milestones resulting in the cancelation of the 1,500,000 options.

During the year ended August 31, 2017, there were 130,000 options exercised on a cashless basis resulting in the issuance of 46,520 shares of common stock. The aggregate intrinsic value of the options exercised was $186,500.

Year Ended August 31, 2016

On January 5, 2016, the Company granted 65,000 options to three employees with an exercise price of $3.46.

During the year ended August 31, 2016, there were 556,667 options exercised on a cashless basis resulting in the issuance of 282,106 shares of common stock. The aggregate intrinsic value of the options exercised was $1,277,834.

The following table sets forth the share-based compensation cost resulting from stock option grants, including those previously granted and vesting over time, that were recorded in the Company’s Consolidated Statements of Operations for the years ended August 31, 2018, 2017 and 2016:

	Years Ended
	August 31,
	2018	2017	2016
Stock Compensation Expense:
SG&A	$1,018,351	$118,969	$211,406
R&D	796,974	80,630	97,357
Total	$1,815,325	$199,599	$308,763

As of August 31, 2018, the Company had $4,842,130 of unrecognized compensation cost related to unvested stock options which is expected to be recognized over a period of 3.5 years.

F-32

The following table summarizes information about stock options outstanding and exercisable at August 31, 2018:

	Stock Options Outstanding			Stock Options Exercisable
Range of Exercise Prices	Number of Shares Subject to Outstanding Options	Weighted Average Contractual Life (years)	Weighted Average Exercise Price ($)	Number of Shares Subject To Options Exercise	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price ($)

3.28	7,500	8.21	3.28	7,500	8.21	3.28
3.46	35,000	7.35	3.46	25,000	7.35	3.46
4.87	207,500	9.23	4.87	92,500	9.23	4.87
5.35	1,008,000	9.34	5.35	168,000	9.34	5.35
5.94	33,334	2.32	5.94	33,334	2.32	5.94
Total	1,291,334	9.08	5.22	326,334	8.41	5.08

NOTE 7 - Net Loss Per Share

During the years ended August 31, 2018, 2017 and 2016, the Company recorded a net loss. Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The Company has not included the effects of warrants, stock options and convertible debt on net loss per share because to do so would be antidilutive.

Following is the computation of basic and diluted net loss per share for the years ended August 31, 2018, 2017 and 2016:

	Years Ended August 31,
	2018	2017	2016
Basic and Diluted EPS Computation
Numerator:
Loss available to common stockholders'	$(6,854,547)	$(5,353,425)	$(4,637,313)
Denominator:
Weighted average number of common shares outstanding	36,020,453	31,299,979	27,295,540
Basic and diluted EPS	$(0.19)	$(0.17)	$(0.17)

The shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:
Stock options	1,291,334	2,125,001	720,001
Warrants	2,816,850	4,115,000	11,586,631
Convertible debt	3,165,800	2,870,739	2,678,280
Warrants issuable upon conversion of debt (See "NOTE 3 - Debt" above)	3,165,800	2,870,739	2,678,280
Total shares not included in the computation of diluted losses per share	10,439,784	11,981,479	17,663,192

NOTE 8 - Related Party Transactions

A related party with respect to the Company is generally defined as any person (i) (and, if a natural person, inclusive of his or her immediate family) that holds 10% or more of the Company’s securities, (ii) that is part of the Company’s management, (iii) that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

The law firm of Sierchio & Partners, LLP, of which Joseph Sierchio, one of the Company’s directors, was a principal, had provided counsel to the Company since its inception. Beginning in September 2016, Mr. Sierchio became a partner at Satterlee Stephens LLP (“Satterlee”). Concurrently with Mr. Sierchio’s move to Satterlee, the Company engaged with Satterlee to provide legal counsel with Mr. Sierchio maintaining his role as the Company’s primary attorney. Mr. Serchio resigned from the Board effective October 22, 2018, but maintains his role and the Company’s primary attorney. During the years ended August 31, 2018, 2017 and 2016, the Company recognized $257,983, $321,739 and $291,951 of fees for legal services billed by firms associated with Mr. Sierchio. At August 31, 2018, the Company had accrued payables owed to Satterlee totaling $30,000 which is included in accounts payable. Mr. Sierchio continues to serve as a director of the Company.

On August 7, 2017, the Company appointed Jatinder Bhogal to the Board of Directors. Mr. Bhogal has provided consulting services to the Company through his wholly owned company, Vector Asset Management, Inc., pursuant to a Consulting Agreement dated February 1, 2014 as amended on November 11, 2016. Pursuant to the Consulting Agreement, Mr. Bhogal receives compensation of $5,000 per month. In connection with the Consulting Agreement, Mr. Bhogal received $60,000 per year in each of 2018, 2017 and 2016.

F-33

On November 3, 2017, the Company entered into the Third Amendment to the 2013 Bridge Loan Agreement and the Third Amendment to the 2015 Bridge Loan Agreement with the Investor pursuant to which the Company and the Investor agreed to extend the maturity date to December 31, 2019. Pursuant to the Third Amendment to the 2013 Bridge Loan Agreement and the Third Amendment to the 2015 Bridge Loan Agreement, the rate of interest increased to 10.5% and the following warrants, held by the Investor, had their maturity date extended to December 31, 2022: a) Series M Warrant to purchase 246,000 shares; b) Series N Warrant to purchase 767,000 shares; c) Series P Warrant to purchase 213,500 shares; d) Series R Warrant to purchase 468,750; and e) Series S-A Warrant to purchase 300,000 shares. As a result of extending the expiration date of the above warrants to December 31, 2022, the Company recognized an additional debt discount to the 2013 Note of $1,074,265 as of November 3, 2017. For additional information related to our warrants, please see “NOTE 5 – Common Stock and Warrants”. For additional information related to our debt, please see “NOTE 3 – Debt”.

On July 24, 2017, the Company entered into the July 2017 Private Placement with the Investor for the sale of 300,000 units at a price of $2.30 per unit for $690,000 in aggregate proceeds. Each unit consisted of one share of common stock and one Series S-A Warrant to purchase one (1) share of common stock at an exercise price of $2.53 per share through July 24, 2022. The warrants may be exercised on a cashless basis.

On March 2, 2017, the Investor exercised outstanding warrants to purchase up to 7,642,631 shares of the Company’s common stock on a cashless basis, consisting of: (i) a Series I Warrant to purchase up to 921,875 shares; (ii) a Series J Warrant to purchase up to 3,110,378 shares; (iii) a Series K Warrant to purchase up to 3,110,378 shares; and (iv) a Series L Warrant to purchase up to 500,000 shares, resulting in the issuance of 5,215,046 shares of common stock.

On November 14, 2016, the Company paid the March 2015 Note in full resulting in a payment to the Investor totaling $19,599 representing $18,146 of principal and $1,453 of accrued interest.

On October 7, 2013, the Company entered into the 2013 Loan Agreement with the Investor. On November 10, 2014, the Company and the Investor entered into the 2015 Loan Agreement resulting in the extension of the 2013 Note’s maturity date to December 31, 2015 and the issuance of a Series J Warrant to purchase 3,110,378 shares of our common stock and a Series K Warrant to purchase 3,110,378 shares of our common stock. On December 31, 2015, the Company entered into the 2015 Second Amended Loan Agreement with the Investor resulting in the extension of the 2013 Note’s maturity date to December 31, 2017 and the issuance of a Series N Warrant to purchase 767,000 shares of our common stock. Additionally, as consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company extended the maturity date of the Series I Warrant to purchase 921,875 shares of common stock from October 6, 2018 to December 31, 2020, and extended the maturity date of the Series J Warrant to purchase 3,110,378 shares of common stock and Series K Warrant to purchase 3,110,378 shares of common stock from November 9, 2019 to December 31, 2020. For more information, see “NOTE 3 - Debt” above.

On December 7, 2015, the Company entered into a Bridge Loan Agreement with the Investor pursuant to which the Company may borrow up to $550,000; of which $400,000 was advanced on October 7, 2015 and $150,000 on December 22, 2015 (each advance includes an additional $5 related to wire fees). As a condition to the Investor’s entry into the December 2015 Loan Agreement, the Company issued the Investor a Series M Stock Purchase Warrant to purchase up to 275,000 shares of the Company's common stock for a period of five years, with an exercise price of $2.34. Additionally, as consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company extended the maturity date of the Series M Warrant to purchase 275,000 shares of common stock from December 7, 2020 to December 31, 2020. For more information, see “NOTE 3 – Debt” above.

During the year ended August 31, 2016, the Investor purchased 250 PPM Units related to the March 2016 Private Placement resulting in the Company receiving $775,000. Additionally, the Investor converted $548,700 of principal owed under the December 2015 Loan Agreement in exchange for 177 PPM units. As a result, the Company issued 427,000 shares of common stock, 427,000 Series O Warrants, and 213,500 Series P Warrants. For more information, see “NOTE 3 – Debt” and “NOTE 4 – Private Placement” above.

During the year ended August 31, 2016, the Investor purchased 468,750 units under the June 2016 Private Placement resulting in the Company receiving $1,500,000 and issuing 468,750 shares of common stock, 468,750 Series Q Warrants, and 468,750 Series R Warrants. For more information, see “NOTE 4 – Private Placement” above.

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During the year ended August 31, 2016, the Company received and repaid a short term cash advance from the Investor totaling $25,720.

All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

NOTE 9 – Income Taxes

On December 22, 2017, the Tax Cuts and Jobs Act (“The Act”) was enacted into law.. The Act applies to corporations generally beginning with taxable years starting after December 31, 2017 and reduces the corporate tax rate from a graduated set of rates with a maximum 35% tax rate to a flat 21% tax rate. Additionally, the Act introduces other changes that impact corporations, including a net operating loss (“NOL”) deduction annual limitation, an interest expense deduction annual limitation, elimination of the alternative minimum tax, and immediate expensing of the full cost of qualified property. The Act also introduces an international tax reform that moves the U.S. toward a territorial system, in which income earned in other countries will generally not be subject to U.S. taxation. However, the accumulated foreign earnings of certain foreign corporations will be subject to a one-time transition tax, which can be elected to be paid over an eight-year tax transition period, using specified percentages, or in one lump sum. NOL and foreign tax credit (“FTC”) carryforwards can be used to offset the transition tax liability. The Company does not expect that this change will have an impact on the Company as it has not earned taxable income in the past and it has significant NOL carryforwards. As a result of the Tax Act, deferred tax assets decreased by approximately $4,074,000, with an offsetting decrease to the valuation allowance with no effect on the Statement of Operations.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets at August 31, 2018, 2017 and 2016 are as follows:

	2018	2017	2016
Deferred tax assets:
Net operating loss carryforwards	$4,955,211	$7,120,032	$5,995,528
Capitalized research and development	992,354	1,431,748	1,285,254
Depreciation	(6,314)	(7,137)	(82)
Stock based compensation	1,151,958	1,168,629	1,207,988
Foreign affiliate interest expense	283,307	296,315	190,173
Research and development credit carry forward	520,665	438,298	369,117
Total deferred tax assets	7,897,181	10,447,885	9,047,979
Less: valuation allowance	(7,897,181)	(10,447,885)	(9,047,979)
Net deferred tax asset	$-	$-	$-

The net decrease in the valuation allowance for deferred tax assets was $2,550,704 during the year ended August 31, 2018 compared to an increase of $1,399,906 and $1,342,978 for the years ended August 31, 2017 and 2016, respectively. During the year ended August 31, 2018, the decrease in the valuation allowance was primarily due to the change in the corporate tax rate from 34% to 21%. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management’s judgment about the realizability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations.

For federal income tax purposes, the Company has net U.S. operating loss carry forwards at August 31, 2018 available to offset future federal taxable income, if any, of $23,596,242. Accordingly, there is no tax expense for the years ended August 31, 2018, 2017 and 2016. In addition, the Company has research and development tax credit carry forwards of $520,665 at August 31, 2018, which are available to offset federal income taxes.

F-35

The utilization of the tax net operating loss carry forwards may be limited due to ownership changes that have occurred as a result of sales of common stock.

The effects of state income taxes were insignificant for the years ended August 31, 2018, 2017 and 2016.

The following is a reconciliation between expected income tax benefit and actual, using the applicable statutory income tax rate of 21% for the year ended August 31, 2018 and 34% for the years ended August 31, 2017 and 2016:

	2018	2017	2016
Income tax benefit at statutory rate	$1,737,285	$1,820,165	$1,576,686
Permanent differences	(296,092)	(490,980)	(297,211)
Change in federal statutory rate	(4,074,264)	-	-
Research and development credit	82,367	70,721	63,323
Change in valuation allowance	2,550,704	(1,399,906)	(1,342,798)
	$-	$-	$-

The fiscal years 2016 through 2018 remain open to examination by federal authorities and other jurisdictions in which the Company operates.

The Company does not have any uncertain tax positions at August 31, 2018 and 2017 that would affect its effective tax rate. The Company does not anticipate a significant change in the amount of unrecognized tax benefits over the next twelve months. Because the Company is in a loss carryforward position, the Company is generally subject to US federal and state income tax examinations by tax authorities for all years for which a loss carryforward is available. If and when applicable, the Company will recognize interest and penalties as part of income tax expense.

NOTE 10 – Quarterly Financial Data (Unaudited)

The following is the quarterly financial data for the years ended August 31, 2018 and 2017:

	2018
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Revenue	$-	$-	$-	$-	$-
Net loss	(2,699,153)	(1,489,463)	(1,444,896)	(1,221,035)	(6,854,547)
Basic and diluted loss per share	$(0.08)	$(0.04)	$(0.04)	$(0.03)	$(0.19)

	2017
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Revenue	$-	$-	$-	$-	$-
Net loss	(1,722,529)	(1,286,271)	(1,202,337)	(1,142,288)	(5,353,425)
Basic and diluted loss per share	$(0.06)	$(0.04)	$(0.04)	$(0.03)	$(0.17)

NOTE 11 – Subsequent Events

Management has reviewed material events subsequent of the period ended August 31, 2018 and through the date of filing of financial statements in accordance with FASB ASC 855 “Subsequent Events”.

On November 26, 2018, the Company completed a self-directed offering (the “November 2018 Private Placement”) to accredited investors of 16,666,667 units of the Company’s equity securities (each a “Unit” and collectively, the “Units”) at a price of $1.50 per Unit with each Unit comprised of (a) one share of common stock; and (b) one warrant to purchase one share of common stock at a price, subject to certain adjustments, of $1.70 per share for a period of seven (7) years (the “Series T Warrant”). The unit price was based on a 15% discount to the average of the 20-day closing price (last day being Monday, November 12, 2018) of the Company's common stock as reported on the OTCPINK. Pursuant to the November 2018 Private Placement, the Company issued 13,200,000 Units in exchange for cash of $19,800,000 and 3,466,667 Units for the conversion of a) $4,401,434 of the principal and unpaid interest owed under the 2013 Note; and b) $798,566 of the principal and unpaid interest owed under the March 2015 Loan. The interest payable remaining under the 2013 Note and March 2015 Loan totals $52,182. The Company agreed to repay the remaining interest from proceeds received from the November 2018 Private Placement. Of the 13,200,000 Units issued in exchange for cash, Kalen Capital Corporation purchased 13,100,000 Units.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

SEC filing fee	$2,921
Accounting fees and expenses	$6,000
Legal fees and expenses	$25,000
Miscellaneous	$3,500
Total	$37,421

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 78.138 of the Nevada Revised Statutes ( the “NRS”) provides that except as might otherwise be specifically provided in the NRS or a company’s articles of incorporation n that a director or officer of the Company shall not be personally liable to the Company or its stockholders or creditors for damages resulting from any action or failure to act in his or her capacity as a director or officer, if his or her act or omission did not constitute a breach of his or her fiduciary duties and did not involve intentional misconduct, fraud or a knowing violation of law. Nevada law provides that, to the extent a director, officer, employee or agent has been successful on the merits or otherwise in the defense of an action, suit or proceeding, the Company shall indemnify such person against expenses incurred in connection with the defense.

Section 78.7502(1) of the NRS authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent “who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation” due to his or her corporate role. Section 78.7502(1) extends this protection “against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.”

To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified “against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.”

Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the NRS limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Section 78.751(2) authorizes a corporation's articles of incorporation, bylaws or agreement to provide that directors' and officers' expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

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Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

Our bylaws also contain broad indemnification provisions. Pursuant to our bylaws we are required to indemnify each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer (collectively, a “Covered Person”) to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys’ fees, arising out of his or her status as a director, officer, agent, employee, or representative. The foregoing right of an indemnification is not the exclusive of other rights to which those seeking an indemnification may be entitled. We may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

Our bylaws further provide that the costs, charges and expenses (including attorneys’ fees) incurred by a Covered Person in defending a civil or criminal proceeding shall be paid by us in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it ultimately determined that the person is not entitled to be indemnified by us as authorized in our bylaws, and upon satisfaction of other conditions required by current or future legislation.

If the indemnification provisions set forth in our bylaws are invalidated, in whole or in part on any ground by a court of competent jurisdiction, we may nevertheless indemnifies each person described in above to the fullest extent permitted by all portions of our bylaws that have not been invalidated and to fullest extent permitted by law.

The foregoing provisions of the NRS and our bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. The provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these amended and restated certificate of incorporation provisions, amended and restated bylaw provisions, indemnification agreements and the insurance are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities Exchange Commission, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

There is no pending litigation or proceeding involving any of our directors, officers, employees, or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee, or other agent.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

All funds received from the sale of our shares were used for working capital purposes. All shares bear a legend restricting their disposition. The foregoing securities may not be offered or sold in the United States unless registered under the Act, or pursuant to an exemption from registration.

The shares were issued in reliance upon an exemption from registration pursuant to, among others, Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulations D and S as promulgated under the Securities Act. Each investor took his securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. Our securities were sold only to an accredited investor and a limited number of sophisticated investors, as defined in the Securities Act with whom we had a direct personal preexisting relationship, and after a thorough discussion. Finally, our stock transfer agent has been instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer.

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Each purchaser was provided with access to our filings with the United States Securities and Exchange Commission (the “SEC”), including the following:

•	if requested by the purchaser in writing, a copy of our most recent Form 10-K under the Exchange Act of 1934, as amended (the “Exchange Act”).

•	the information contained in an annual report on Form 10-K under the Exchange Act.

•

the information contained in any reports or documents required to be filed by SolarWindow Technologies, Inc. under sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

•	a brief description of the securities being offered, the use of the proceeds from the offering, and any material changes in our affairs that are not disclosed in the documents furnished.

On November 26, 2018, the Company completed a self-directed offering (the “November 2018 Private Placement”) to accredited investors of 16,666,667 units of the Company’s equity securities (each a “Unit” and collectively, the “Units”) at a price of $1.50 per Unit with each Unit comprised of (a) one share of common stock; and (b) one warrant to purchase one share of common stock at a price, subject to certain adjustments, of $1.70 per share for a period of seven (7) years (the “Series T Warrant”). The unit price was based on a 15% discount to the average of the 20-day closing price (last day being Monday, November 12, 2018) of the Company's common stock as reported on the OTCPINK. Pursuant to the November 2018 Private Placement, the Company issued 13,200,000 Units in exchange for cash of $19,800,000 and 3,466,667 Units for the conversion of a) $4,401,434 of the principal and unpaid interest owed under the 2013 Note; and b) $798,566 of the principal and unpaid interest owed under the March 2015 Loan. The interest payable remaining under the 2013 Note and March 2015 Loan totals $52,182. The Company agreed to repay the remaining interest from proceeds received from the November 2018 Private Placement. Of the 13,200,000 Units issued in exchange for cash, Kalen Capital Corporation purchased 13,100,000 Units.

During the year ended August 31, 2018, we entered into the following securities related transactions:

•	On September 29, 2017, the Company completed the September 2017 Private Placement of 821,600 units at a price of $3.11 per unit for $2,555,176 in aggregate proceeds. Each unit consisted of one share of common stock and one Series S Stock Purchase Warrant to purchase one (1) share of common stock at an exercise price of $3.42 per share through September 29, 2022. The warrants may be exercised on a cashless basis. (3)

•	On November 21, 2017 each director was granted 40,000 shares of common stock for a total issuance of 160,000 shares of common stock valued at $4.87 per share, the fair market value of our common stock on the date of issuance. Additionally, on November 21, the Company issued Jatinder Bhogal, Director, an additional 50,000 shares valued at $4.87 per share. 75% of the 210,000 issued shares are subject to a one-year lock-up. (2)

•	From September 6, 2017 through October 30, 2017, holders of our Series O Warrants exercised 80,000 warrants at an exercise price of $3.10 per share resulting in $248,000 to the Company and the issuance of 80,000 shares of common stock. (2)

•	On September 7, 2017, John Conklin, the Company’s President & CEO, exercised 100,000 stock purchase options on a cashless basis resulting in the issuance of 46,097 shares of common stock. On January 4, 2018, Mr. Conklin exercised 50,000 stock purchase options on a cashless basis resulting in the issuance of 34,013 shares of common stock. (2)

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•	On December 28, 2017, Alastair Livesey, a Company Director, exercised 36,667 stock purchase options on a cashless basis resulting in the issuance of 19,067 shares of common stock. (2)

•	From September 7, 2017 through April 13, 2018, three other individuals exercised a total of 105,000 stock purchase options on a cashless basis resulting in the issuance of 46,985 shares of common stock. (2)

•	On September 7, 2017, Kalen Capital Corporation (the “Investor”), a private corporation controlled by Harmel Rayat, our Chairman, and owning in excess of 10% of our issued and outstanding shares of common stock exercised their outstanding Series Q Warrant to purchase up to 468,750 shares of the Company’s common stock on a cashless basis, resulting in the issuance of 189,940 shares of common stock. (2)

•	On September 7, 2017, a third party exercised their outstanding Series Q Warrant to purchase up to 468,750 shares of the Company’s common stock on a cashless basis, resulting in the issuance of 189,940 shares of common stock. (2)

•	On December 28, 2017, a third party exercised their outstanding Series R Warrant to purchase up to 468,750 shares of the Company’s common stock on a cashless basis, resulting in the issuance of 285,823 shares of common stock. (2)

•	From December 1, 2017 through April 30, 2018, holders of our Series P Warrants exercised 39,500 warrants at an exercise price of $3.70 per share resulting in $146,150 to the Company and the issuance of 39,500 shares of common stock. (2)

During the year ended August 31, 2017, we entered into the following securities related transactions:

•

On November 15, 2016 each director was issued 40,000 shares of common stock for a total issuance of 120,000 shares of common stock valued at $3.28 per share, the fair market value of our common stock on the date of issuance.(2)

•

On March 2, 2017, Kalen Capital Corporation (the “Investor”), a private corporation owning in excess of 10% of our issued and outstanding shares of common stock (Please refer to “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS”) exercised all Series I, J, K and L Warrants (7,642,631 shares in total) on a cashless basis and received 5,215,046 shares of common. (2)

•	In June 2017, the Investor exercised 129,000 Series M Warrants at an exercise price of $2.34 per share and paid the Company $301,860 in exchange for 129,000 shares of common stock. (2)

•	On July 7, 2017, the Company issued 5,282 shares of common stock in exchange for services from third-party service providers valued at $15,000 at that date. (2)

•

On July 7, 2017, the Company finalized and executed two consulting agreements with third parties to provide business development services. The terms and conditions of each consulting agreement are similar and provide for combined compensation of $26,000 per month in cash and the grant of 1,500,000 common stock purchase options which vest upon the attainment of certain milestones and upon Board approval. During August 2017, the Company issued 13,622 shares of common stock, valued at $40,000, to pay consulting fees incurred under the agreements. (2)

•

On July 24, 2017, the Company completed a self-directed offering of 300,000 units at a price of $2.30 per unit for $690,000 in aggregate proceeds (the “July 2017 Private Placement”). Each unit consisted of one share of common stock and one Series S-A Stock Purchase Warrant (each, a “Series S-A Warrant”) to purchase one (1) share of common stock at an exercise price of $2.53 per share through July 24, 2022. The warrants may be exercised on a cashless basis. All of the units of the July 2017 Private Placement were purchased by the Investor. (3)

•	Between September 8, 2016 and October 26, 2016, the Company issued 46,520 shares of common stock upon the cashless exercise of 130,000 options.

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During the year ended August 31, 2016, we entered into the following securities related transactions:

•

On December 7, 2015, 1420468 Alberta Ltd., who on or about December 31, 2015 merged with Kalen Capital Corporation, agreed to extend the maturity date of the March 2015 Loan from September 4, 2015 to December 31, 2016. As consideration the Company issued a Series M Stock Purchase Warrant to purchase 100,000 shares of our common stock through December 7, 2020, at an exercise price of $2.34 per share. (1)

•

On December 7, 2015, we entered into the December 2015 Loan Agreement with the Investor. Pursuant to the December 2015 Loan Agreement, we received $550,000 and issued a promissory note. The December 2015 Loan was initially convertible at any time into shares of common stock at a conversion price equal to 85% of the thirty day volume weighted average price of the Company’s common stock. In connection with the December 2015 Loan Agreement, the Company issued the Investor a Series M Stock Purchase Warrant to purchase up to 275,000 shares of the Company’s common stock for a period of five years, with an exercise price of $2.34. On March 31, 2016, the Investor received 177 PPM Units (3) from the conversion of $548,700 of the principal owed under the December 2015 Loan Agreement resulting in a remaining balance of $18,146. The remaining balance was evidenced by the March 2016 Note and was repaid on November 14, 2016. (1)

•

On December 31, 2015, we entered into the 2015 Second Amended Loan Agreement with the Investor pursuant to which the Company and the Investor amended the 2015 Loan Agreement by amending the 2013 Note to extend the maturity date to December 31, 2017. As consideration for Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company issued a Series N Stock Purchase Warrant to purchase 767,000 shares of our common stock through December 31, 2020, at an exercise price of $3.38 per share. (1)

•

On December 31, 2015, we extended the maturity date of all the Investor’s existing warrants, including: 1) the Series L Warrant to purchase 500,000 shares of common stock was extended from March 4, 2020 to December 7, 2020; 2) the Series I Warrant to purchase 921,875 shares of common stock was extended from October 6, 2018 to December 31, 2020; 3) the Series J Warrant to purchase 3,110,378 shares of common stock was extended from November 9, 2019 to December 31, 2020; and 4) the Series K Warrant to purchase 3,110,378 shares of common stock was extended from November 9, 2019 to December 31, 2020.(1)

•

On March 31, 2016, we completed an offering for the sale of units of the Company’s equity securities at a price of $3,100 per PPM Unit with each unit comprised of (a) one thousand shares of common stock; (b) one Series O Warrant to purchase one thousand shares of common stock at a price of $3.10 per share through October 31, 2017; and (c) one Series P Warrant to purchase five hundred shares of common stock at a price of $3.70 per share through April 30, 2018. Pursuant to the March 2016 Private Placement, the Company issued 618 PPM Units consisting of 441 PPM Units in exchange for cash of $1,367,100 and 177 PPM Units for the conversion of $548,700 of the principal owed under the December 2015 Loan Agreement. (3)

•

On June 20, 2016, we completed the June 2016 Private Placement for the sale of units of our equity securities with each unit comprised of (a) one share of common stock; (b) one Series Q Warrant to purchase one share of common stock at a price of $3.20 per share through June 20, 2019; and (c) one Series R Warrant to purchase one share of common stock at a price of $4.00 per share through June 20, 2021. Pursuant to the June 2016 Private Placement, we issued 937,500 units in exchange for cash of $3,000,000.(3)

•	issued 282,106 shares of common stock to our directors upon the cashless exercise of 556,667 options.

•

On January 5, 2016 each director was issued 30,000 shares of common stock for a total issuance of 90,000 shares of common stock valued at $3.75 per share, the fair market value of our common stock on the date of issuance.(2)

______________

(1) See “Note 3 - Debt” under the Notes to Consolidated Financial Statements for the Years Ended August 31, 2018, 2017 and 2016 for additional information.

(2) See “Note 5 – Common Stock and Warrants” under the Notes to Consolidated Financial Statements for the Years Ended August 31, 2018, 2017 and 2016 for additional information.

(3) See “Note 4 – Private Placements” under the Notes to Consolidated Financial Statements for the Years Ended August 31, 2018, 2017 and 2016 for additional information.

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ITEM 16. EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation, (1)

3.2	Certificate of Amendment to the Articles of Incorporation changing name to New Energy Technologies, Inc. (1)

3.3	Certificate of Amendment to the Articles of Incorporation increasing the authorized shares from 100,000,000 to 300,000,000 (2)

3.4	Certificate of Change to the Articles of Incorporation relating to the one-for-three reverse stock split (2)

3.5	Bylaws (1)

3.6	Certificate of Amendment to the Articles of Incorporation changing name to SolarWindow Technologies, Inc. (35)

4.1	Securities Purchase Agreement dated February 8, 2008 (1)

4.2	Form of Series G Stock Purchase Warrant (11)

4.3	Subscription Agreement (12)

4.4	Form of Series H Stock Purchase Warrant (13)

4.5	$3,000,000 Convertible Promissory Note dated October 7, 2013 (17)

4.6	Series I Stock Purchase Warrant (17)

4.7	Registration Rights Agreement dated October 7, 2013, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (17)

4.8	Amendment to Convertible Promissory Note by and between the Company and Kalen Capital Corporation dated November 10, 2014 (21)

4.9	Form of Stock Purchase Warrant (21)

4.10	Form of Series L Warrant issued to 1420468 Alberta Ltd. (22)

4.11	Bridge Loan Agreement and Promissory Note by and between the Company and Kalen Capital Corporation dated December 7, 2015 (23)

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4.12	Form of Series M Warrant (23)

4.13	Amendment to Bridge Loan Agreement dated December 7, 2015 (23)

4.14	Second Amended Bridge Loan Agreement dated December 31, 2015 (25)

4.15	Form of Series N Warrant dated December 31, 2015 (25)

4.16	Lock-Up Agreement dated January 5, 2016 (25)

4.17	Form of Series O Stock Purchase Warrant (26)

4.18	Form of Series P Stock Purchase Warrant (26)

4.19	Form of Subscription Agreement (26)

4.20	Form of Series Q Stock Purchase Warrant (27)

4.21	Form of Series R Stock Purchase Warrant (27)

4.22	Form of Subscription Agreement (27)

4.23	Form of Registration Rights Agreement dated June 20, 2016 (27)

4.24	Form of Regulation S Subscription Agreement for Units (28)

4.25	Form of Registration Rights Agreement dated September 29, 2017. (28)

4.26	Form of Series S Stock Purchase Warrant dated September 29, 2017.(28)

4.27	Amendment to the 2014 Amended Bridge Loan Agreement dated November 3, 2017. (24)

4.28	Third Amendment to the 2015 Bridge Loan Agreement dated November 3, 2017. (24)

4.29	Form of Series T Stock Purchase Warrant dated November 26, 2018 (33)

4.30	Form of Subscription Agreement for Units Dated November 26, 2018 (33)

5.1	Opinion of Satterlee Stephens LLP (20)

10.1§	Employment Termination Agreement with Mr. Cucinelli (1)

10.2§	Employment Agreement dated June 24, 2009, between New Energy Technologies, Inc. and Meetesh Patel (1)

10.3§	Amendment to the Employment Agreement dated June 24, 2009, dated April 6, 2010, between New Energy Technologies, Inc. and Meetesh Patel (1)

10.4§	Stock Option Agreement Dated April 6, 2010, between New Energy Technologies, Inc. and Meetesh Patel (1)

10.5§	Employment Agreement dated February 1, 2010, between New Energy Technologies, Inc. and James B. Wilkinson (1)

10.6§	Resignation and Mutual Determination to Terminate Employment between New Energy Technologies, Inc. and James B. Wilkinson, dated February 15, 2010 (1)

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10.7§	Amended Form of Stock Option Agreement dated as of December 15, 2009, between Meetesh Patel and New Energy Technologies, Inc., correcting the grant date (31)

10.8§	Amended Form of Stock Option Agreement dated as of December 15, 2009, between New Energy Technologies, Inc. and its non-employee directors, correcting the grant date (1)

10.9§	Employment Agreement dated August 9, 2010, between New Energy Technologies, Inc. and John A. Conklin (3)

10.10§	Stock Option Agreement dated August 9, 2010, between New Energy Technologies, Inc. and John A. Conklin (3)

10.11§	Employment Agreement dated December 17, 2010, between New Energy Technologies, Inc. and Andrew Farago (4)

10.12§	Stock Option Agreement dated December 17, 2010, between New Energy Technologies, Inc. and Andrew Farago (4)

10.13§	Stock Option Agreement dated January 17, 2011, between New Energy Technologies, Inc. and Jatinder Bhogal (5)

10.14§	Stock Option Agreement dated January 17, 2011, between New Energy Technologies, Inc. and Alastair Livesey (5)

10.15§	Stock Option Agreement dated January 17, 2011, between New Energy Technologies, Inc. and Joseph Sierchio (5)

10.16§	Stock Option Agreement dated January 19, 2011, between New Energy Technologies, Inc. and Javier Jimenez (5)

10.17§	Consultancy Agreement dated February 1, 2011, between New Energy Technologies, Inc. and Elliot Maza (34)

10.18§	Employment Agreement dated February 2, 2011, between New Energy Technologies, Inc. and Scott Taper (7)

10.19	Redacted USF Sponsored Research Agreement (1) (8)

10.20	Redacted USF Option Agreement (1) (8)

10.21	Redacted Veryst Agreement (1) (8)

10.22	Redacted Sigma Design Agreement (1) (8)

10.23

Redacted Standard Exclusive License Agreement with Sublicensing Terms entered into on June 21, 2010, by and between the University of South Florida Research Foundation, Inc. and New Energy Solar Corporation (6) (8)

10.24	Redacted Addendum 1 dated November 30, 2010, to the License Agreement by and between the University of South Florida Research Foundation, Inc. and New Energy Solar Corporation (8) (9)

10.25	Bridge Loan Agreement dated April 17, 2012 (11)

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10.26	Loan Conversion Agreement dated February 1, 2013, between New Energy Technologies, Inc. and 1420524 Alberta Ltd.(14)

10.27§	Form of Stock Option Agreement dated January 23, 2013, between New Energy Technologies, Inc. and each of John A. Conklin, Alastair Livesey, Jatinder Bhogal and Joseph Sierchio (15)

10.28	Redacted Letter of Commitment between New Energy Solar Corporation and University of South Florida (16)

10.29	Bridge Loan Agreement dated October 7, 2013, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (17)

10.30	Lock-Up Agreement dated October 7, 2013, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (17)

10.31§	Form of Stock Option Agreement dated January 9, 2014, between New Energy Technologies, Inc. and each of John A. Conklin, Alastair Livesey and Joseph Sierchio (18)

10.32	Form of Lock-Up Agreement dated January 9, 2014, between New Energy Technologies, Inc. and each of John A. Conklin, Alastair Livesey and Joseph Sierchio (18)

10.33§	Employment Agreement dated January 1, 2014, between New Energy Technologies, Inc. and John A. Conklin (19)

10.34§	Stock Option Agreement dated January 27, 2014, between New Energy Technologies, Inc. and John A. Conklin (19)

10.35	Amended Bridge Loan Agreement dated November 10, 2014, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (21)

10.36	Bridge Loan Agreement by and between the Company and 1420468 Alberta Ltd. dated March 4, 2015 (22)

10.37	Amendment to Bridge Loan Agreement dated December 7, 2015 (23)

10.38	Modification to the Stevenson-Wydler Cooperative Research and Development Agreement dated December 28, 2015 (32)(8)

10.39	Form of Lock-Up Agreement dated January 5, 2016, between SolarWindow Technologies, Inc. and each of John A. Conklin, Alastair Livesey and Joseph Sierchio (29)

10.40	Form of Lock-Up Agreement dated November 15, 2016, between SolarWindow, Inc. and each of John A. Conklin, Alastair Livesey and Joseph Sierchio (30)

10.41§	Third Amendment to the 2015 Bridge Loan Agreement dated November 3, 2017 (Incorporated by reference to Form 8-K filed on November 9, 2017)

10.42	Amendment to the March 4, 2015 Loan Agreement dated November 26, 2018 (33)

10.43	Amendment to the November 10, 2014 Note as amended dated November 26, 2018 (33)

21	Registrant’s Subsidiaries. (20)

23.1	Consent of Satterlee Stephens LLP (included in Exhibit 5.1 hereto) (20)

23.2	Consent of Peterson Sullivan LLP (20)

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23.3	Consent of Marcum LLP (20)

24.	Power of Attorney (20)

99.1§	2006 Incentive Stock Option Plan (10)

101.INS	XBRL Instance Document**

101.SCH	XBRL Taxonomy Extension - Schema Document**

101.CAL	XBRL Taxonomy Extension - Calculation Linkbase Document**

101.DEF	XBRL Taxonomy Extension - Definition Linkbase Document**

101.LAB	XBRL Taxonomy Extension - Label Linkbase Document**

101.PRE	XBRL Taxonomy Extension - Presentation Linkbase Document**
______________

§ Indicates a management contract or compensatory plan or arrangement.

* To be filed by amendment

** Filed herewith

*** Furnished herewith. XBRL (eXtensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

(1) Incorporated by reference to the exhibits filed as part of the report on Form 10-Q filed on April 16, 2010.

(2) Incorporated by reference to the Form 8-K filed on March 21, 2011.

(3) Incorporated by reference to the Form 10-K filed on December 13, 2010.

(4) Incorporated by reference to the Form 8-K filed on December 23, 2010.

(5) Incorporated by reference to the Form 8-K filed on January 20, 2011.

(6) Incorporated by reference to the Form 8-K dated June 28, 2010.

(7) Incorporated by reference to the Form 8-K filed on February 8, 2011.

(8) Confidential treatment has been granted with respect to certain portions of this exhibit.

(9) Incorporated by reference to the Form 8-K dated December 3, 2010.

(10) Incorporated by reference to the Form S-8 filed on March 15, 2011.

(11) Incorporated by reference to the Form 8-K filed on April 23, 2012.

(12) Incorporated by reference to the Form S-1/A filed on August 16, 2012.

(13) Incorporated by reference to the Form S-1/A filed on December 7, 2012.

(14) Incorporated by reference to the Form 8-K filed on February 7, 2013.

(15) Incorporated by reference to the Form 8-K filed on January 28, 2013.

(16) Incorporated by reference to the Form 8-K filed on March 18, 2013.

(17) Incorporated by reference to the Form 8-K filed on October 10, 2013.

(18) Incorporated by reference to the Form 8-K filed on January 15, 2014.

(19) Incorporated by reference to the Form 8-K filed on January 31, 2014.

(20) Filed herewith.

(21) Incorporated by reference to the Form 8-K filed on November 17, 2014.

(22) Incorporated by reference to Form 8-K filed on March 10, 2015.

(23) Incorporated by reference to Form 8-K filed on December 11, 2015.

(24) Incorporated by reference to the Form 8-K filed on November 9, 2017.

(25) Incorporated by reference to the Form 8-K filed on January 7, 2016.

(26) Incorporated by reference to the Form 8-K filed on February 24, 2016.

(27) Incorporated by reference to the Form 8-K filed on June 23, 2016.

(28) Incorporated by reference to Form 8-K filed on September 29, 2017.

(29) Incorporated by reference to Form 8-K filed on January 7, 2016.

(30) Incorporated by reference to the Form 8-K filed on November 18, 2016.

(31) Incorporated by reference to the Form 10-Q filed on April 16, 2010.

(32) Incorporated by reference to the Form 8-K filed on January 4, 2016.

(33) Incorporated by reference to the Form 8-K filed on November 29, 2018.

(34) Incorporated by reference to the Form 8-K dated February 4, 2011.

(35) Incorporated by reference to the Form 8-K dated March 4, 2015.

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Columbia, State of Maryland, on February 28, 2019.

SOLARWINDOW TECHNOLOGIES, INC.

By:	/s/ John A Conklin
Name:	John A. Conklin
Title:	Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Steve Yan-Klassen
Name:	Steve Yan-Klassen
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint John A. Conklin, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Date	Name	Title	Signature

February 28, 2019	John A. Conklin	Chief Executive Officer and Director	/S/ John A. Conklin
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)
/S/ Steve Yan-Klassen
February 28, 2019	Steve Yan-Klassen	Chief Financial Officer
(Principal Accounting Officer and Principal Financial Officer)

February 28, 2019	Harmel S. Rayat	Chairman and Director	/S/ Harmel S. Rayat

February 28, 2019	Alastair Livesey	Director	*

February 28, 2019	Jatinder S. Bhogal	Director	*

February 28, 2019	Bob Levine	Director	*

* By:	/S/ John A. Conklin
John A. Conklin, Attorney-in-fact

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